As filed with the U.S. Securities and Exchange Commission on June 21, 2024.

Registration Statement No. 333-277692

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.3

to

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Primega Group Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	1540	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Room 2912, 29/F., New Tech Plaza

34 Tai Yau Street

San Po Kong

Kowloon, Hong Kong

+852 3997 3682

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+212 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 +1 (212) 530-2210	William S. Rosenstadt, Esq. Jason “Mengyi” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 T: 212-588-0022

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JUNE 21, 2024

1,750,000 Ordinary Shares

Primega Group Holdings Limited

This is the initial public offering of the ordinary shares, par value US$0.00005 per ordinary share (“Ordinary Shares” or “Shares”), of Primega Group Holdings Limited (“PGHL”), an exempted company incorporated in the Cayman Islands. We are offering 1,500,000 Ordinary Shares of PGHL, representing 6.25% of the issued and outstanding Ordinary Shares following completion of this offering. Mr. Man Siu Ming, the Selling Shareholder is offering 250,000 Ordinary Shares, representing approximately 1.0% of the Ordinary Shares following completion of this offering. Following this offering, approximately 7.3% of the Ordinary Shares will be held by shareholders for general trading.

Prior to this offering, there has been no public market for our Ordinary Shares. The offering price of our Ordinary Shares in this offering is expected to be between $4.00 and $6.00 per share. We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “PGHL.” This offering is contingent on the listing of our Ordinary Shares on the Nasdaq Capital Market. However, there is no assurance that such application will be approved, and if our application is not approved by Nasdaq, we will not proceed with this offering.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations in Hong Kong by its operating subsidiary.

PGHL is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct our operations primarily in Hong Kong through our operating subsidiary, Primega Construction Engineering Co. Limited. References to the “Company,” “we,” “us,” and “our” in the prospectus are to PGHL, the Cayman Islands entity that will issue the Ordinary Shares being offered. References to “Primega Construction” are to Primega Construction Engineering Co. Limited, the entity operating the business. This is an offering of the Ordinary Shares of PGHL, the holding company in the Cayman Islands, instead of the shares of the operating subsidiary. Investors in this offering will not directly hold any equity interests in the operating subsidiary.

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Ordinary Shares in “Risk Factors” beginning on page 20 of this prospectus.

Our operations are primarily located in Hong Kong, a Special Administrative Region of the People’s Republic of China (“China” or the “PRC”), and therefore, we may be subject to unique risks due to uncertainty of the interpretation and the application of PRC laws and regulations. As of the date of this prospectus, we are not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations and/or the value of our securities;
●	could significantly limit or completely hinder our ability to continue our operations;
●	could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and
●	may cause the value of our securities to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on Primega Construction’s daily business operation, its ability to accept foreign investments and the listing of our Ordinary Shares on U.S. or other foreign exchanges. The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from PRC authorities before this offering. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this offering or cause the value of our Ordinary Shares to significantly decline or become worthless. See “Prospectus Summary — Recent Regulatory Development in the PRC” beginning on page 13.

As of the date of this prospectus, our operations in Hong Kong and our registered public offering in the United States are not subject to the review nor prior approval of the Cyberspace Administration of China (the “CAC”) nor the China Securities Regulatory Commission (the “CSRC”). Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of such securities to significantly decline or be worthless and even delisting of our Ordinary Shares. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCA Act”), have been imposed by the SEC and the Public Company Accounting Oversight Board (“PCAOB”), recently, our Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess ZH CPA, LLC’s compliance with applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado, and can be inspected by the PCAOB. On August 26, 2022, CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act, or the Accelerating HFCA Act, was signed into law, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating HFCA Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

Our management monitors the cash position of our operating subsidiary regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfill its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our board of directors.

For PGHL to transfer cash to its subsidiaries, PGHL is permitted under the laws of the Cayman Islands and its memorandum and articles of association (as amended from time to time) to provide funding to our subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions. PGHL’s subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our Hong Kong operating subsidiary Primega Construction subject to certain restrictions laid down in the BVI Business Companies Act 2004 (as amended) and memorandum and articles of association of PGHL’s subsidiary incorporated under the laws of the BVI. As a holding company, PGHL may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of PGHL’s subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to PGHL. During the years ended March 31, 2023 and 2022, the six months ended September 30, 2023 and up to the date of this prospectus, PGHL did not declare or pay any dividends and there was no transfer of assets among PGHL and its subsidiaries. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong operating subsidiary Primega Construction by way of dividend payments. See “Dividend Policy,” and “Consolidated Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm” for further details.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Upon the completion of this offering, 24,000,000 Ordinary Shares will be outstanding. PGHL will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, the Controlling Shareholder of PGHL will own 17,840,000 of the total issued and outstanding Ordinary Shares, representing 74.3% of the total voting power.

	Per Share	Total
IPO price(1)	$5.00	$8,750,000	(4)
Underwriting discounts(2)	$0.35	$612,500
Proceeds, before expenses, to us(3)	$4.65	$6,975,000
Proceeds to the Selling Shareholder	$4.65	$1,162,500

(1)	Initial public offering price per Ordinary Share is assumed to be $5.00, being the mid-point of the initial public offering price range.
(2)	Represents underwriting discounts equal to 7% (or $0.35 per Ordinary Share). This does not include a non-accountable expense allowance equal to 1% of the total gross proceeds received by us and by the Selling Shareholder from the sale of the Ordinary Shares offered by the issuer and the Selling Shareholder in this offering payable to the underwriters. See the section titled “Underwriting” for all compensation to be paid to the underwriters.
(3)	Excludes fees and expenses payable to the underwriters. See the section titled “Underwriting – Discounts and Expenses”.
(4)	Includes $7,500,000 in gross proceeds from the sale of 1,500,000 Ordinary Shares offered by us and $1,250,000 gross proceeds from the sale of 250,000 Ordinary Shares offered by the Selling Shareholder.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately US$2,425,000 exclusive of the above discounts. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority (“FINRA”), as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares if any such shares are taken. Assuming the public offering price per share is US$5.00 (being the mid-point of the initial public offering price range), the total underwriting discounts payable will be US$612,500 and the total proceeds to us, before expenses, will be US$6,975,000 and the total proceeds to the Selling Shareholder, before expenses, will be US$1,162,500.

If we complete this offering, net proceeds will be delivered to us and to the Selling Shareholder on the closing date.

The underwriters expect to deliver the Ordinary Shares against payment as set forth under “Underwriting” on or about           , 2024.

Bancroft Capital, LLC

The date of this prospectus is          , 2024.

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we and the underwriters take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell our Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Ordinary Shares.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

PGHL is incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

Until and including           , 2024 (25 days after the date of this prospectus), all dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

●	“Articles” or “Articles of Association” are to the amended and restated articles of association of our Company (as amended from time to time) to be effective immediately upon the listing of our Ordinary Shares on the Nasdaq Capital Market, and as amended, supplemented and/or otherwise modified from time to time;

●	“biodiesel” are to B5 biodiesel, a type of biodiesel blend consisting of 95% pure motor vehicle diesel and 5% motor vehicle biodiesel;

●	“BVI” are to the British Virgin Islands;

●	“C&D materials” are to construction and demolition materials, being any substance, matter or thing which is generated as a result of construction work and abandoned whether or not it has been processed or stockpiled before abandoned. It is a mixture of surplus materials arising from site clearance, excavation, construction, refurbishment, renovation, demolition and road works;

●	“Celestial Power” are to CELESTIAL POWER GROUP LIMITED, a BVI business company limited by shares incorporated in the BVI, a direct wholly owned subsidiary of PGHL;

●	“Companies Act” are to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

●	“CHIT” are to the ticket, issued by the EPD (as defined below), required for disposal of C&D materials at designated waste disposal facilities for the purpose of charging for the disposal;

●	“Company,” “we,” “us,” “our” or “PGHL” are to Primega Group Holdings Limited, an exempted Company incorporated in the Cayman Islands with limited liability on April 14, 2022, that will issue the Ordinary Shares being offered;

●	“construction waste” are to any substance, matter or thing that is generated from construction work and abandoned, whether or not it has been processed or stockpiled before being abandoned;

●	“Controlling Shareholder” are to the ultimate beneficial owner of the Company, Mr. Man Siu Ming. See “Management” and “Principal Shareholders” for more information;

●	“COVID-19” are to the Coronavirus Disease 2019;

●	“ELS” are to excavation and lateral support;

●	“EPD” are to the Environmental Protection Department of the government of Hong Kong;

●	“Exchange Act” are to the U.S. Securities Exchange Act of 1934, as amended;

●	“HKD” or “HK$” are to Hong Kong dollar(s), the lawful currency of Hong Kong;

●	“Hong Kong” are to Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Independent Third Party” are to a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company;

●	“IPO” are to an initial public offering of securities;

●	“Macau” are to the Macau Special Administrative Region of the People’s Republic of China;

●	“Memorandum” or “Memorandum of Association” are to the amended and restated memorandum of association of our Company (as amended from time to time) to be effective immediately upon the listing of our Ordinary Shares on the Nasdaq Capital Market, and as amended, supplemented and/or otherwise modified from time to time;

●	“Nasdaq” are to Nasdaq Stock Market LLC;

●	“Ordinary Shares” are to our ordinary shares, par value $0.00005 per ordinary share;

●	“PCAOB” are to Public Company Accounting Oversight Board;

●	“PRC” or “China” are to the People’s Republic of China including Hong Kong and Macau and, excluding, for the purpose of this prospectus, Taiwan;

●	“pre-IPO shareholders” are to Dusk Moon International Limited, Moss Mist Investment Limited, Primewin Corporate Development Limited and Shun Kai Investment Development Limited;

●

“Primega Construction” are to Primega Construction Engineering Co. Limited, a company incorporated under the laws of Hong Kong with limited liability, an indirect wholly owned subsidiary of PGHL and our operating subsidiary conducting business operations in Hong Kong;

●	“public fill” are to the recyclable or reusable inert materials of C&D materials, comprising rock, concrete, asphalt, bricks, stones, and soil which can be used as fill materials in reclamation and other earth filling projects;

●	“SEC” or “Securities and Exchange Commission” are the United States Securities and Exchange Commission;

●	“Securities Act” are to the U.S. Securities Act of 1933, as amended;

●	“Selling Shareholder” are to Mr. Man Siu Ming with respect to 250,000 Ordinary Shares; and

●	“U.S. dollars” or “$” or “USD” or “dollars” are to United States dollar(s), the lawful currency of the United States.

ii

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

PGHL is a holding company with operations conducted in Hong Kong through its operating subsidiary in Hong Kong, Primega Construction. Primega Construction’s reporting currency is Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated at the noon buying rate of US$1 = HK$7.8, representing the noon buying rate in The City of New York for cable transfers of HK$ as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of September 30, 2023. We make no representation that the HKD or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or HKD, as the case may be, at any particular rate or at all. PGHL’s fiscal year ends on March 31.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision. Unless the context otherwise requires, all references to “PGHL,” “we,” “us,” “our,” the “Company,” and similar designations refer to Primega Group Holdings Limited, an exempted Cayman Islands company and its wholly owned subsidiaries.

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted by our Hong Kong subsidiary, Primega Construction.

As a holding company with no material operations of its own, we conduct our operations in Hong Kong through our operating subsidiary, Primega Construction. Primega Construction is a provider of transportation services that employs environmentally friendly practices with the aim of facilitating reuse of C&D materials and reduction of construction waste. Through Primega Construction, we operate in the Hong Kong construction industry, mainly handling transportation of materials excavated from construction sites. Primega Construction principally provides the following services in Hong Kong (i) soil and rock transportation services; (ii) diesel oil trading; and (iii) construction works, which mainly includes ELS works and bored piling. We generally provide our services as a subcontractor to other construction contractors in Hong Kong.

We generate the majority of our income from soil and rock transportation services provided by Primega Construction, which contributed 73.82%, 88.47% and 66.48% of our total revenue during the years ended March 31, 2022 and 2023 and the six months ended September 30, 2023, respectively. Primega Construction works with recyclers and other private contractors to repurpose and recycle excavated materials, reducing the volume of construction waste ending up in landfills, while lowering waste disposal fees incurred by its customers.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

●	We have a fleet of 43 tipper trucks and machinery and a strong network of subcontractors

●	Stable relationships with customers

●	Experienced and professional management team

Our Strategies

We intend to pursue the following strategies to further expand our business:

●	Grow through selected strategic acquisition of machinery

●	Enhance our operations as a construction works subcontractor to undertake excavation works

●	Further enhance our project management capability

Corporate History and Structure

We are a holding company incorporated under the laws of the Cayman Islands on April 14, 2022. Our direct wholly-owned subsidiary is Celestial Power, a British Virgin Islands holding company incorporated on February 22, 2022. We operate our business through Primega Construction, our Hong Kong subsidiary incorporated on July 31, 2018, which is wholly owned by Celestial Power. Primega Construction is principally engaged in soil and rock transportation services in Hong Kong.

As of the date of this prospectus, our Controlling Shareholder owns 80.4% of our issued share capital.

1

In February 2022, Celestial Power was incorporated under the laws of the BVI as the intermediate holding company of PGHL. One (1) share of Celestial Power, representing its entire issued share capital, was allotted and issued to PGHL on May 4, 2022.

In April 2022, PGHL was incorporated under the laws of the Cayman Islands as an exempted company with limited liability, as the holding company of our BVI and Hong Kong subsidiaries.

In June 2022, as part of a reorganization, PGHL acquired, through Celestial Power, all the shares of Primega Construction from the Controlling Shareholder and became the ultimate holding company of Celestial Power and Primega Construction. On April 14, 2022, PGHL issued 11,249,999 Ordinary Shares to the Controlling Shareholder. On July 20, 2022, the Controlling Shareholder sold 551,250 Ordinary Shares each to Primewin Corporate Development Limited and Shun Kai Investment Development Limited, respectively. Primewin Corporate Development Limited and Shun Kai Investment Development Limited are wholly owned by Mr. Lau Wing Him Perry and Mr. Chan Wan Yiu, respectively. Primewin Corporate Development Limited was one of our major customers for the years ended March 31, 2021 and 2022, respectively. Mr. Chan Wan Yiu is an employee of Primega Construction, our Hong Kong operating subsidiary. On December 5, 2023, the Controlling Shareholder sold 551,250 Ordinary Shares each to Moss Mist Investment Limited and Dusk Moon International Limited, respectively. Moss Mist Investment Limited and Dusk Moon International Limited are wholly owned by Mr. Mohammad Imran Aslam and Ms. Huang Jinni, respectively.

As part of the series of reorganization transactions to be completed before the offering, a 2-for-1 share split was conducted by the Company on February 28, 2024. After the share split and as of the date of this prospectus, the authorized share capital of the Company consists of US$50,000 divided into 1,000,000,000 Ordinary Shares, par value US$0.00005 each, and the issued share capital of the Company consists of US$1,125 divided into 22,500,000 Ordinary Shares, par value of US$0.00005 each.

The chart below illustrates our corporate structure and subsidiaries as of the date of this prospectus and upon completion of this offering:

We are offering 1,500,000 Ordinary Shares, representing 6.25% of the Ordinary Shares following completion of the offering of PGHL. Mr. Man Siu Ming, the Selling Shareholder is offering 250,000 Ordinary Shares, representing approximately 1.0% of the Ordinary Shares following completion of this offering.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder will own 17,840,000 of our total issued and outstanding Ordinary Shares, representing approximately 74.3% of the total voting power.

Holding Company Structure

PGHL is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct our operations primarily in Hong Kong through our operating subsidiary Primega Construction. This is an offering of the Ordinary Shares of PGHL, the holding company incorporated in the Cayman Islands, instead of the shares of the operating subsidiary. Investors in this offering will not directly hold any equity interests in the operating subsidiary.

As a result of our corporate structure, PGHL’s ability to pay dividends may depend upon dividends paid by our operating subsidiary. If our existing operating subsidiary or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

2

Transfers of Cash To and From Our Subsidiaries

Our management monitors the cash position of our operating subsidiary, Primega Construction, regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfill its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors.

The ability of PGHL to transfer cash to its subsidiaries is subject to the following: PGHL is permitted under the laws of the Cayman Islands and its memorandum and articles of association (as amended from time to time) to provide funding to our subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions. PGHL’s subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our Hong Kong operating subsidiary Primega Construction, subject to certain restrictions laid down in the BVI Business Companies Act 2004 (as amended) and memorandum and articles of association of PGHL’s subsidiary incorporated under the laws of the BVI.

The ability of Celestial Power, the direct subsidiary of PGHL, to transfer cash to PGHL is subject to the BVI Business Companies Act 2004 (as amended), pursuant to which Celestial Power may make dividends distribution only to the extent that immediately after the distribution the value of the company’s assets exceeds its liabilities and that the company is able to pay its debts as they fall due.

The ability of Primega Construction to transfer cash to Celestial Power is subject to the Companies Ordinance of Hong Kong, according to which Primega Construction may only make a distribution out of profits available for distribution.

Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

During the years ended March 31, 2023 and 2022, the six months ended September 30, 2023 and up to the date of this prospectus, PGHL did not declare or pay any dividends and there was no transfer of assets among PGHL and its subsidiaries.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments. PGHL is permitted under the laws of Cayman Islands and its memorandum and articles of association (as amended from time to time) to provide funding to its subsidiaries through loans or capital contributions. Primega Construction is permitted under the laws of Hong Kong to provide funding to PGHL through dividend distributions.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

There are no statutory prohibitions in the Cayman Islands on the granting of financial assistance by a company to another person for the purchase of, or subscription for, its own, its holding company’s or a subsidiary’s shares. Therefore, a company may provide financial assistance provided the directors of the company, when proposing to grant such financial assistance, discharge their duties of care and act in good faith, for a proper purpose and in the interests of the company. Such assistance should be on an arm’s-length basis. Subject to the Companies Act and our Memorandum and Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of the company’s memorandum and articles of association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law that is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between PGHL and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to PGHL and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

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Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Appleby, our counsel as to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Appleby has informed us that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company in a foreign court (other than certain judgments of a superior court of certain states of the Commonwealth of Australia) will be recognized as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, we would expect such proceedings to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons.

Name	Position	Nationality	Residence
Mr. Man Siu Ming	Director, Chairman of the board	Chinese	Hong Kong
Mr. Hui Chun Kit	Director, Chief Executive Officer	Chinese	Hong Kong
Mr. Man Wing Pong	Chief Financial Officer	Chinese	Hong Kong
Mr. Cheng Hin Fung Alvin	Independent Director nominee	Chinese	Hong Kong
Mr. Suen To Wai	Independent Director nominee	Chinese	Hong Kong
Mr. Wu Loong Cheong Paul	Independent Director nominee	Chinese	Hong Kong

CFN Lawyers, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

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A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

Summary of Key Risks

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows, and prospects that you should consider before making a decision to invest in our Ordinary Shares. These risks are discussed more fully in “Risk Factors.” These risks include, but are not limited to, the following:

Risks Relating to Doing Business in Hong Kong

●	Our operations are in Hong Kong, a special administrative region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Our operations are in Hong Kong, a special administrative region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain” on page 20 of this prospectus.

●	There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations” on page 21 of this prospectus.

●	If the PRC government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — If the PRC government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 21 of this prospectus.

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●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements” on page 22 of this prospectus.

●	We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 23 of this prospectus.

●	Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be issued by auditors inspected by the PCAOB, and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our Ordinary Shares may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before the securities may be prohibited from trading or delisted. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be issued by auditors inspected by the PCAOB, and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our Ordinary Shares may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before the securities may be prohibited from trading or delisted” on page 24 of this prospectus.

●	The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation” on page 26 of this prospectus.

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●	The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary” on page 27 of this prospectus.

●	If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in our Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in our Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably” on page 27 of this prospectus.

●	A downturn in the Hong Kong, China, or global economy, or a change in economic and political policies of China, could materially and adversely affect our business and financial condition. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — A downturn in the Hong Kong, China, or global economy, or a change in economic and political policies of China, could materially and adversely affect our business and financial condition” on page 27 of this prospectus.

●	Because our business is conducted in Hong Kong dollars and the price of our Ordinary Shares is quoted in U.S. dollars, changes in currency conversion rates may affect the value of your investments. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Because our business is conducted in Hong Kong dollars and the price of our Ordinary Shares is quoted in U.S. dollars, changes in currency conversion rates may affect the value of your investments” on page 28 of this prospectus.

●	There are political risks associated with conducting business in Hong Kong. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — There are political risks associated with conducting business in Hong Kong” on page 28 of this prospectus.

●	The Hong Kong legal system embodies uncertainties that could limit the availability of legal protections. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — The Hong Kong legal system embodies uncertainties that could limit the availability of legal protections” on page 28 of this prospectus.

●	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where our clients reside. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where our clients reside” on page 29 of this prospectus.

Risks Related to Our Corporate Structure

●	We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business. See “Risk Factors — Risks Related to Our Corporate Structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business” on page 29 of this prospectus.

●	Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and the price of our Ordinary Shares. See “Risk Factors — Risks Related to Our Corporate Structure — Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and the price of our Ordinary Shares” on page 30 of this prospectus.

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Risks Related to Our Business and Industry

●	We have a concentrated customer base and any decrease in the number of projects with our major customers would adversely affect our operations and financial results. See “Risk Factors — Risks Related to Our Business and Industry — We have a concentrated customer base and any decrease in the number of projects with our major customers would adversely affect our operations and financial results” on page 30 of this prospectus.

●	Our revenue mainly relies on successful tenders or acceptance of quotations for soil and rock transportation which are non-recurring in nature and any failure in securing projects from our existing customers and/or new customers in the future would affect our business operation and financial results. See “Risk Factors — Risks Related to Our Business and Industry — Our revenue mainly relies on successful tenders or acceptance of quotations for construction projects which are non-recurring in nature and any failure in securing projects from our existing customers and/or new customers in the future would affect our business operation and financial results” on page 31 of this prospectus.

●	Our operating results are difficult to predict. See “Risk Factors — Risks Related to Our Business and Industry — Our operating results are difficult to predict” on page 31 of this prospectus.

●

Fluctuations in the price or availability of biodiesel oil may adversely affect our financial results. See “Risk Factors — Risks Related to Our Business and Industry — Fluctuations in the price or availability of biodiesel oil may adversely affect our financial results” on page 31 of this prospectus.

●	Primega Construction’s capacity to provide soil and rock transportation services is limited by availability of machinery and equipment. See “Risk Factors — Risks Related to Our Business and Industry — Primega Construction’s capacity to provide soil and rock transportation services is limited by availability of machinery and equipment” on page 31 of this prospectus.

●	Primega Construction depends on third parties for machinery and equipment and supplies essential to operate its business. See “Risk Factors — Risks Related to Our Business and Industry — Primega Construction depends on third parties for equipment and supplies essential to operate its business” on page 31 of this prospectus.

●	Any failure, damage or loss of Primega Construction’s machinery and equipment may adversely affect our operations and financial performance. See “Risk Factors — Risks Related to Our Business and Industry — Any failure, damage or loss of Primega Construction’s machinery and equipment may adversely affect our operations and financial performance” on page 31 of this prospectus.

●	If leakage of biodiesel oil occurs during the transportation process, Primega Construction may be liable for related accidents and our reputation and business operation may be affected. See “Risk Factors — Risks Related to Our Business and Industry — If leakage of biodiesel oil occurs during the transportation process, Primega Construction may be liable for related accidents and our reputation and business operation may be affected” on page 31 of this prospectus

●	Primega Construction’s ability to obtain and maintain biodiesel oil at suitable prices is essential for its biodiesel oil trading. See “Risk Factors — Risks Related to Our Business and Industry — Primega Construction’s ability to obtain and maintain biodiesel oil at suitable prices is essential for its biodiesel oil trading” on page 32 of this prospectus

●	The construction services industry is highly schedule driven, and failure to meet the schedule requirements of contracts could adversely affect our reputation and/or expose us to financial liability. See “Risk Factors — Risks Related to Our Business and Industry — The construction services industry is highly schedule driven, and failure to meet the schedule requirements of contracts could adversely affect our reputation and/or expose us to financial liability” on page 32 of this prospectus.

●	Failure to maintain safe work sites could result in significant losses, which could materially affect our business and reputation. See “Risk Factors — Risks Related to Our Business and Industry — Failure to maintain safe work sites could result in significant losses, which could materially affect our business and reputation” on page 32 of this prospectus.

●	We may not be able to bill and receive the full amount of gross amounts due from customers for contract work and our revenue may fluctuate due to variation orders. See “Risk Factors — Risks Related to Our Business and Industry — We may not be able to bill and receive the full amount of gross amounts due from customers for contract work and our revenue may fluctuate due to variation orders” on page 32 of this prospectus.

●	Primega Construction relies on its subcontractors and suppliers to help complete our projects and to supply the machinery required. See “Risk Factors — Risks Related to Our Business and Industry — Primega Construction relies on its subcontractors and suppliers to help complete our projects and to supply the machinery required” on page 33 of this prospectus.

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●	As Primega Construction from time to time engage subcontractors in its work, it may bear responsibilities for any non-performance, delayed performance, sub-standard performance, or non-compliance of our subcontractors. See “Risk Factors — Risks Related to Our Business and Industry — As Primega Construction from time to time engage subcontractors in its work, it may bear responsibilities for any non-performance, delayed performance, sub-standard performance, or non-compliance of our subcontractors” on page 33 of this prospectus.

●	There is no guarantee that safety measures and procedures implemented at construction sites could prevent the occurrence of industrial accidents of all kinds, which in turn might lead to claims in respect to employees’ compensation, personal injuries, fatal accidents, and/or property damages against us. See “Risk Factors — Risks Related to Our Business and Industry — There is no guarantee that safety measures and procedures implemented at construction sites could prevent the occurrence of industrial accidents of all kinds, which in turn might lead to claims in respect to employees’ compensation, personal injuries, fatal accidents, and/or property damages against us” on page 34 of this prospectus.

●	Primega Construction determines the price of its quotation or tender based on the estimated time and costs to be involved in a project and the actual time and costs incurred may deviate from our estimate due to unexpected circumstances, thereby leading to cost overruns and adversely affecting our operations and financial results. See “Risk Factors — Risks Related to Our Business and Industry — Primega Construction determines the price of its quotation or tender based on the estimated time and costs to be involved in a project and the actual time and costs incurred may deviate from our estimate due to unexpected circumstances, thereby leading to cost overruns and adversely affecting our operations and financial results” on page 34 of this prospectus.

●	Cash inflows and outflows in connection with construction projects may be irregular thus may affect our net cash flow position. See “Risk Factors — Risks Related to Our Business and Industry — Cash inflows and outflows in connection with construction projects may be irregular thus may affect our net cash flow position” on page 34 of this prospectus.

●	Claims in connection with employees’ compensation or personal injuries may arise and affect our reputation and operations. See “Risk Factors — Risks Related to Our Business and Industry — Claims in connection with employees’ compensation or personal injuries may arise and affect our reputation and operations” on page 35 of this prospectus.

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●	Any deterioration in the prevailing market conditions in the construction industry may adversely affect our performance and financial condition. See “Risk Factors — Risks Related to Our Business and Industry — Any deterioration in the prevailing market conditions in the construction industry may adversely affect our performance and financial condition” on page 35 of this prospectus.

●	Primega Construction is dependent on its key executives, management team and professional staff. See “Risk Factors — Risks Related to Our Business and Industry — Primega Construction is dependent on its key executives, management team and professional staff” on page 35 of this prospectus.

●	Primega Construction may be unable to obtain sufficient funding on terms acceptable, or at all. See “Risk Factors — Risks Related to Our Business and Industry — Primega Construction may be unable to obtain sufficient funding on terms acceptable, or at all” on page 36 of this prospectus.

●	The insurance coverage of Primega Construction may be inadequate to protect it from potential losses. See “Risk Factors — Risks Related to Our Business and Industry — The insurance coverage of Primega Construction may be inadequate to protect it from potential losses” on page 36 of this prospectus.

●	We may be subject to litigation, arbitration, or other legal proceeding risk. See “Risk Factors — Risks Related to Our Business and Industry — We may be subject to litigation, arbitration, or other legal proceeding risk” on page 36 of this prospectus.

●	Primega Construction relies on its customers and subcontractors for the provision of machinery and equipment at construction sites. See “Risk Factors — Risks Related to Our Business and Industry — Primega Construction relies on its customers and subcontractors for the provision of machinery and equipment at construction sites” on page 36 of this prospectus.

●	Primega Construction relies on a stable workforce to carry out its construction projects. If Primega Construction or its subcontractors experience any shortage of labor, industrial actions, strikes, or material increase in labor costs, our operations and financial results would be adversely affected. See “Risk Factors — Risks Related to Our Business and Industry — Primega Construction relies on a stable workforce to carry out its construction projects. If Primega Construction or its subcontractors experience any shortage of labor, industrial actions, strikes, or material increase in labor costs, our operations and financial results would be adversely affected” on page 37 of this prospectus.

●	We may be unable to successfully implement our future business plans and objectives. See “Risk Factors — Risks Related to Our Business and Industry — We may be unable to successfully implement our future business plans and objectives” on page 37 of this prospectus.

●	A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our business, operating results, and financial condition. See “Risk Factors — Risks Related to Our Business and Industry — A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our business, operating results, and financial condition” on page 37 of this prospectus.

●	A severe or prolonged downturn in the global economy could materially and adversely affect our business and results of operations. See “Risk Factors — Risks Related to Our Business and Industry — A severe or prolonged downturn in the global economy could materially and adversely affect our business and results of operations” on page 38 of this prospectus.

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Risks Related to Our Ordinary Shares

●	There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop you may not be able to resell our Ordinary Shares at any reasonable price. See “Risk Factors — Risks Related to Our Ordinary Shares — There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop you may not be able to resell our Shares at any reasonable price” on page 39 of this prospectus.

●	The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to you. See “Risk Factors — Risks Related to Our Ordinary Shares — The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to you” on page 39 of this prospectus.

●	Our Ordinary Shares are expected to initially trade under $5.00 per share and thus would be known as a “penny stock.” Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Ordinary Shares. See “Risk Factors — Risks Related to Our Ordinary Shares — Our Ordinary Shares are expected to initially trade under $5.00 per share and thus would be known as a “penny stock.” Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Ordinary Shares” on page 40 of this prospectus.

●	If we fail to meet applicable listing requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline. See “Risk Factors — Risks Related to Our Ordinary Shares — If we fail to meet applicable listing requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline” on page 40 of this prospectus.

●	Our pre-IPO shareholders will be able to sell their Ordinary Shares after completion of this offering subject to restrictions under Rule 144. See “Risk Factors — Risks Related to Our Ordinary Shares — Our pre-IPO shareholders will be able to sell their Ordinary Shares after completion of this offering subject to restrictions under Rule 144” on page 41 of this prospectus.

●	If you purchase our Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your Ordinary Shares. See “Risk Factors — Risks Related to Our Ordinary Shares — If you purchase our Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your Shares” on page 41 of this prospectus.

●	If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our Ordinary Shares may be more volatile than it otherwise would be. See “Risk Factors — Risks Related to Our Ordinary Shares — If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our Ordinary Shares may be more volatile than it otherwise would be” on page 41 of this prospectus.

●	Our directors, officers, and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders. See “Risk Factors — Risks Related to Our Ordinary Shares — Our directors, officers, and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders” on page 41 of this prospectus.

●	Our board of directors may decline to register the transfer of Ordinary Shares in certain circumstances. See “Risk Factors — Risks Related to Our Ordinary Shares — Our board of directors may decline to register the transfer of Ordinary Shares in certain circumstances” on page 42 of this prospectus.

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●	Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares. See “Risk Factors — Risks Related to Our Ordinary Shares — Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares” on page 42 of this prospectus.

●	Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud. See “Risk Factors — Risks Related to Our Ordinary Shares — Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud” on page 43 of this prospectus.

●	We do not intend to pay dividends for the foreseeable future. See “Risk Factors — Risks Related to Our Ordinary Shares — We do not intend to pay dividends for the foreseeable future” on page 43 of this prospectus.

●	Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline. See “Risk Factors — Risks Related to Our Ordinary Shares — Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline” on page 43 of this prospectus.

●	Certain judgments obtained against us by our shareholders may not be enforceable. See “Risk Factors — Risks Related to Our Ordinary Shares — Certain judgments obtained against us by our shareholders may not be enforceable” on page 43 of this prospectus.

●	You may have more difficulty protecting your interests than you would as a shareholder of a U.S. corporation. See “Risk Factors — Risks Related to Our Ordinary Shares — You may have more difficulty protecting your interests than you would as a shareholder of a U.S. corporation” on page 43 of this prospectus.

●	Cayman Islands economic substance requirements may have an effect on our business and operations. See “Risk Factors — Risks Related to Our Ordinary Shares — Cayman Islands economic substance requirements may have an effect on our business and operations” on page 44 of this prospectus.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies. See “Risk Factors — Risks Related to Our Ordinary Shares — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies” on page 44 of this prospectus.

●	As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards. See “Risk Factors — Risks Related to Our Ordinary Shares — As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards” on page 44 of this prospectus.

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●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses. See “Risk Factors — Risks Related to Our Ordinary Shares — We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses” on page 44 of this prospectus.

●	There can be no assurance that we will not be a passive foreign investment company (“PFIC”), for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares. See “Risk Factors — Risks Related to Our Ordinary Shares — There can be no assurance that we will not be a passive foreign investment company (“PFIC”), for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares” on page 45 of this prospectus.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. See “Risk Factors — Risks Related to Our Ordinary Shares — We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements” on page 45 of this prospectus.

●	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.” See “Risk Factors — Risks Related to Our Ordinary Shares — We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company” on page 45 of this prospectus.

●	As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders. See “Risk Factors — Risks Related to Our Ordinary Shares — As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders” on page 46 of this prospectus.

●	The trading price of our Ordinary Shares could be subject to rapid and substantial volatility, and such volatility may make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — The price of our Ordinary Shares could be subject to rapid and substantial volatility, and such volatility may make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares” on page 46 of this prospectus.

Recent Regulatory Developments in the PRC

The PRC government recently initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Also, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Revised Draft”), which required that, in addition to “operators of critical information infrastructure,” any “data processor” controlling personal information of no less than one million users that seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and it further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

The Revised Draft remains unclear as to whether a Hong Kong company shall be subject to its provisions. We do not currently expect the Revised Draft to have an impact on our business, operations, or this offering, as we do not believe that Primega Construction is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, which are required to file for cybersecurity review before listing in the United States, because (i) Primega Construction is incorporated and operating in Hong Kong, and the Revised Draft remains unclear whether it shall be applied to a Hong Kong company; (ii) Primega Construction operates without any subsidiary nor VIE structure in mainland China; (iii) as of date of this prospectus, Primega Construction has not collected any personal information of PRC individual clients; and (iv) as of the date of this prospectus, Primega Construction has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Revised Draft is adopted into law in the future and if Primega Construction is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, Primega Construction’s operation and the listing of our Ordinary Shares in the United States could be subject to CAC’s cybersecurity review in the future.

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On December 28, 2021, the CAC published the revised Cybersecurity Review Measures (“CRM”), which further restates and expands the applicable scope of the cybersecurity review. The revised CRM took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. Pursuant to the revised CRM, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CRM provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the revised CRM, considering that (i) we are not in possession of or otherwise holding personal information of over one million users, and it is also very unlikely that we will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application.

As of the date of this prospectus, our registered public offering in the United States is not subject to the review or prior approval of the CAC nor the CSRC. We do not intend to seek approval of this offering form the CAC or the CSRC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. It is uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our operating subsidiary located in Hong Kong. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Since these statements and regulatory actions by the PRC government are newly published, their interpretation, application and enforcement to companies located in Hong Kong remains unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities,; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or become worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if (i) we or our subsidiaries do not receive or maintain such filings, permissions or approvals required by the PRC government, (ii) inadvertently conclude that such filings, permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such filings, permissions or approvals in the future, or (iv) any intervention or interruption is caused by PRC governmental with little or no advance notice.

On December 27, 2021, the National Development and Reform Commission (“NDRC”) and the Ministry of Commerce jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version) (“Negative List”), which became effective and replaced the previous version. Pursuant to the Negative List, if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. Based on a set of Q&A published on the NDRC’s official website, a NDRC official indicated that after a PRC company submits its application for overseas listing to the CSRC and where matters relating to prohibited businesses under the Negative List are implicated, the CSRC will consult the regulatory authorities having jurisdiction over the relevant industries and fields. Because the Draft Overseas Listing Regulations are currently in draft form and given the novelty of the Negative List, there remain substantial uncertainties as to whether and what requirements, including filing requirements, will be imposed on a PRC company with respect to its listing and offerings overseas as well as with the interpretation and implementation of existing and future regulations in this regard.

Our operating subsidiary may collect and store certain data from our clients in Hong Kong, in connection with our business and operations. Given that (1) our operating subsidiary is incorporated and located in Hong Kong; (2) we have no subsidiary, VIE structure, nor any direct operations in mainland China; and (3) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), and we do not currently expect the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law, and the Draft Overseas Listing Regulations to have an impact on our business, operations, or this offering, as we do not believe that our operating subsidiary is deemed to be an “Operator” that is required to file for cybersecurity review before listing in the United States because (i) our operating subsidiary is incorporated in Hong Kong and operates in Hong Kong without any subsidiary or VIE structure in mainland China, and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law, and the Draft Overseas Listing Regulations remains unclear whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our operating subsidiary has neither collected nor stored any personal information of PRC individuals; (iii) all of the data our operating subsidiary has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, our operating subsidiary has not been informed by any PRC governmental authority of any requirement that it file for a cybersecurity review or a CSRC review.

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Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on PGHL’s daily business operations, its ability to accept foreign investments, and the listing of our Ordinary Shares on a U.S. or other foreign exchange. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Draft Overseas Listing Regulations are adopted into law in the future and becomes applicable to our operating subsidiary, if any of our operating subsidiary is deemed to be an “Operator,” or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to our operating subsidiary, the business operation of our operating subsidiary and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our operating subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that our operating subsidiary will be able to comply with the regulatory requirements in all respects, and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If our operating subsidiary fails to receive or maintain such permissions or if the required approvals are denied, our operating subsidiary may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Additionally, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the PRC government or authorities in Hong Kong may take in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations.

Such governmental actions:

●	could result in a material change in our operations;

●	could hinder our ability to continue to offer securities to investors; and

●	may cause the value of our Ordinary Shares to significantly decline or be worthless.

Permission Required from Hong Kong and PRC Authorities

As of the date of this prospectus, Primega Construction has received all requisite licenses and approvals for the operation of its business in Hong Kong. See “Business – Major Qualifications, Licenses, Approvals and Certifications” on page 79. As of the date of this prospectus, Primega Construction is not required to obtain any permission or approval from Hong Kong authorities to issue our Ordinary Shares to foreign investors. We are also not required to obtain permissions or approvals from any PRC authorities before listing in the United States and to issue our Ordinary Shares to foreign investors, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations.

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However, in the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC, or other PRC regulatory agencies.

Recent PCAOB Developments

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Pursuant to the HFCA act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill that, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a Determination Report, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado, and can be inspected by the PCAOB.

On August 26, 2022, CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the an exemption from the rule that a majority of our board of directors must be independent directors; unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

On December 23, 2022, the Accelerating HFCA Act, was signed into law, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating HFCA Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

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Implication of Being a Controlled Company

We are and will continue, following this offering, to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	An exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Ordinary Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion, or we issue more than $1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a foreign private issuer as defined by the SEC. As a result, in accordance with the rules and regulations of The Nasdaq Stock Market LLC, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

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Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Corporate Information

Our principal executive office is located at Room 2912, 29/F., New Tech Plaza, 34 Tai Yau Street, San Po Kong, Kowloon, Hong Kong. Our telephone number is (+852) 3997 3682. Our registered office in the Cayman Islands is located at the office of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, George Town, Grand Cayman, KY1–1106, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

Impact of COVID-19

Since late December 2019, the outbreak of COVID-19 spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a “Public Health Emergency of International Concern” (“PHEIC”), and later on March 11, 2020, a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. From 2020 to the middle of 2021, COVID-19 vaccination programs had been greatly promoted around the globe, however several types of COVID-19 variants emerged in different parts of the world.

Supply chain disruptions have become a major challenge for the global economy since the start of the COVID-19 pandemic. These shortages and supply-chain disruptions are significant and widespread. Lockdowns in several countries across the world, labor shortages, robust demand for tradable goods, disruptions to logistics networks, and capacity constraints have resulted in increases in freight costs and delivery times. Primega Construction’s customers are mainly construction contractors which are reliant on the availability of construction materials and supplies, and as such may suffer from plant closures and supply shortages across the extended supply network. Supply chain issues may delay or halt the progress or commencement of construction projects.

In addition, multiple infected cases within a construction site may result in shortage of labor and in more serious cases may cause a temporary halt in the site’s construction operation for a few days. Hence, our productivity and progress may also be negatively affected.

Furthermore, our business may be adversely affected if concerns relating to COVID-19 continue to restrict travel, or result in the Company’s personnel, vendors, and services providers being unavailable to pursue their business objectives free of COVID-19 related restrictions. The extent to which COVID-19 impacts our business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concerns continue for an extended period of time, our ability to pursue our business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing, which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing became unavailable on terms acceptable to us or at all.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. Given the general slowdown in economic conditions globally and volatility in the capital markets, as well as the general negative impact of the COVID-19 outbreak on the construction industry, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. We will continue to closely monitor the situation throughout 2024 and beyond.

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The Offering

Securities being offered by us:	1,500,000 Ordinary Shares.

Securities being offered by the Selling Shareholder:	250,000 Ordinary Shares

IPO price:	We estimate the IPO price will be between $4.0 and $6.0 per Ordinary Share.

Number of Ordinary Shares outstanding before this offering:	22,500,000 Ordinary Shares.

Number of Ordinary Shares outstanding after this offering:	24,000,000 Ordinary Shares

Use of proceeds:	Based upon an IPO price of $5.00 per Share (the midpoint of the price range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately $4,550,000, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

We plan to use the net proceeds of this offering as follows:

● Approximately 35% for acquiring additional machinery and equipment including tipper trucks and excavation machines and employing additional staff;

● Approximately 20% for upgrading information technology systems; and

● The balance to fund working capital and for other general corporate purposes.

For more information on the use of proceeds, see “Use of Proceeds” on page 50.

Lock-up:

All of our directors, officers, and principal shareholders (defined as owners of 5% or more of our Ordinary Shares), except for Mr. Man Siu Ming with respect to the Ordinary Shares offered by him in this offering, have agreed with the underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 180 days after the effective date of the registration statement, which forms a part of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Listing	We have applied to have our Ordinary Shares listed on the Nasdaq Capital Market. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Proposed Nasdaq symbol:	“PGHL.”

Transfer agent and registrar:	VStock Transfer, LLC

Risk factors:	Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 20.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	the impact of COVID-19 on us, the Hong Kong construction industry, and the overall economy in general;

●	timing of the development of future business;

●	capabilities of our business operations;

●	expected future economic performance;

●	competition in our market;

●	continued market acceptance of our services and products;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure, and other financial items;

●	fluctuations in operating results;

●	dependence on our senior management and key employees; and

●	other factors set forth under “Risk Factors”.

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. You should carefully consider the following information about these risks together with the other information appearing elsewhere in this prospectus before deciding to invest in our Ordinary Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations, and future growth prospects. In these circumstances, the market price of our Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Relating to Doing Business in Hong Kong

Our operations are in Hong Kong, a special administrative region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

PGHL is a holding company and we conduct our operations in Hong Kong through Primega Construction. Hong Kong is a special administrative region of the PRC. As of the date of this prospectus, we are not materially affected by recent statements by the PRC government indicating an intention to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to certain long-arm provisions in the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China as they may affect Hong Kong. The PRC government may choose to exercise additional oversight and discretion over Hong Kong, and the policies, regulations, rules, and the enforcement of laws of the PRC government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are by their very nature uncertain.

In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in inconsistency with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance, any associated inquiries or investigations, or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties, and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

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The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of Hong Kong dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and the operating subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition, and results of operations could be adversely affected and the value of our Ordinary Shares could decrease or become worthless.

There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations.

A substantial majority of our operations are conducted in Hong Kong, and are mainly governed by Hong Kong laws, rules, and regulations. The legal system in Hong Kong is a common law system, based on a combination of English common law, local cases and local legislation. However, our Hong Kong operating subsidiary Primega Construction may become subject to laws, rules, and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable with little advance notice, which could result in a material change in our operations and/or the value of our Ordinary Shares.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules, and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules, and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules, and regulations are relatively new, and because of the limited number of published decisions and the non-binding nature of such decisions, and because the laws, rules, and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules, and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems.

If the PRC government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements by the PRC government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. On July 10, 2021, for comments from the public, the CAC issued the Measures for Cybersecurity Review (the “Revised Draft”), which required that, among others, in addition to “operator of critical information infrastructure” any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. Pursuant to Article 6 of the Revised Draft, companies holding data or more than one million users must apply for cybersecurity approval when seeking overseas listings because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” On December 28, 2021, the CAC published the revised Cybersecurity Review Measures (“CRM”), which further restates and expands the applicable scope of the cybersecurity review. The revised CRM took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. Pursuant to the revised CRM, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. Our business belongs to the construction industry, which does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. As a result, the likelihood of us being subject to the review of the CAC is remote.

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On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application.

As of the date of this prospectus, our registered public offering in the United States is not subject to the review or prior approval of the CAC nor the CSRC. We do not intend to seek approval of this offering from the CAC or the CSRC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. It is uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our operating subsidiary located in Hong Kong. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC such that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations, significantly limit or completely hinder our ability to offer our Ordinary Shares to investors, and cause the value of such Shares to significantly decline or become worthless.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

Currently, Hong Kong has a separate legal system from mainland China, and it has its legislative framework and judiciary independent of that of the PRC government. Nonetheless, the recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies (including Hong Kong) before their registration statements will be declared effective. On August 1, 2021, the CSRC issued a statement saying that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since we operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference from China.

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We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Given that (1) our operating subsidiary is incorporated in Hong Kong or the BVI and are located in Hong Kong; (2) we have no subsidiary, VIE structure, nor any direct operations in mainland China; and (3) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), we do not currently expect the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law, the Draft Overseas Listing Regulations, the Trial Measures, the Guidance Rules and Notice, have an impact on our business, operations, or this offering. Our belief is grounded on the following: (1) we do not believe that our operating subsidiary falls within the definition of an “Operator” that is required to file for cybersecurity review before listing in the United States, because (2) our operating subsidiary is incorporated in Hong Kong and operates in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law, and the Draft Overseas Listing Regulations, the Trial Measures, the Guidance Rules and Notice remains unclear whether it shall be applied to a company based in Hong Kong; (3) as of the date of this prospectus, our operating subsidiary has neither collected nor stored personal information of any PRC individuals; (4) all of the data our operating subsidiary has collected is stored in servers located in Hong Kong; and (5) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it file for a cybersecurity review or a CSRC review.

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However, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our operating subsidiary, their respective abilities to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Draft Overseas Listing Regulations are adopted into law in the future and becomes applicable to our operating subsidiary, if our operating subsidiary is deemed an “Operator” that is required to file for cybersecurity review before listing in the United States, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to our operating subsidiary, the business operation of our operating subsidiary and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If our operating subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that our operating subsidiary will be able to comply with the regulatory requirements in all respects, and the current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply, our operating subsidiary may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be issued by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before the securities may be prohibited from trading or delisted.

The audit report included in this prospectus was issued by ZH CPA, LLC, a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing ZH CPA, LLC in the future or of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. The PCAOB is currently unable to conduct inspections without the approval of the PRC authorities. Currently, our U.S. auditor’s audit work for us can be inspected by the PCAOB, and we have no operations in mainland China. However, if there is significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong like us may face similar regulatory risks as those operated in PRC, and we cannot assure you that our auditor’s audit work for us will continue to be able to be inspected by the PCAOB. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

Inspections of other auditors conducted by the PCAOB outside mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if any component of our auditor’s work papers become located in mainland China in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

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As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress that, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm for such issuers completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the Nasdaq of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets.

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements in the HFCA Act. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to public companies whose stock is registered with the SEC and are identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and whose audit work that the PCAOB is unable to inspect or investigate. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The final amendments require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction, and they also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrants. Pursuant to the HFCA act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its audit work cannot be inspected when its auditor is subject to PCAOB inspections for two consecutive years instead of three and, thus, would reduce the time before our Ordinary Shares may be prohibited from trading or delisted.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction in connection with their audit works because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCA Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

On August 26, 2022, CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. There can be no assurance that we will be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China and Hong Kong or if any component of our auditor’s work papers become located in mainland China in the future. Delisting of our Ordinary Shares would force holders of our Ordinary Shares to sell their Ordinary Shares. The market price of our Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 23, 2022, the Accelerating HFCA Act, was signed into law, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating HFCA Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

Our registered public accounting firm, ZH CPA, LLC, is not headquartered in mainland China or Hong Kong, and was not identified in this report as a firm subject to the PCAOB’s determination.

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The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Future developments in respect to increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation.

U.S. public companies with substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies, or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”; (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing; and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of this scrutiny, criticism, and negative publicity, the traded stock of many U.S.-listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our offerings, business, and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our share.

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The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong operating subsidiary.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on 11 individuals, including the then HKSAR chief executive, Carrie Lam, and, John Lee, who succeeded to HKSAR chief executive on July 1, 2022. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” In July 2021, President Joe Biden warned investors about the risks of doing business in Hong Kong, issuing an advisory saying China’s push to exert more control over Hong Kong threatens the rule of law and endangers employees and data. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that are targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations could be materially and adversely affected.

If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in our Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably.

During the last several years, U.S.-listed companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators, and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting, and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time consuming and likely would distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

A downturn in the Hong Kong, China, or the global economy, or a change in economic and political policies of China, could materially and adversely affect our business and financial condition.

Our business may be influenced to a significant degree by political, economic, and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but they may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial market as a whole and have a negative impact on our business, results of operations, and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

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Because our business is conducted in Hong Kong dollars and the price of our Ordinary Shares is quoted in U.S. dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in Hong Kong through our operating subsidiary; our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong; and the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in U.S. dollars. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue, and financial condition. Further, our Ordinary Shares offered by this prospectus are denominated in U.S. dollars, and we will need to convert the net proceeds we receive into Hong Kong dollar in order to use the funds for our business. Changes in the conversion rate between the U.S. dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social, and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market and the business operations of the Company. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development, including the Hong Kong National Security Law issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and, at the time, President Trump signed an executive order and HKAA to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the United States, China, and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations, and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect to China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

The Hong Kong legal system embodies uncertainties that could limit the availability of legal protections.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. The laws previously in force in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

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Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where our customers reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and they could have a material adverse effect on us and our customers, our service providers, and our other partners. International trade disputes could result in tariffs and other protectionist measures that may materially and adversely affect our business.

Tariffs could increase the cost of the services and products, which could affect customers’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on customer confidence, which could materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Risks Related to Our Corporate Structure

We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

PGHL is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

There are no statutory prohibitions in the Cayman Islands on the granting of financial assistance by a company to another person for the purchase of, or subscription for, its own, its holding company’s or a subsidiary’s shares. Therefore, a company may provide financial assistance provided the directors of the company, when proposing to grant such financial assistance, discharge their duties of care and act in good faith, for a proper purpose and in the interests of the company. Such assistance should be on an arm’s-length basis. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of the company’s memorandum and articles of association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law which is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits.

According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us. Any limitation on the ability of our Hong Kong subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

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Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of our Ordinary Shares.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. We have identified material weaknesses in our internal control over financial reporting as well as other control deficiencies for the above mentioned periods. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources, and (ii) a lack of independent directors and an audit committee. We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including (i) hiring more qualified staff to fill the key roles in the operations, and (ii) appointing independent directors, establishing an audit committee, and strengthening corporate governance. We intend to implement the above measures prior to the listing, and we expect the remediation to be completed upon listing.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of our internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations, and prospects, as well as the market for and trading price of our Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner, and in such an event, our shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline, and we may be unable to maintain compliance with the Nasdaq Listing Rules.

Risks Related to Our Business and Industry

We have a concentrated customer base and any decrease in the number of projects with our major customers would adversely affect our operations and financial results.

For the years ended March 31, 2023 and 2022 and the six months ended September 30, 2023, a significant portion of our revenue was derived from a small number of customers. Our largest customers, which each contributed more than 10% of our revenue, accounted for approximately 88.26%, 65.0% and 87.61% of our total revenue for the years ended March 31, 2023 and 2022 and six months ended September 30, 2023, respectively. For the same period, our largest customer was Customer C, an independent third party, Chi Yip (as defined below), and Customer B, an independent third party, respectively, which accounted for approximately 42.67%, 31.17% and 44.71% of our revenue, respectively.

Chi Yip Eng. & (Trans.) Company Limited (“Chi Yip”), a related party, was one of our major customers for the years ended March 31, 2023 and 2022. Income from soil and rock transportation services rendered to Chi Yip amounted to approximately US$2,830,435 and US$3,268,003 of our revenue, accounting for approximately 25.40% and 31.17%, of our total revenues for the corresponding periods, respectively. Primega Construction also provided site management services to Chi Yip, which contributed approximately US$39,184 and US$121,605 for the years ended March 31, 2023 and 2022. Such income from site management services is recorded under other income. Primega Construction ceased to provide soil and rock transportation and site management services to Chi Yip during the six months ended September 30, 2023, and recorded no revenue from Chi Yip for the period.

The soil and rock transportation projects of our operating subsidiary are on a project-by-project basis, and we do not enter into any long-term service agreements with customers. There is no assurance that Primega Construction will be able to retain its customers upon expiry of the contract period or that they will maintain their current level of business with us in the future. If there is a significant decrease in the number of projects or size of projects in terms of contract sums awarded by major customers for whatever reason, and if we are unable to obtain suitable projects of a comparable size and quantity as replacement, our financial conditions and operating results would be materially and adversely affected. In addition, if any of the major customers of Primega Construction experiences any liquidity problem, it may result in delay or default in settling progress payments to us, which in turn will have an adverse impact on our cash flow and financial condition. We cannot guarantee that Primega Construction will be able to diversify its customer base by obtaining a significant number of new projects from our existing and potential customers.

Our business is subject to the risk of non-payment or delayed payment by our customers, including related parties, which could adversely affect our financial condition and results of operations.

We have significant accounts receivable due from major customers, which includes our related party. As of March 31, 2023 and 2022 and September 30, 2023, our largest customers, each having contributed more than 10% of our revenue, accounted for an aggregate of approximately 91.29%, 77.89% and 68.17% of our accounts receivables, respectively. Accounts receivables due from our related party, Chi Yip, accounted for 32.82%, 45.34% and 20.25% of our consolidated accounts receivables for the same periods, respectively.

The ability of these parties, including our related parties, to pay their obligations may be adversely affected by changes in their financial condition or other factors. We may experience difficulty collecting accounts receivable due to disputes or financial difficulties of these customers, which could result in write-offs or bad debt expense, which may have a material adverse effect on our financial condition, and results of operations.

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Our revenue mainly relies on successful tenders or acceptance of quotations for soil and rock transportation projects that are non-recurring in nature, and any failure in securing projects from our existing customers and/or new customers in the future would affect our business operation and financial results.

Primega Construction secures its soil and rock transportation projects mainly through a competitive tender or quotation process and was awarded each contract on a non-recurring basis. Primega Construction does not have any long-term commitment with its customers, and the customers have no obligation to award any new projects to us. As such, we cannot assure that existing customers or potential customers will invite Primega Construction to participate in their tendering processes or submit quotations, or that Primega Construction will be able to secure projects from them in the future. Upon completion of our contracts on hand, in the event that we are unable to receive new tender or quotation invitations or be awarded new contracts, our business in general and our results of operations and financial performance may be adversely and materially affected.

Our operating results are difficult to predict.

Revenue from our operating segments have varied significantly in the past and may continue to do so in the future. Factors that cause our operating results to be unpredictable include other factors described under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Factors that Affect Results of Operations” of this prospectus. Any of the foregoing factors, or any other factors discussed elsewhere herein, could have a material adverse effect on our business, financial condition and results of operations that could adversely affect our share price.

Fluctuations in the price or availability of biodiesel oil may adversely affect our financial results.

Biodiesel oil represents a significant portion of our operational costs. An increase in fuel prices would directly increase the cost of operating our sizeable fleet of tipper trucks, as well as the cost of engaging other subcontractors to provide transportation. If Primega Construction is unable to increase the tender prices for its soil and rock transportation projects to cover the increased fuel costs, our profitability may be adversely affected. Fuel costs can fluctuate significantly and is subject to many economic and political factors that are beyond our control, including political instability in oil-producing regions and the global geopolitical landscape. In the event of a significant rise in fuel prices, our related costs may increase and our gross profit may decrease if we are unable to adopt any effective cost control measures or pass on the rising costs to our customers.

Primega Construction’s capacity to provide soil and rock transportation services is limited by availability of machinery and equipment.

Primega Construction requires tipper trucks and drivers to carry out its soil and rock transportation services. As of the date of this prospectus, Primega Construction has 43 tipper trucks available for our projects. Our directors estimate the average utilization rates for tipper trucks for the years ended March 31, 2023 and 2022 and for the six months ended September 30, 2023 was approximately 95%. Excluding down time for repair and maintenance, the utilization rate is estimated to be close to 100%. The high utilization rate required Primega Construction to rent trucks from third parties and engage subcontractors to provide transportation from time to time, and re-schedule the delivery requests made by its project teams for the use of the trucks.

There is no certainty that we will be able to successfully rent trucks from third parties or engage subcontractors to provide transportation, to do so at a competitive rate, or successfully re-schedule requests from our project sites without affecting the fulfillment of our projects. Furthermore, Primega Construction’s expansion and growth in the earthworks sector is limited by the number of its tipper trucks and excavation machines. The inability of Primega Construction to increase our fleet of tipper trucks and machinery would expose us to associated risks in areas of our business expansion, our contract fulfillment and impact our costs and profitability.

Primega Construction depends on third parties for machinery and equipment and supplies essential to operate its business.

Primega Construction relies on suppliers and subcontractors to lease machinery and equipment to us and provide transportation services for its customers to support its operations. We cannot assure you that our favorable working relationships with our suppliers and subcontractors will continue in the future. As Primega Construction does not sign any long term contracts with its suppliers and subcontractors, there is no assurance that they will be able to continue to provide equipment and services at acceptable prices or that it can maintain our relationship with them in the future. In the event that any of the major suppliers and subcontractors are unable to provide the required equipment and services and we are unable to engage alternative providers on similar terms, or the costs for such equipment and services increase substantially, our business and profitability could be materially and adversely affected.

Any failure, damage or loss of Primega Construction’s machinery and equipment may adversely affect our operations and financial performance.

Primega Construction’s soil and rock transportation services rely on machinery and equipment. If Primega Construction fails to remain attentive to and invest in suitable site equipment to cope with any latest development in such market trends or demands and to cater to different needs and requirements of different customers, overall competitiveness of our operating subsidiary and thus our financial performance and operation results may be adversely affected.

In addition, there is no assurance that Primega Construction’s machinery and equipment will not be damaged or lost as a result of, among others, improper operation, accidents, fire, adverse weather conditions, theft or robbery. Machinery and equipment may also break down or fail to function normally due to wear and tear or mechanical or other issues. If any failed, damaged or lost site equipment cannot be repaired and/or replaced in a timely manner, our operations and financial performance could be adversely affected.

If leakage of biodiesel oil occurs during the transportation process, Primega Construction may be liable for related accidents and our reputation and business operation may be affected.

Primega Construction delivers biodiesel oil to its customers using diesel tank wagons. Primega Construction’s diesel tang wagon picks up the required quantity of biodiesel oil from the oil depots designated by its suppliers for delivery to its customers. Biodiesel oil is pumped from our diesel tank wagon directly to the drums or containers designated by customers. Oil leakage may occur during the transportation process. Leakage of biodiesel oil or other hazardous substances can cause health and environmental risks, including pollution, and can cause fire and explosions. If an accident occurs, Primega Construction will be liable and subject to potential claims, penalty and criminal prosecution. In such event, our reputation and business operations may be adversely affected.

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Primega Construction’s ability to obtain and maintain biodiesel oil at suitable prices is essential for our biodiesel oil trading.

Primega Construction’s ability to obtain and maintain suitable pricing for its services is essential. The price Primega Construction charges customers for its biodiesel oil is determined based on a cost-plus approach with mark-up determined based on two main factors, namely (i) the purchase cost of biodiesel oil from wholesalers, and (ii) the delivery location of the customer. If the cost of biodiesel oil increases significantly, Primega Construction may not be able to pass the increase in cost fully to its customers, which will put significant pressure on the demand for our biodiesel oil and our profit margins from sale of biodiesel oil.

The construction services industry is highly schedule driven, and failure to meet the schedule requirements of contracts could adversely affect our reputation and/or expose us to financial liability.

In some instances, including in the case of many of fixed unit price contracts, of Primega Construction, it guarantees that it will complete a project by a certain date. Any failure to meet contractual schedule or completion requirements set forth in the contracts could subject us to responsibility for costs resulting from the delay, generally in the form of contractually agreed-upon liquidated damages, liability for Primega Construction’s customer’s actual costs arising out of its delay, reduced profits or a loss on that project, damage to our reputation, and a material adverse impact to our financial position.

Failure to maintain safe work sites could result in significant losses, which could materially affect our business and reputation.

Because employees of Primega Construction and other parties on site are often in close proximity with mechanized equipment, moving vehicles, chemical substances, and dangerous manufacturing processes, our construction and maintenance sites are potentially dangerous workplaces. Therefore, safety is a primary focus of our business and is critical to our reputation and performance. Many of the clients require that Primega Construction meet certain safety criteria to be eligible to bid on contracts, and some of the contract fees or profits are subject to satisfying safety criteria. Unsafe work conditions also can increase employee turnover, which increases project costs and, therefore, our overall operating costs. If Primega Construction fails to implement safety procedures or implement ineffective safety procedures, employees could be injured, and we or Primega Construction could be exposed to investigations and possible litigation. Primega Construction and our failure to maintain adequate safety standards through safety programs could also result in reduced profitability or the loss of projects or clients.

We may not be able to bill and receive the full amount of gross amounts due from customers for contract work, and our revenue may fluctuate due to variation orders.

Our revenue from construction contracts is recognized when our construction work performed is certified by the relevant customers and/or architects or consultants engaged by the customers. Gross amounts due from customers for contract work arise when progress billings have not yet taken place as at a financial period end date in respect to the construction work performed by us during that financial period. There is no assurance that Primega Construction will be able to bill and receive the full amount of gross amounts due from its customers for contract work, as it may not be able to reach an agreement with the customers on the value of work done. If it is unable to do so, our results of operation, liquidity, and financial position may be adversely affected.

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Furthermore, the aggregate amount of revenue that Primega Construction is able to derive from a project may deviate from the original contract sum specified in the relevant contract for the project due to variations (including addition, modification, or cancellation of certain contract work) instructed by its customers from time to time during the course of project execution. As such, there is no assurance that the amount of revenue derived from the projects will not be substantially different from the original contract sum as specified in the relevant contracts, and our financial condition may be adversely affected by any decrease in our revenue as a result of variation orders.

Primega Construction relies on its subcontractors and suppliers to help complete our projects and to supply the machinery required.

In line with the usual practice of the construction industry in Hong Kong, Primega Construction engages third-party subcontractors to perform a portion of the work instead of retaining a large pool of labor with different skill sets to maximize our cost efficiency and flexibility. As is customary in the industry, subcontractors are informally engaged, with services rendered invoiced and settled periodically. Primega Construction also relies on its subcontractors for supply of machinery required for carrying out its operations. Our total subcontracting charges accounted for a significant portion of our cost of sales for the years ended March 31, 2023 and 2022 and the six months ended September 30, 2023.

Apart from the effect of any significant increase in the subcontracting costs that may impact our profitability, we or our operating subsidiary may also be exposed to other legal liabilities if we are not able to monitor the performance of our subcontractors, or if our subcontractors violate any laws, rules, or regulations in relation to health and safety matters. We are further exposed to risks associated with any non-performance, delayed performance, or sub-standard performance by our subcontractors or their respective employees and may incur additional costs or be subject to liability due to delay in schedule or defect in the work of the subcontractors or if there is any accident-causing personal injuries or death to the subcontractors’ employees. These events may adversely impact our profitability, financial performance, and reputation, as well as result in litigation or damages claims.

In addition, Primega Construction’s subcontractors may not always be readily available when its needs for subcontracting arise, and there is no assurance that we would be able to maintain good working relationships with our subcontractors in the future. Since we have not entered into any long-term service agreement with the subcontractors, they are not obliged to work for us in future projects on similar terms and conditions. There is no assurance that we would be able to find suitable alternative subcontractors that meet our project needs and requirements to complete the projects, which would in turn adversely affect our performance capacity and financial results.

Further, pursuant to the Employment Ordinance under Hong Kong law, a main contractor, or a main contractor and every superior subcontractor, is jointly and severally liable to pay any wages that become due to an employee who is employed by a subcontractor on any work that the subcontractor has contracted to perform, if such wages are not paid within the period specified in the Employment Ordinance. Our operations and, hence, our financial position may be adversely affected if any of our subcontractors violates its obligations to pay its employees.

As Primega Construction from time to time engage subcontractors in its work, it may bear responsibilities for any non-performance, delayed performance, sub-standard performance, or non-compliance of our subcontractors.

Primega Construction subcontracts certain portions of its projects, such as piling construction, reinforcement fixing, concreting work, to its subcontractors who are independent third parties. Subcontracting may expose us to risks associated with non-performance, delayed performance, or sub-standard performance by our subcontractors. As a result, Primega Construction may experience deterioration in the quality or delivery of its work, incur additional costs due to the delays, suffer a higher price in sourcing the services, equipment or supplies in default, or be subject to liability under the relevant projects. Such events could impact upon our profitability, financial performance, and reputation, or result in litigation or damage claims.

There is no assurance that Primega Construction would be able to monitor the performance of its subcontractors as directly and efficiently as with our own staff. If the subcontractors fail to meet requirements, Primega Construction may experience delay in project completion, quality issues concerning the work done, or non-performance by subcontractors. Consequently, significant time and costs may be incurred to carry out remedial actions, which would in turn adversely affect the profitability and reputation of our business and result in litigation or damage claims against us or our operating subsidiary. If the subcontractors violate any laws, rules, or regulations, Primega Construction may also be held liable for their violations and be subject to claims for losses and damages if such violations result in any personal injuries and/or property damages.

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In addition, subcontractors of Primega Construction may not always be readily available whenever needed, and there is no assurance that Primega Construction would be able to maintain good working relationships with its sub-contractors in the future. As of the date of this prospectus, Primega Construction has not entered into any long-term service agreement with its subcontractors. Further, there is no assurance that Primega Construction would be able to find suitable alternative subcontractors that meet its project needs and requirements to complete the projects, which would in turn adversely affect our operations and financial results.

An increase in waste disposal fees may lead to changes in the industry and intensified competition.

Effective from April 1, 2024, the waste disposal charges applicable to disposal of construction waste at public fill reception facilities, sorting facilities and landfills will substantially increase. For details, please refer to the section titled “Regulations - Regulations Related to Environmental Protection - Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong)”. Although our customers are directly responsible for the waste disposal charges, the implementation of increasingly higher disposal fees may indirectly affect the industry in which we operate. Customers that engage directly in foundation and site formation works that possess the relevant expertise may seek to control costs by handling waste disposal in-house. Those customers continuing to outsource waste disposal services may actively seek more cost-effective options to mitigate the impact of the increased fees. This may include exploring and evaluating additional service providers or negotiating for lower rates. Other subcontractors offering competing services may undercut our tenders and quotations to secure more projects, which could affect the success rate of our tenders as well as our project margins. The increase in such fees may also lead to customers seeking alternative waste management solutions to mitigate the impact of the increased government charges. The adoption of alternative waste management solutions may divert customers away from utilizing our services, leading to a decrease in Primega Construction’s customer base and results of operations.

There is no guarantee that safety measures and procedures implemented at construction sites could prevent the occurrence of industrial accidents of all kinds, which in turn might lead to claims in respect to employees’ compensation, personal injuries, fatal accidents, and/or property damages against us.

Primega Construction has adopted certain work safety measures and procedures for its staff and the subcontractors’ staff. Primega Construction relies on its staff to oversee the implementation of safety measures and procedures, and we cannot guarantee that all of the safety measures and procedures are strictly adhered to at any time, nor can we assure you that the safety measures and procedures are sufficient to prevent the occurrence of industrial accidents of all kinds. If the safety measures and procedures implemented at the construction sites are insufficient or not strictly adhered to, it may result in industrial accidents that would in turn lead to claims in respect to employees’ compensation, personal injuries, fatal accidents, and/or property damage against us.

Primega Construction determines the price of its quotation or tender based on the estimated time and costs to be involved in a project and the actual time and costs incurred may deviate from our estimate due to unexpected circumstances, thereby leading to cost overruns and adversely affecting our operations and financial results.

Primega Construction determines the price of its quotation or tender based on estimated cost plus a certain mark-up margin. The actual time and costs incurred, however, may be adversely affected by various factors, including (i) the specifications, underground conditions, and difficulties of the project; (ii) the duration of the project; (iii) the site locations and the conditions and risk of adjacent building structures; (iv) unfavorable weather conditions; and (v) the resources availability. Significant changes in any of these or other relevant factors may lead to delay in completion or costs overrun by us, and there is no assurance that the actual time and costs incurred would match our initial estimate. As the contracts between Primega Construction and its customers were generally fixed-price contracts or re-measurement contracts for which our unit prices stated in the bill of quantities are fixed and without any price adjustment clause, once it agrees on the quotation or tender price with the customer, it will generally have to bear any additional costs incurred. Such delays, cost overruns, or mismatch of actual time and costs with the estimates may cause our profitability to be lower than what we expected or may expose Primega Construction to litigation or claims from customers in case of delays, thereby adversely affecting our operations and financial results.

Furthermore, the contracts Primega Construction entered into normally contain specific completion schedule requirements and liquidated damages provisions (i.e., Primega Construction may have to pay its customers liquidated damages if Primega Construction or its subcontractors do not meet the schedules). Liquidated damages are typically levied at an agreed rate for each day of delay that is owing to the default. Primega Construction may need to pay liquidated damages resulting from any failure to meet the completion schedule requirements of its contracts, to the extent that its customers do not grant it a time extension. This may reduce or diminish our expected profit and cash inflow from the relevant contracts.

Cash inflows and outflows in connection with construction projects may be irregular and, thus, may affect our net cash flow position.

In a construction project, cash outflows for payment of certain operating expenditures may not align with progress payments to be received during the relevant periods. In general, Primega Construction does not receive any prepayment from its customers. Nevertheless, during the commencement of a project, Primega Construction may incur various costs, including: (i) purchase costs of construction materials and supplies, (ii) rental costs for machinery, and (iii) settlement of our workers’ salaries and our subcontractors’ fees, while progress payments will be paid after our construction work commences and is certified by the customers and/or architects or consultants engaged by the customers. Accordingly, the cash inflows and outflows for a particular project may fluctuate as the construction work progresses. If, during any particular period of time, there exists too many projects that require substantial cash outflow while we have significantly less cash inflows during that period, our cash flow position may be adversely affected.

Further, Primega Construction is subject to credit risks of its customers and its liquidity is dependent on its customers making prompt progress payments due to Primega Construction. Primega Construction relies on cash inflow from customers to meet its payment obligation to its suppliers and subcontractors, which is dependent on prompt settlement of progress payment by its customers. As such, we may record a significant cash outflow in the event that Primega Construction takes up too many capital-intensive projects during a particular period of time.

We cannot assure you that Primega Construction will be able to recover all or any part of the amounts due from its customers or Primega Construction will be able to collect all or any part of the trade receivables from its customers within the agreed credit terms or at all. Further, in the event that disputes arise between Primega Construction and the main contractor or customer in relation to variation orders, there is a possibility that it may take a longer time than the credit period offered to collect payments. Any failure by the customers to make payments on time and in full may lead to mismatch in cash flows, which will negatively affect our cash flow position and affect (i) the ability to repay suppliers and subcontractors; and (ii) tendering decisions, as Primega Construction may not be in a position to take up any more new projects with a high upfront costs. This will negatively affect our business operation and financial performance.

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Claims in connection with employees’ compensation or personal injuries may arise and affect its reputation and operations.

Injuries to workers and casualties at construction sites are a common inherent risk in the construction industry. Claims of such nature expose Primega Construction to the risk of bearing higher insurance premiums in the future and may damage our operating subsidiary’s reputation as a main contractor if they turn into high-profile cases and become widely reported in the media or within the industry. Such incidents may negatively affect our business prospects, reputation, and results of operations.

Any deterioration in the prevailing market conditions in the construction industry may adversely affect our performance and financial condition.

All our business operations are located in Hong Kong via Primega Construction. The direct customers of Primega Construction are primarily property developers and main contractors of various types of property development and civil engineering projects in Hong Kong. The number of projects awarded to Primega Construction depend highly on the prevailing market conditions in the construction industry, including shortage of skilled labor, economic fluctuations in Hong Kong, availability of new projects in the private sector; and general conditions and development of Hong Kong economy. If there is any significant deterioration in any of these factors, our operating results and financial conditions could be adversely affected.

Primega Construction is dependent on its key executives, management team, and professional staff.

Primega Construction’s success and growth depend on the knowledge, experience, and expertise of its management team who is responsible for overseeing the financial condition and performance, construction projects, and formulating business strategies. For example, Mr. Man Siu Ming and Mr. Hui Chun Kit, our directors, each has over 10 years of experience in the construction industry.

As Primega Construction’s work focuses on various work scopes, including the overall management of the projects, planning, and devising of detailed work programs, design, and technical submissions, it is important for Primega Construction to retain our management staff and technical personnel with appropriate and necessary industry expertise. Primega Construction has entered into a service agreement with each of the directors and employment contracts with our senior management and technical personnel. These service agreements and employment contracts can be terminated by either Primega Construction, the directors or the employees. There could be an adverse impact on our operations should a significant number of the directors, senior management, or other key personnel with relevant expertise terminate his or her employment with Primega Construction and appropriate persons could not be found to replace them in a timely manner. There is no assurance that Primega Construction will be able to attract and retain capable staff members or that they will not resign in the future.

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Primega Construction may be unable to obtain sufficient funding on terms acceptable, or at all.

The future expansion of Primega Construction’s business may require it to incur additional borrowings and diversify sources of funding. Whether we are able to raise additional capital at costs acceptable depends on the financial success of the current business of our operating subsidiary and the successful implementation of key strategic initiatives. This may be affected by various financial, economic, and market conditions and other factors, some of which are beyond our or our operating subsidiary’s control. If we or Primega Construction is unable to obtain sufficient banking facilities on acceptable terms to meet its operational and expansion demands, this may put strains on our cash flow and our ability to successfully implement our expansion plans.

The insurance coverage of Primega Construction may be inadequate to protect it from potential losses.

Primega Construction maintains insurance coverage against, among others, (i) liability for third party bodily injury at our office premises, (ii) employees’ compensation insurance for our employees, (iii) third-party liability in relation to the use of our machinery such as tipper trucks, excavators, diesel tank wagon, and other plant and machinery and vehicles.

Nonetheless, there is no assurance that all potential losses and expenses incurred from damages or liabilities in relation to business can be fully covered by the insurance taken out by Primega Construction. Certain types of risks, such as the risks are not covered by insurance because they are either uninsurable or it is not cost justifiable to insure against such risks. To the extent that the insurance does not cover such losses, damage, or liabilities, or held liable for insured losses exceeding insurance coverage, the resulting payment to cover such losses, damage, or liabilities may have a material adversely effect on Primega Construction’s business.

We may be subject to litigation, arbitration, or other legal proceeding risks.

We may be subject to arbitration claims and lawsuits in the ordinary course of our business. As of the date of this prospectus, the Company, Celestial Power, and Primega Construction are not a party to, and are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition, or operations. Actions brought against us may result in settlements, awards, injunctions, fines, penalties, and other results adverse to us. A substantial judgment, settlement, fine, or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects.

Primega Construction relies on its customers and subcontractors for the provision of machinery and equipment at construction sites.

The construction projects of Primega Construction are generally machinery-intensive work. As such, its ability to handle existing projects or compete for new projects highly depends on the number of machinery and equipment available for deployment at construction sites. As of the date of this prospectus, the number of machinery and equipment owned by Primega Construction are limited, and it relies on its subcontractors to procure the machinery. For example, the excavators of Primega Construction are small sized excavators. While these excavators provide maneuverability, and are generally suitable for small-scale construction works, they are unable to be used for excavation works, which require larger excavators. As such, Primega Construction may be unable to procure and/or handle further projects should Primega Construction fail to identify suitable machinery and equipment.

Nevertheless, there can be no assurance that Primega Construction would be able to rent a sufficient number of machinery or equipment at reasonable costs and in a timely manner, nor we can guarantee that they would function properly at all material times and they would not become obsolete as a result of technological developments in the construction industry. We can also not guarantee that the customers and subcontractors can arrange immediate repair and/or replacement for impaired machinery and equipment for our projects in a timely and cost-effective manner.

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As a result, Primega Construction may not be able to expand its capacity cater the increasing demands expected from future projects. If Primega Construction fails to do so, our ability to handle existing projects or compete for new projects may be significantly impaired.

Primega Construction relies on a stable workforce to carry out its construction projects. If Primega Construction or its subcontractors experience any shortage of labor, industrial actions, strikes, or material increase in labor costs, our operations and financial results would be adversely affected.

Primega Construction relies on a stable workforce, either directly employed by Primega Construction or its subcontractors, to carry out its construction projects. In particular, a large number of construction workers and machinery operators with various skills and expertise are required for each construction project.

In view of the current situation in the labor market, there is no assurance that the supply of labor and average labor costs will be stable. All labor-intensive projects are more susceptible to labor shortage, and our subcontracting costs include the labor costs of our subcontractors. If there is a significant increase in the costs of labor and Primega Construction has to retain more labor (or subcontractors retaining their labor) by increasing their wages, the staff cost and/or subcontracting cost will increase and thus lower our profitability. On the other hand, if Primega Construction or its subcontractors fail to retain our existing labor and/or recruit sufficient labor in a timely manner to cope with our existing or future projects, Primega Construction may not be able to complete its projects on schedule and may be subject to liquidated damages and/or incur a loss.

We may be unable to successfully implement our future business plans and objectives.

Our future business plans may be hindered by factors beyond our control, such as competition within the industry we operate; our ability to cope with high exposure to financial risk, operational risk, market risk, and credit risk as our business and customer base expands; and our ability to provide, maintain, and improve the level of human and other resources in servicing customers. As such, we cannot assure that our future business plans will materialize, that our objectives will be accomplished fully or partially, or that our business strategies will generate the intended benefits to us as initially contemplated. If we fail to implement our business development strategies successfully, our business performance could be materially and adversely affected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies and significant transaction costs, and it may also present new risks associated with entering additional markets or offering new products or services and integrating the acquired companies or newly established joint ventures. Moreover, we may not have sufficient management, financial, and other resources to integrate companies we acquire or to successfully operate joint ventures, and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our business, operating results, and financial condition.

Since late December 2019, the outbreak of COVID-19 spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a PHEIC, and later, on March 11, 2020, a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. From 2020 to the middle of 2021, a COVID-19 vaccination program had been greatly promoted around the globe; however, several types of COVID-19 variants emerged in different parts of the world.

Supply chain disruptions have become a major challenge for the global economy since the start of the COVID-19 pandemic. For instance, China’s extended COVID-19 lockdown of Shanghai, a major port and business center, has led to logistical disruptions that have almost cause the transport of goods to be ground to a halt. These shortages and supply-chain disruptions are significant and widespread. Lockdowns in several countries across the world, labor shortages, robust demand for tradable goods, disruptions to logistics networks, and capacity constraints have resulted in increases in freight costs and delivery times. Primega Construction’s customers are mainly construction contractors which are reliant on the availability of construction materials and supplies, and as such may suffer from plant closures and supply shortages across the extended supply network. Supply chain issues may delay or halt the progress or commencement of construction projects.

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In addition, multiple infected cases within a construction site may result in shortage of labor and, in more serious cases, may cause a temporary halt in the site’s construction operation for a few days. Hence, our productivity and progress may also be negatively affected.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. Given the general slowdown in economic conditions globally and volatility in the capital markets, as well as the general negative impact of the COVID-19 outbreak on the construction industry, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. We will continue to closely monitor the situation throughout 2024 and beyond.

A severe or prolonged downturn in the global economy, whether caused by economic or political instability, could materially and adversely affect our business and results of operations.

The recent global market and economic crisis stemming from COVID-19 resulted in recessions occurring in most major economies. According to World Economic Outlook report published by the International Monetary Fund (“IMF”) in October 2023, the IMF forecasts global gross domestic product to fall from an estimated 3.5% in 2022 to 3.0% in 2023 and further decline to 2.9% in 2024. The rise in central bank interest rates to combat inflation and Russia’s war in Ukraine have contributed to the diminished expectations for economic growth around the world. While, growth in emerging markets and developing economies in Asia is projected to moderately grow, from 4.5% in 2022 to 5.2% and 4.8% in 2023 and 2024, China’s growth in terms of real GDP is forecasted to be lower than the rest of the region at 5.0% and 4.2% in 2023 and 2024, mainly due to lower investment as a result of the real estate crisis and weakening confidence of investors. Any prolonged slowdown in the global, Chinese and/or the Hong Kong economy may have a negative impact on our business, results of operations, and financial condition, and continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Our business is conducted solely in Hong Kong through our operating subsidiary and is therefore heavily dependent on the economy of Hong Kong. Economic conditions in Hong Kong are highly sensitive to global cycle and money flows. If there is any significant decline in the Hong Kong economy and we are unable to generate business in other geographic locations, our profitability and business prospects will be materially affected. Also, major market disruptions and adverse changes in market conditions and uncertainty in the regulatory climate worldwide may adversely affect our business and industry or impair our ability to borrow or make any future financial arrangements.

Russia’s invasion of Ukraine has destabilized the global economy. Russia’s military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union, and other countries against Russia. This has led to a severe energy crisis in Europe with widespread effect, including increasing cost of living in the region, bringing with it tightening monetary conditions and appreciation of the US dollar against most other currencies. Although we do not have any direct exposure to Russia or the adjoining geographic regions the knockdown effects on the global economy and the ramifications from the war could affect our business. Any such disruptions caused by Russian military action or resulting sanctions may also magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the business outlook of our business.

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Risks Related to Our Ordinary Shares

There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop, you may not be able to resell our Ordinary Shares at any reasonable price.

The offering under this prospectus is an IPO of our Ordinary Shares. Prior to the closing of the offering, there was no public market for our Ordinary Shares. While we plan to list our Ordinary Shares on the Nasdaq Capital Market, our listing application may not be approved. If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the Ordinary Shares on the Nasdaq Capital Market, we will not complete the offering. In addition, an active trading market may not develop following the closing or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling Ordinary Shares and may impair our ability to acquire other companies by using our Ordinary Shares as consideration.

The trading price of our Ordinary Shares could be subject to rapid and substantial volatility, which could make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares and result in substantial losses to the investors.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

The trading prices volatility and wide fluctuations could be due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. For example, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors toward Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of our Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure, or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors toward Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are unrelated to our operating performance, which may have a material and adverse effect on the trading price of our Ordinary Shares.

In addition to the above factors, the price and trading volume of our Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us or our industry;

●	variations in our revenues, profit, and cash flow;

●	changes in the economic performance or market valuations of other financial services firms;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	detrimental negative publicity about us, our services, our officers, directors, Controlling Shareholder, our business partners, or our industry;

●	announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings, or capital commitments;

●	additions to or departures of our senior management;

●	litigation or regulatory proceedings involving us, our officers, directors, or Controlling Shareholder;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

●	sales or perceived potential sales of additional Ordinary Shares.

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Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional Ordinary Shares and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all. In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition.

Our Ordinary Shares are expected to initially trade under $5.00 per share and thus would be known as a “penny stock.” Trading in penny stocks has certain restrictions, and these restrictions could negatively affect the price and liquidity of our Ordinary Shares.

Our Ordinary Shares are expected to initially trade below $5.00 per share. As a result, our Ordinary Shares would be known as a “penny stock,” which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations that generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Ordinary Shares could be considered to be “penny stock.” A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our Ordinary Shares, and they may negatively affect the ability of holders of our Ordinary Shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the stock is often volatile, and you may not be able to buy or sell the stock at any time.

If we fail to meet applicable listing requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

Assuming our Ordinary Shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are “penny stock,” which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The U.S. National Securities Markets Improvement Act of 1996 prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although states are pre-empted from regulating the sale of our securities, this statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

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Our pre-IPO shareholders will be able to sell their shares after completion of this offering subject to restrictions under Rule 144.

Our pre-IPO shareholders may be able to sell their Ordinary Shares pursuant to Rule 144 under the Securities Act after completion of this offering. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the stock following completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

If you purchase our Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

If you purchase our Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of US$4.65 per share, representing the difference between our pro forma as adjusted net tangible book value per share of US$0.35 as of September 30, 2023, after giving effect to the net proceeds to us from this offering, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus, and an assumed public offering price of US$5.00 per share (being the midpoint of the price range set forth on the cover page of this prospectus). See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this offering.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our Ordinary Shares may be more volatile than it otherwise would be.

As a company conducting a relatively modest public offering, we are subject to the risk that a small number of investors may hold a high percentage of Ordinary Shares sold in this offering, even if the initial sales by the underwriters comply with the Nasdaq listing requirements. If this were to happen, investors could find our shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares and we may cease to meet the Nasdaq public stockholder requirements.

Our directors, officers, and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, our directors, officers, and principal shareholders hold in aggregate 80.4% or more of our shares. After this offering, our directors, officers, and principal shareholders will hold in aggregate or more of our shares. We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder will own of our total issued and outstanding Ordinary Shares, representing approximately 74.3% of the total voting power.

The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

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Our board of directors may decline to register the transfer of Ordinary Shares in certain circumstances.

Our board of directors may under certain circumstances decline to register a transfer including any Ordinary Share which is not fully paid up or on which we have a lien. Further, our board of directors may generally require any shareholder or any person proposing to acquire our shares to provide information to show the right to make the transfer. If any such shareholder or proposed acquirer does not provide such information, or if our board of directors has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, our board of directors may delay or decline to register any transfer or to effect any issuance or purchase of shares to which such request is related.

Our directors may also decline to register any transfer of any Ordinary Share unless (i) a fee of such maximum as Nasdaq may from time to time determine to be payable (or such lesser sum as our board of directors may from time to time require) has been paid to our Company; (ii) the instrument of transfer is lodged at the registered office or, as the case may be, the transfer office accompanied by the certificate of the Shares to which it relates, and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); (iii) the instrument of transfer is in respect of only one class of Share; (iv) the Shares concerned are free of any lien in favor of the Company; and (v) if applicable, the instrument of transfer is properly stamped.

If our directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor was lodged and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

This, however, is unlikely to affect market transactions of the Ordinary Shares purchased by investors in the public offering. Once the Ordinary Shares have been listed, the legal title to such Ordinary Shares and the registration details of those Ordinary Shares in the Company’s register of members will remain with the Depository Trust Company. All market transactions with respect to those Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the Depository Trust Company systems.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for our construction business and other corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares.

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Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the effectiveness of this offering, we will become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, we may only pay dividends if we are solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the ordinary course of business, and the value of assets of our Company will not be less than the sum of our total liabilities.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

If a trading market for our shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our share price, our share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforcement of Civil Liabilities.” As a result of the foregoing, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may have more difficulty protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the provisions of our Memorandum and Articles of Association, and by the provisions of the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The rights of shareholders and the fiduciary responsibilities of our directors and officers under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands-exempted companies have no general rights under Cayman Islands law to obtain copies of the register of members or corporate records of the company. They will, however, have such rights as may be set out in the company’s articles of association. A Cayman Islands exempted company may maintain its principal register of members and any branch registers in any country or territory, whether within or outside the Cayman Islands, as the company may determine from time to time. There is no requirement for an exempted company to make any returns of members to the Registrar of Companies in the Cayman Islands. The names and addresses of the members are, accordingly, not a matter of public record and are not available for public inspection. However, an exempted company shall make available at its registered office, in electronic form or any other medium, such register of members, including any branch register of member, as may be required of it upon service of an order or notice by the Tax Information Authority pursuant to the Tax Information Authority Act (2013 Revision) of the Cayman Islands. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practices with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors, or our Controlling Shareholder than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

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Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act, 2018 of the Cayman Islands (“ES Act”) that came into force on 1 January 2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is the Company; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, for so long as the Company is a tax resident outside the Cayman Islands, including in Hong Kong, it is not required to satisfy the economic substance test set out in the ES Act.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect to a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we plan to rely on some home country practices with respect to our corporate governance after we complete this offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

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There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “Material Tax Income Consideration — Material U.S. Federal Income Tax Considerations for U.S. Holders — PFIC Consequences.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30; and (2) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

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Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our directors and officers beneficially own a majority of the voting power of our issued and outstanding Ordinary Shares. Under Rule 4350(c) of the Nasdaq Capital Market, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Capital Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Ordinary Shares to be less attractive to certain investors or otherwise harm our trading price.

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INDUSTRY AND MARKET DATA

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties, as well estimates by our management based on such data. None of these third parties are affiliated with us, and the information contained in this prospectus has not been reviewed or endorsed by any of them. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

While we believe that the information from these industry publications, surveys, and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Market size of the construction industry in Hong Kong

Between 2016 and 2019, the construction industry in Hong Kong maintained growth with a compounded annual growth rate of 3.41%. Since the outbreak of COVID-19 in late 2019, the construction industry experienced a steep decline of approximately 17.3% in 2020 and has since remained relatively stable.

Gross value of construction works in nominal terms performed by contractors by broad trade groups
HK$ million
500,000
450,000
400,000
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
2016
2017
2018
2019
2020
2021
2022
2023
Main Contractor
Sub-contractor

Notes:
-	Statistics on the annual gross value of construction works performed by sub-contractors are subject to the effect of double-counting as sub-contractors may further sub-contract their construction works. Such figures only serve to provide a broad indication of the extent of sub-contracting in the construction industry and should be interpreted with care.

Source: Construction and Miscellaneous Service Statistics Section — Census and Statistics Department of Hong Kong

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Based on the breakdown of the gross value of construction works performed by main contractors in the private and public sector below as well as works conducted outside of construction sites, the gross value of construction works in the public sector has recorded year-on-year gains since the COVID-19 outbreak in 2019, while the gross value of construction works in the private sector has gradually increased since the COVID-19 outbreak.

Gross value of construction works performed by main contractors analyzed by broad trade group (in nominal terms)
HK$' million
120,000
100,000
80,000
60,000
40,000
20,000
0
2016
2017
2018
2019
2020
2021
2022
2023
Private sector construction sites (1)
Public sector construction sites (2)
Construction works at locations other than sites (3)

Notes:
(1)	Includes projects commissioned by private developers. Projects under the Private Sector Participation Scheme are also included.
(2)	Includes projects commissioned by the Government of the Hong Kong Special Administrative Region, MTR Corporation Limited and Airport Authority. Projects under the Home Ownership Scheme, which are commissioned by the Housing Authority, are also included.
(3)

Includes decoration, repair and maintenance, and construction works at minor work locations such as site investigation, demolition, and structural alteration and addition works (general trades) and carpentry, electrical equipment, ventilation, gas and water fitting installation and maintenance etc. (special trades)

Source: Construction and Miscellaneous Service Statistics Section — Census and Statistics Department of Hong Kong

Overview of the C&D Material Handling Industry in Hong Kong

In the past, when materials were scarce and expensive in comparison to labor costs, a large amount of construction and demolition materials had to be salvaged and reused through rehabilitation and reclamation. With the prosperity and rapid development of Hong Kong, the industry became less concerned with conservation of natural resources. Resources were disposed as waste in landfills and considered an extra expense of doing business.

To tackle the large amount of solid waste generated, the Hong Kong government issued a series of waste management policies in the last twenty years. One of the most significant policies is the launch of an off-site construction waste sorting (“CWS”) program based on the “polluter pays principle.” Since its implementation in 2006, the off-site CWS program had contributed considerably to the reduction of construction waste. The program involves sorting of construction waste and disposal at public filling areas, mixed sorting facilities or landfills depending on the type of material.

The Hong Kong government has implemented a Trip Ticket System (the “TTS”) for public works contracts, where C&D materials including waste generated on site require disposal. The TTS aims to track and control the flow of C&D materials, so as to prevent unauthorized disposal. Under the TTS proper records for tracking the C&D materials to disposal facilities, whether the destination is public fill reception facilities, sorting facilities, outlying island transfer facilities, landfills or other alternative disposal grounds. Under the current regime, contractors may only dispose of C&D materials arising from public works contracts to the above destinations. Alternative disposal grounds may be proposed by the contractor, which includes private construction sites (administered by authorized persons as defined under the Buildings Ordinance (Cap. 123)), private recycling facilities (on the recycler’s list for C&D materials recognized by the EPD) or construction sites of the Hong Kong Government, Hong Kong Housing Authority and Mass Transit Railway Corporation. In assessing a proposal of an alternative disposal ground, the architect, engineer, supervising officer or maintenance surveyor of the relevant project shall consult the relevant government departments for approval.

The Hong Kong government’s actions to curb the amount of overall waste disposed of in landfills has led to a decline in the overall amount of waste, including construction waste disposed of in landfills. In 2022, the average daily quantity of construction waste disposed of in landfills was 4,128 tons per day (“tpd”), representing a year-on-year increase of 13.2% from 3,646 tpd in 2021.

In 2022, the quantity of construction waste generated was 49,865 tpd, representing a decrease of about 3,100 tpd or 6% as compared with the 2021 level. Of the 49,865 tpd of construction waste, 45,736 tons representing about 92% were recovered through transferring to projects for direct reuse or storage at public fill reception facilities for ruse in the future. Meanwhile, the quantity of construction waste disposed of at landfills increased by about 483 tpd to 4,128 tpd (about 8% of total construction waste).

The recovery rate of construction materials was relatively stable at 92% in 2022 (2021: 93%). The increase in construction waste disposal charges that took effect from April 2017 enhanced the incentive for the trade to reduce and reuse C&D materials and has had a positive impact on waste reduction in the construction industry. Inert materials were delivered to the public fill reception facilities and other outlets for beneficial direct reuse.

Role of C&D waste disposal facilities for the construction industry in Hong Kong

There are four types of waste disposal facilities in Hong Kong, namely public fill facilities, sorting facilities, landfills and outlying islands transferring facilities. Each type of facility will only accept C&D materials that meet certain criteria.

Public fill facilities

Public fill facilities accept materials consisting entirely of inert construction waste. The inert construction waste can be further used for land reclamation and site formation after disposal. Public fill facilities include public filling areas, public filling barging points, public fill stockpiling areas, fill banks and C&D materials recycling facility. Particularly, public filling areas are designated part of a development project that accepts public fill for reclamation purpose; public filling barging points are strategically located public fill reception facilities that utilize barge transportation to transfer public fill; public fill stockpiling areas are newly reclaimed land where public fill is stockpiled as surcharging material to accelerate the settlement process. Moreover, fill banks are areas allocated for temporary stockpile of public fill for later use; C&D materials recycling facilities are facilities that process hard inert materials into recycled aggregates and granular materials for use in future construction activities.

Sorting facilities

To maximize service efficiency, sorting facilities accept mixed C&D materials containing more than 50% by weight of inert construction waste. This arrangement helps waste producers, particularly small construction sites that do not have enough space, carry out on-site sorting.

In the current practice, the sorting facilities will use two measures determining whether the C&D materials are able to meet the criteria. The measures include weight ratio and depth of waste. With these two indicators, the sorting facilities will calculate and justify whether the incoming material contains more than 50% of inert C&D materials by weight. Once the waste meets the criteria, it can be accepted for further processing. It should be highlighted that after going through all the sorting processes, the mixed construction waste can be eventually sorted into two piles, namely, inert materials and non-inert materials. The inert materials will be sent to the public fill reception facilities while the non-inert materials are considered waste and will be landfilled.

Landfills

Mixed C&D waste containing no more than 50% by weight of inert construction waste can be disposed of at strategic landfills.

Outlying islands transferring facilities

Outlying islands transferring facilities accept any percentage of inert C&D waste, and are responsible for transferring C&D waste from outlying islands to waste disposal facilities.

Disposal and reuse of overall construction waste from 2018 to 2022
60,000
50,000
40,000
30,000
20,000
10,000
0
Tons per day
393
11,781
3,688
33,751
373
13,616
3,573
30,707
395
20,137
3,023
33,067
319
21,918
3,327
27,447
300
12,247
3,828
33,490
2018
2019
2020
2021
2022
Year
Public fill received at public fill reception facilities
C&D waste disposed of at landfills
Public fill transferred to projects for direct reuse
Waste concrete disposed of at landfills

Note:	Public fill reception facilities (PFRFs) are managed by CEDD for receiving inert construction waste (also known as public fill) appropriate for reuse. At present, four PFRFs are in operation, namely Tseung Kwan O Area 137 Fill Bank, Tuen Mun Area 38 Fill Bank, Chai Wan Public Fill Barging Point and Mui Wo Temporary Public Fill Reception Facility.

Source: Waste Statistics for 2022 published by the EPD

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any state in the United States.

Cayman Islands

Enforceability

Appleby, our counsel as to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Appleby has informed us that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company in a foreign court (other than certain judgments of a superior court of certain states of the Commonwealth of Australia) will be recognized as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, we would expect such proceedings to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons.

Name	Position	Nationality	Residence

Mr. Man Siu Ming	Director, Chairman of the board	Chinese	Hong Kong

Mr. Hui Chun Kit	Director, Chief Executive Officer	Chinese	Hong Kong

Mr. Man Wing Pong	Chief Financial Officer	Chinese	Hong Kong

Mr. Cheng Hin Fung Alvin	Independent Director nominee	Chinese	Hong Kong

Mr. Suen To Wai	Independent Director nominee	Chinese	Hong Kong

Mr. Wu Loong Cheong Paul	Independent Director nominee	Chinese	Hong Kong

49

Hong Kong

CFN Lawyers, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

USE OF PROCEEDS

Based upon a public offering price of $5.00 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us, of approximately $4,550,000, after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed IPO price of $5.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering by $1,380,000, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1,000,000 in the number of Ordinary Shares we are offering would increase (decrease) the net proceeds to us from this offering by $4,600,000, assuming the assumed IPO price remains the same, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

The primary purpose of this offering is to create a public market for our Ordinary Shares for the benefit of all shareholders. We plan to use the net proceeds of this offering as follows:

● Approximately 35% to expand our existing business by acquiring additional machinery and equipment including tipper trucks and excavation machines and employing additional staff;

● Approximately 20% to upgrade our information technology systems to allow us to track the location and deployment of our trucks to improve resource allocation and efficiency; and

● The balance to fund working capital and for other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe in this prospectus.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects, other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

During the years ended March 31, 2023 and 2022 and the six months ended September 30, 2023, PGHL did not declare or pay any dividends and there was no transfer of assets among PGHL and its subsidiaries.

The declaration, amount, and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions; our financial condition and results of operations; our available cash and current and anticipated cash needs; capital requirements; contractual, legal, tax, and regulatory restrictions; and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Subject to the Companies Act and our Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of our Memorandum and Articles of Association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law which is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits.

As we are a holding company with no substantial business operations, we will rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur, and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries. According to the BVI Business Companies Act 2004 (as amended), a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

51

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2023, on:

●	an actual basis, giving effect to the share split at a ratio of 2-for-1, which was approved and effected on February 28, 2024; and

●	a pro forma as adjusted basis to give effect to the sale of Ordinary Shares in this offering at the assumed IPO price of $5.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Exchange Rate Information,” “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of September 30, 2023
	Actual	Actual	Adjusted(1)
	HK$	US$	US$
Ordinary Shares, $0.00005 par value per share: 1,000,000,000 shares authorized; 22,500,000 shares issued and outstanding; 24,000,000 shares issued and outstanding pro forma	8,775	1,125	1,200
Additional paid-in capital	10,000	1,282	4,551,207
Retained earnings	29,502,470	3,782,368	3,782,368
Total shareholders’ equity	29,521,245	3,784,775	8,334,775
Bank borrowings	8,415,738	1,078,941	1,078,941
Finance lease liabilities – non-current	12,321,328	1,579,657	1,579,657
Operating lease liabilities – non-current	6,864	880	880
Total capitalization	50,265,175	6,444,253	10,994,253

____________

(1)

Reflects the sale of 1,500,000 Ordinary Shares in this offering at an assumed IPO of $5.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual IPO price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive after deducting the underwriting discounts (7.0% per Ordinary Share), non-accountable expense allowance (equal to 1.0% per Ordinary Share underwritten) and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $4.55 million. For an itemization of an estimation of the total offering expenses payable by us, see “Expenses Related to this Offering.”

52

DILUTION

If you invest in our Ordinary Shares in this offering, your interest will be immediately diluted to the extent of the difference between the IPO price per Ordinary Share in this offering and the net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the IPO price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share. As of September 30, 2023, we had a historical net tangible book value of $2,874,541, or $0.13 per Ordinary Share. Our net tangible book value per Ordinary Share represents total tangible assets less intangible asset, all divided by the number of Ordinary Shares outstanding as of September 30, 2023 (as retroactively adjusted for the share split of our Ordinary Shares at a ratio of 2-for-1 on February 28, 2024).

After giving effect to the sale of Ordinary Shares in this offering at the assumed IPO price of $5.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), we will have 24,000,000 Ordinary Shares outstanding, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at September 30, 2023 would have been $8,334,775, or approximately $0.35 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of approximately $0.22 per Ordinary Share to existing investors and immediate dilution of approximately $4.65 per Ordinary Share to new investors. The following table illustrates this dilution to new investors purchasing Ordinary Shares in this offering:

Post-Offering(1)
Assumed IPO price per Ordinary Share	$5.00
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$8,334,775
Dilution per Ordinary Share to new investors in this offering	$4.65
____________

(1)	Assumes gross proceeds from the offering of 1,500,000 Ordinary Shares.

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Each $1.00 increase (decrease) in the assumed IPO price of $5.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) our pro forma as adjusted net tangible book value as of September 30, 2023, after this offering by approximately $0.06 per Ordinary Share, and would increase (decrease) dilution to new investors by $0.94 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, on a pro forma basis as of September 30, 2023, the differences between the existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us in this offering, the total consideration paid, and the average price per Ordinary Shares paid at the assumed IPO price of US$5.00 per Ordinary Shares, the midpoint of the price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	22,500,000	93.75%	$1,125	0.015%	$0.00
New investors	1,500,000	6.25%	$7,500,000	99.985%	$5.00
Total	24,000,000	100.00%	$7,501,125	100%	$0.31

54

CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

We are a holding company incorporated under the laws of the Cayman Islands on April 14, 2022. Our wholly-owned direct subsidiary is Celestial Power, a British Virgin Islands holding company incorporated on February 22, 2022. We operate our business through Primega Construction, our Hong Kong subsidiary incorporated on July 31, 2018, which is wholly owned by Celestial Power. Primega Construction is principally engaged in soil and rock transportation services in Hong Kong.

As of the date of this prospectus, our Controlling Shareholder owns 80.4% of our issued share capital.

In February 2022, Celestial Power was incorporated under the laws of the BVI as the intermediate holding company of PGHL. One (1) share of Celestial Power, representing its entire issued share capital, was allotted and issued to PGHL on May 4, 2022.

In April 2022, PGHL was incorporated under the laws of the Cayman Islands as an exempted company with limited liability, as the holding company of our BVI and Hong Kong subsidiary.

In June 2022, as part of a reorganization, PGHL acquired, through Celestial Power, all the shares of Primega Construction from the Controlling Shareholder and became the ultimate holding company of Celestial Power and Primega Construction. On April 14, 2022, PGHL issued 11,249,999 Ordinary Shares to the Controlling Shareholder.

On July 20, 2022, the Controlling Shareholder sold 551,250 Ordinary Shares each to Primewin Corporate Development Limited and Shun Kai Investment Development Limited. Primewin Corporate Development Limited and Shun Kai Investment Development Limited are wholly owned by Mr. Lau Wing Him Perry and Mr. Chan Wan Yiu, respectively. Primewin Corporate Development Limited was one of our major customers for the year ended March 31, 2021. Mr. Chan Wan Yiu is an employee of Primega Construction, our Hong Kong operating subsidiary.

On December 5, 2023, the Controlling Shareholder entered into individual sale and purchase agreements with each of Dusk Moon International Limited and Moss Mist Investment Limited. Pursuant to these agreements, the Controlling Shareholder agreed to sell, and each of Dusk Moon International Limited and Moss Mist Investment Limited agreed to purchase, 551,250 Ordinary Shares.

As part of the series of reorganization transactions to be completed before the offering, a 2-for-1 share split was conducted by the Company on February 28, 2024. After the share split and as of the date of this prospectus, the authorized share capital of the Company consists of US$50,000 divided into 1,000,000,000 Ordinary Shares, par value US$0.00005 each, and the issued share capital of the Company consists of US$1,125 divided into 22,500,000 Ordinary Shares, par value of US$0.00005 each.

The following table sets forth the breakdown of the foregoing transactions among the Controlling Shareholder and the pre-IPO shareholders:

Name of the pre-IPO shareholders	Number of Ordinary Shares purchased from the Controlling Shareholder(1)	Consideration
Primewin Corporate Development Limited	1,102,500	$103,000
Shun Kai Investment Development Limited	1,102,500	$103,000
Dusk Moon International Limited	1,102,500	$206,000
Moss Mist Investment Limited	1,102,500	$206,000

____________

(1)	Retroactively adjusted to reflect the share split of our Ordinary Shares at a ratio of 2-for-1, which occurred on February 28, 2024.

Our principal office is located at Room 2912, 29/F., New Tech Plaza, 34 Tai Yau Street, San Po Kong, Kowloon, Hong Kong. Our telephone number is (+852) 3997 3682. Our registered office in the Cayman Islands is located at the office of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, George Town, Grand Cayman, Kyl-1106, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus and upon completion of this offering:

55

Name	Background	Ownership
CELESTIAL POWER GROUP LIMITED	- A BVI company - Incorporated in February 2022 - Issued 100 shares of US$1.00 each – Intermediate holding company	100% owned by PGHL

Primega Construction Engineering Co., Limited	- A Hong Kong company - Incorporated in July 2018 - Issued 10,000 ordinary shares of HK$1.00 each - Provision of soil and rock transportation services	100% owned by Celestial Power

We are offering 1,500,000 Ordinary Shares of PGHL, the Cayman holding company, representing 6.25% of the Ordinary Shares following completion of this offering. Mr. Man Siu Ming, the Selling Shareholder, is offering 250,000 Ordinary Shares, representing approximately 1.0% of the Ordinary Shares following completion of this offering.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder will own 17,840,000 of our total issued and outstanding Shares, representing approximately 74.3% of the total voting power.

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Ordinary Share that such shareholder holds. There are no prohibitions to cumulative voting under the laws of the Cayman Islands, but our Memorandum and Articles of Association do not provide for cumulative voting.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans, and expectations that involve risks, uncertainties, and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a provider of transportation services that employs environmentally friendly practices with the aim of facilitating reuse of C&D materials and reduction of construction waste. Through our operating subsidiary in Hong Kong, we operate in the construction industry, mainly handling transportation of materials excavated from construction sites. Our services principally comprise of (i) soil and rock transportation services; (ii) diesel oil trading; and (iii) construction works, which mainly include ELS works and bored piling. We generally provide our services as a subcontractor to other construction contractors in Hong Kong.

Key Factors that Affect Results of Operations

Our results of operations have been and will continue to be affected by various factors, including those set out below:

Market demand

The demand for our services as well as our diesel oil products is driven by the development of the construction industry which includes development of residential, commercial, industrial and infrastructure projects. The timing, size and nature of these projects will, on the other hand, be determined by a number of factors such as the Hong Kong government’s spending budget on construction projects, the investment of property developers and the general conditions and prospects of the local economy.

Political condition and laws and regulations in Hong Kong

Our key operations are in Hong Kong. However, due to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Accordingly, our business, prospects, financial condition, and results of operations may be influenced to a significant degree by the political, economic, and social conditions in the PRC generally and by the continued economic growth in China as a whole. Accordingly, our results of operations and prospects are, to a significant degree, subject to economic, political, and legal developments in the PRC.

57

Hong Kong is a Special Administrative Region of the PRC, and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely the Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operations are based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Competition from other players in the market

We generally secure our projects after undergoing a tendering process. We submit quotation or tender price for a project that is based on our project cost estimate and a mark-up margin. The construction industry in Hong Kong is highly competitive, and it is often the case that multiple of our competitors bid for the same project that we do. We thus generally scale down our mark-up margin to be submitted to the project owner when competition for a project is perceived to be intense, and hence, the operating profit margin and our results of operation may be adversely affected.

Our ability to attract new customers and secure new projects

Our success depends in large part upon widespread adoption of our quality, safety, and timeliness by our customers. In order to attract new customers and continue to expand our customer base, we must appeal to and attract customers who identify with our project management expertise. In addition, our projects are non-recurrent in nature, and our future success depends in part on our ability to increase our project backlog over time. If we are unable to timely secure sufficient new projects when existing projects are completed, our turnover and, hence, results of operations may have a material setback and we may also suffer from higher staff turnover.

Cost control and management

Our cost of sales mainly comprised subcontracting charges, fuel costs, depreciation of machinery and direct labor costs. Although we determine our project prices based on a cost-plus method with reference to the time, costs and potential income estimated to be involved in a project, the actual time and costs involved in completing our foundation and related projects may be adversely escalated in materials and labor, adverse weather conditions, and changes in rules, regulations, and policies in Hong Kong. Therefore, any failure to control and manage the cost and time involved in a project or failure to identify buys for reusable excavated materials may give rise to delays in completion of work and/or cost overruns, which in turn may materially and adversely affect our financial condition, profitability, and liquidity.

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Income taxes

Cayman Islands

The Company is incorporated in the Cayman Islands. The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

BVI

We own Celestial Power, which is incorporated in the BVI and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

We own Primega Construction, our operating subsidiary, through Celestial Power. Primega Construction is incorporated in Hong Kong and is subject to Hong Kong profits tax at a rate of 8.25% for the assessable profits of first HK$2 million and 16.5% for the remaining assessable profits. Under Hong Kong tax law, Primega Construction is exempted from income tax on its foreign-derived income, and there is no withholding tax in Hong Kong on remittance of dividends.

Recent accounting pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Recent accounting pronouncements”.

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Results of Operations

Six months ended September 30, 2023, compared to six months ended September 30, 2022

The following table sets forth a summary of the consolidated results of operations of us for the periods indicated, both in absolute amount and as a percentage of our total revenues.

	For the six months ended September 30,
	2022	2023
	US$	US$	% of change
Revenues
Revenues generated from third parties	4,642,660	5,871,375	26.5%
Revenues generated from related parties	1,375,251	-	(100.0)%
Cost of sales
Cost of sales charged by third parties	(4,262,974)	(3,965,734)	(7.0)%
Cost of sales charged by related parties	(508,982)	(527,237)	3.6%
Gross profit	1,245,955	1,378,404	10.6%
Operating expenses:
General and administrative expenses	(398,036)	(668,635)	68.0%
Total operating expenses	(398,036)	(668,635)	68.0%
Income from operations	847,919	709,769	(16.3)%
Other income (expense)	260,774	64,971	(75.1)%
Interest expense	(80,938)	(98,227)	21.4%
Income before tax expense	1,027,755	676,513	(34.2)%
Income tax expense	(154,921)	(90,249)	(41.7)%
Net income	872,834	586,264	(32.8)%

Revenues

Our total revenues decreased by 2.4% to US$5,871,375 for the six months ended September 30, 2023, from US$6,017,911 for the six months ended September 30, 2022. Revenues generated from third parties increased by 26.5% to US$5,871,375, from US$4,642,660. This was due to our efforts to diversify our sources of revenue from miscellaneous construction works. We do not have a target mix of revenues from related or third parties as we undertake project works with reference to our capacity and customers’ demand. When we have the capacity, a particular customer may or may not have project work suitable for us to do. Conversely, when a particular customer approaches us for work, we may be fully engaged in other project works at the moment which prohibit us from taking further assignments. Therefore, revenues mix from third parties or related parties may vary from one financial period to another. Revenues generated from related parties decreased to nil for the six months ended September 30, 2023, from US$1,375,251 for 2022.

The following table sets out revenues generated from different services during the six months periods ended September 30, 2022 and 2023:

	For the six months ended September 30,
	2022		2023
Segment Revenue	US$	%	US$	%
Soil and rock transportation	5,274,198	87.6%	3,903,129	66.5%
Diesel oil trading	604,528	10.0%	-	0.0%
Miscellaneous construction works	139,185	2.3%	1,968,246	33.5%
	6,017,911	100.0%	5,871,375	100.0%

For the six months ended September 30, 2023, revenues from soil and rock transportation decreased as they correlated to number of projects on hand and the activities carried out in those projects with respect to clients’ construction schedule, which saw decrease in overall work done by us. No revenue was generated from the trading of diesel oil and soil and revenue from rock transportation decreased by 26.0% from the corresponding period in 2022. As a result of completion of projects where our diesel oil customers worked at, we had yet to resume our diesel oil trading business during the six months ended September 2023. We have increased efforts in providing miscellaneous construction services where we can achieve higher profitability. In this segment, our revenue increased to US$1,968,246 in 2023 from US$139,185 in 2022.

Cost of sales

Our total cost of sales decreased by 5.8% to US$4,492,971 for the six months ended September 30, 2023, from US$4,771,956 for the six months ended September 30, 2022. The decrease was mainly due to the slight decrease in total revenues and the temporary pause in the trading of diesel oil. Cost of sales charged by third parties decreased by 7.0% to US$3,965,734 for the six months ended September 2023, from US$4,262,9874 for 2022. Cost of sales charged by related parties increased by 3.6% to US$527,237 for the six months ended September 30, 2023, from US$508,982 for 2022. Our cost of sales mainly comprised subcontracting charges, fuel costs, depreciation of machinery and direct labor costs. During the six months ended September 30, 2023, as we did not generate income from the trading of diesel oil, there was no cost incurred in this segment. We had less cost in soil and rock transportation but higher cost from miscellaneous construction works in 2023 as compared to 2022 due to the respective change in segment revenue.

Gross profit and gross profit margin

Our gross profit increased by 10.6% to US$1,378,404 for the six months ended September 30, 2023, from US$1,245,955 for the six months ended September 30, 2022. Our gross profit margin increased to 23.5% for the six months ended September 30, 2023, from 20.7% for the six months ended September 30, 2022. The increase in gross profit margin could be attributed to the temporary stop of diesel oil trading, which by nature had a low gross profit margin and the undertaking of more miscellaneous construction works, which was on average the highest gross profit margin during the six months ended September 30, 2023. The following table summarizes the gross profit and gross profit margin of different segments for the periods indicated:

	For the six months ended September 30,
	2022		2023
	Gross profit	Gross profit margin	Gross profit	Gross profit margin
Soil and rock transportation	1,319,553	25.0%	864,711	22.2%
Diesel oil trading	44,521	7.4%	-	N/A
Miscellaneous construction works	(118,119)	N/A	513,693	26.1%
Overall	1,245,955	20.7%	1,378,404	23.5%

Soil and rock transportation services have been the major contributor of our gross profit for the six months ended September 30, 2023, followed by miscellaneous construction works. For the six months ended September 30, 2022, as we were in the early stage of stepping into the construction works segment, we offered competitive pricing to gain reputation and earn track record. As such, we recorded gross loss for the segment during the six months ended September 30, 2022. However, due to the improvement in our cost management and expertise, we managed to turn the loss into profit for the six months ended September 30, 2023.

General and administrative expenses

For the six months ended September 30, 2023 and 2022, our general and administrative expenses consisted mainly of staff costs, transportation costs, amortization of right-of-use assets for operating leases and finance leases provision of credit loss, legal and professional fees, entertainment expenses, office and rental expenses and other miscellaneous expenses. The following table sets forth a breakdown of our general and administrative expenses for the six months ended September 30, 2023 and 2022:

	For the six months ended September 30,
	2022	2023
	US$	US$	% of change
Legal and professional fees	16,692	17,205	3.1%
Office and rental expenses	52,062	58,315	112.0%
Depreciation	34,142	145,124	325.1%
Others	12,659	16,112	27.3%
Staff costs	184,201	230,018	24.9%
Entertainment	1,316	17,690	1,244.2%
Transportation	46,290	102,789	122.1%
Provision of credit loss	50,674	81,382	60.6%
	398,036	668,635	68.0%

Our general and administrative expenses increased by 68.0% to US$668,635 for the six months ended September 30, 2023, from US$398,036 for the six months ended September 30, 2022, principally due to the increase of staff cost as a result of more staff employed for our growing business, and increase in motoring and depreciation of machinery for idling machine due to customer’s change of design. As machinery are not always deployed in front-line operations, where depreciation is charged as cost of sales, when they are temporarily idle such as for maintenance and services, being re-deployed from one site to another or operation suspended due to customers’ change of construction plan, their depreciation expenses are booked into general and administration expenses.

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Interest expense

Our interest expense is mainly related to our interest expenses incurred by finance leases of motor vehicles and machinery and bank borrowings. Our interest expense increased by 21.4% to US$98,227 for the six months ended September 30, 2023, from US$80,938 for the six months ended September 30, 2022. The increase in interest expense was principally attributable to the increase in the hire purchase of motor vehicles and machinery under finance leases and two bank borrowings subsequent to the six months ended September 30, 2022.

Other income

Other income comprised mainly income from government grants and site management income (2022 only), sale of scrap material, net of other expenses. The following table sets forth the breakdown of our other income for the six months ended September 30, 2022 and 2023:

	For the six-month period ended September 30,
	2022	2023
	US$	US$

Interest income	-	23
Government grants	16,615	-
Site management income	30,138	-
Sale of scrap material	214,021	102,607
Other expense	-	(37,659)
Total other income, net	260,774	64,971

Incidental to our soil and rock transportation work, valuable recyclable materials such as steel are sorted and sold. For the six months ended September 30, 2023 and 2022, the sale of scrap material contributed US$102,607 and US$214,021 as other income. The amount of resalable scrap material recovered is highly variable as we cannot reasonably precisely foresee the constituents of the waste material before we perform the work.

Income tax expense

We are not subject to any income tax in the Cayman Islands and the BVI pursuant to the rules and regulations in those jurisdictions, but our subsidiary, Primega Construction, is subject to Hong Kong profits tax. Our income tax expense was US$90,249 for the six months ended September, 2023, decreased by 41.7% from US$154,921 for the six months ended September 30, 2022. Effective tax rate for the six months ended September 30, 2023 and 2022 was 13.3% and 15.1%, respectively.

Net income

Our net income decreased by 32.8% to US$586,264 for the six months ended September 30, 2023, as compared to US$872,834 for the six months ended September 30, 2022. The decrease was mainly contributed by the increase in general and administrative expenses. Net profit margin was 10.0% and 14.5% for the six months ended September 30, 2023 and 2022, respectively.

Year ended March 31, 2022, compared to year ended March 31, 2023

The following table sets forth a summary of the consolidated results of operations of us for the periods indicated, both in absolute amount and as a percentage of our total revenues.

	For the year ended March 31,
	2022	2023
	US$	US$	% of change
Revenues – third parties	7,215,091	8,312,663	15.2%
Revenues – related parties	3,268,003	2,830,475	(13.4)%
Cost of sales – third parties	(6,272,989)	(7,802,451)	24.4%
Cost of sales – related parties	(1,249,913)	(1,162,640)	(7.0)%
Gross profit	2,960,192	2,178,047	-26.4%
Operating expenses:
General and administrative expenses	(694,121)	(1,188,713)	71.3%
Total operating expenses	(694,121)	(1,188,713)	71.3%
Income from operations	2,266,071	989,334	-56.3%
Other income	201,246	588,131	192.2%
Profit from operations	2,467,317	1,577,465	-36.1%
Interest expense	(115,978)	(190,561)	64.3%
Income before tax expense	2,351,339	1,386,904	-41.0%
Income tax expense	(357,734)	(219,644)	-38.6%
Net income	1,993,605	1,167,260	-41.4%

Revenues

Our revenues increased by 6.3% to US$11,143,138 (of which US$2,830,475 from related parties) for the year ended March 31, 2023, from US$10,483,094 (of which US$3,268,003 from related parties) for the year ended March 31, 2022. The revenues increase was principally a result of the expansion of our soil and rock transportation services.

The following table sets out revenues generated from different services during the two years ended March 31, 2023:

	For the year ended March 31,
	2022		2023
	US$	%	US$	%
Revenues
Soil and rock transportation services	7,738,263	73.8%	9,858,453	88.5%
Diesel oil trading	1,962,662	18.7%	729,930	6.6%
Miscellaneous construction works	782,169	7.5%	554,755	5.0%
Total	10,483,094	100%	11,143,138	100%

For the year ended March 31, 2023, soil and rock transportation services continued to be the major source of our revenues, accounted for 88.5% of our total revenues as compared to 73.8% in 2022. The increase in the soil and rock transportation revenue is primarily because of closer business relationship with the major key customers and our expansion in capacity since we purchased certain machinery required for the operations. On the other hand, diesel oil trading saw a considerable contraction in business even though diesel price was on the rise during the year ended March 31, 2023. This was because our trading of diesel oil was customer and construction site specific and when the customers completed relevant works at the construction sites where diesel oil was consumed, the diesel demand may temporarily decrease. These services will continue to be our main profit driver, with a view to diversifying our income from biodiesel oil trading and construction works services.

Cost of sales

Our cost of sales increased by 19.2% to US$8,965,091 (of which US$1,1,62,640 from related parties) for the year ended March 31, 2023, from US$7,522,902 (of which US$1,249,913 from related parties) for the year ended March 31, 2022. Our cost of sales mainly comprised subcontracting charges, fuel costs, depreciation of machinery and direct labor costs. During the year ended March 31, 2023, as we took up more projects for soil and rock transportation services, which increased associated cost of sales. The increase in cost of sales, however, was higher than the growth in sales. This was attributed to the shortage of construction labor in Hong Kong as we saw both subcontracting fees and direct labor cost soaring. Further, as fuel price was in general higher in fiscal year 2023 than 2022 and we had a larger fleet of machinery and motor vehicles, transportation costs and depreciation expenses increased as well.

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Gross profit and gross profit margin

Our gross profit decreased by 26.4% to US$2,178,047 for the year ended March 31, 2022, from US$2,960,192 for the year ended March 31, 2022. Our gross profit margin decreased to 19.5% for the year ended March 31, 2023, from 28.2% for the year ended March 31, 2022. The decrease in gross profit margin could be attributed to the increase in labor costs, subcontracting fees and transportation costs. The following table sets out the gross profit and gross profit margin for our different services for the years ended March 31, 2022 and 2023:

	For the year ended March 31,
	2022		2023
	Gross profit	Gross profit margin	Gross profit	Gross profit margin
Soil and rock transportation services	2,910,474	37.6%	2,064,302	20.9%
Diesel oil trading	129,658	6.6%	37,392	5.1%
Miscellaneous construction works	(79,940)	N/A	76,353	13.8%
Overall	2,960,192	28.2%	2,178,047	19.5%

Soil and rock transportation services have been the contributor of our gross profit as well as the overall drop in growth profit margin. Diesel oil trading had a lower gross profit margin in fiscal year 2023 mainly because of the higher fuel purchase price. Competition in miscellaneous construction works was a loss in fiscal year 2022 but we managed to turn around in 2023 as we better managed our construction costs.

General and administrative expenses

For the years ended March 31, 2023 and 2022, our general and administrative expenses consisted mainly of staff costs, transportation costs, provision of credit loss, legal and professional fees, entertainment expenses, office and rental expenses and other miscellaneous expenses. The following table sets forth a breakdown of our general and administrative expenses for the years ended March 31, 2023 and 2022:

	For the years ended March 31,
	2022	2023
	US$	US$	% of change
Legal and professional fees	39,462	41,017	3.9%
Office and rental expenses	47,711	64,320	34.8%
Depreciation	28,294	291,334	929.7%
Others	58,512	83,256	42.3%
Staff costs	211,744	438,871	107.3%
Entertainment	109,903	1,316	-98.8%
Transportation	86,832	66,848	-23.0%
Provision of credit loss	111,663	201,751	80.7%
	694,121	1,188,713	71.3%

Our general and administrative expenses increased by 71.3% to US$1,188,713 for the year ended March 31, 2023, from US$694,121 for the year ended March 31, 2022, principally due to the increase of staff cost as a result of more staff employed for our growing business, and increase in depreciation of machinery. As machinery are not always deployed in front-line operations, where depreciation is charged as cost of sales, when they are temporarily idle such as for maintenance and services, being re-deployed from one site to another or operation suspended due to customers’ change of construction plan, their depreciation expenses are booked into general and administration expenses.

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Interest expense

Our interest expense is mainly related to our interest expenses incurred by finance leases of motor vehicles and bank borrowings. Our interest expense increased by 64.3% to US$190,561 for the year ended March 31, 2023, from US$115,978 for the year ended March 31, 2022. The increase in interest expense was principally attributable to hire purchase of motor vehicles and machinery under finance leases during the year ended March 31, 2023 and two bank borrowings in 2023.

Other income

Other income comprised mainly income from machinery rental, site management income, sublease income, sale of rocks and other income. The following table sets for the breakdown of our other income for the years ended March 31, 2022 and 2023:

	Year ended March 31
	2022	2023
	US$	US$

Machinery rental	7,846	-
Site management income	121,605	39,184
Sublease income	71,795	143,590
Sale of rocks	-	411,636
Other expenses	-	(6,279)
Total other income, net	201,246	588,131

Income tax expense

We are not subject to any income tax in the Cayman Islands and the BVI pursuant to the rules and regulations in those jurisdictions, but our subsidiary, Primega Construction, is subject to Hong Kong profits tax. Our income tax expense was US$219,644 for the year ended March 31, 2023, decreased by 38.6% from US$357,734 for the year ended March 31, 2022. Effective tax rate for the two years ended March 31, 2023 and 2022 was 15.8% and 15.2%.

Net income

Our net income decreased by 41.4% to US$1,167,260 for the year ended March 31, 2023, as compared to US$1,993,605 for the year ended March 31, 2022. Net profit margin was 10.5% and 19.0% for the year ended March 31, 2023 and 2022, respectively.

LIQUIDITY AND CAPITAL RESOURCES

Cash Flows

Six months ended September 30, 2022, compared to six months ended September 30, 2023

Our use of cash was primarily related to operating activities and purchase of property, plant and equipment and entering into finance leases. We have historically financed our operations primarily through our cash flow generated from our operations, bank borrowings and shareholders’ loans.

The following table sets forth a summary of our cash flows information for the years indicated:

	Six months ended September 30,
	2022	2023
	US$	US$
Cash and cash equivalents at the beginning of the year	111,062	240,219
Net cash provided by operating activities	213,441	680,974
Net cash used in investing activities	(1,480)	-
Net cash used in financing activities	(195,626)	(876,149)
Cash and cash equivalents at the end of the year	127,397	45,044

Cash provided by operating activities

Our cash inflow from operating activities was principally receipt of payments from customers. Our cash outflows from operating activities were principally due to payments for purchase of diesel oils, subcontracting fees, staff costs, and administrative and other operating expenses. Net cash provided by operating activities reflects our net income adjusted for non-cash items, including non-cash operating lease expense, depreciation, deferred tax expenses, and credit loss, and changes in working capital items including accounts receivable, prepayment, deposits and other receivable, accounts payable, retention receivable, accruals and other current liabilities, contract liabilities, income taxes payable and lease liabilities – operating leases.

Net cash provided by operating activities for the six months ended September 30, 2023 was US$680,974, representing an increase of 219% as compared to same period in 2022 of US$213,441, mainly due to the lesser increase in accounts receivable for the six months ended June 30, 2023 as compared to 2022. We experienced growth in business for the six months ended June 30, 2022 as compared to 2021 and therefore accounts receivable grew at a faster rate. On the contrary, total revenues for the six months ended June 30, 2023 decreased slightly year-on-year.

Net cash used in investing activities

For the six months ended September 30, 2022, cash used in investing activities was US$1,480 which was vastly for the acquisition of property, plant and equipment to support our business needs. We did not have any investment activities for cash flow purposes during the six months ended September 30, 2023.

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Net cash used in financing activities

For the six months ended September 30, 2022, net cash used in financing activities was US$195,626, which was arrived from the repayment from director of US$143,129, proceeds from bank loans of US$586,447, net of principal payment of lease liabilities of US$604,433, loan to a related company of US$20,042, and payment of offering costs of US$300,727.

For the six months ended September 30, 2023, net cash used in financing activities was US$876,149, which was due to our repayment of advance from a director of US$23,060, principal payment of lease liabilities of US$620,196, initial payment of finance lease of US$39,465, and payment of IPO costs of US$193,428.

Year ended March 31, 2022, compared to year ended March 31, 2023

Our use of cash was primarily related to operating activities and purchase of property, plant and equipment and entering into finance leases. We have historically financed our operations primarily through our cash flow generated from our operations, bank borrowings and shareholders’ loans.

The following table sets forth a summary of our cash flows information for the years indicated:

	Year ended March 31,
	2022	2023
	US$	US$
Cash and cash equivalents at the beginning of the year	70,189	111,062
Net cash provided by operating activities	1,963,155	839,954
Net cash used in investing activities	(544,360)	(46,398)
Net cash used in financing activities	(1,377,922)	(664,399)
Cash and cash equivalents at the end of the year	111,062	240,219

Cash provided by operating activities

Our cash inflow from operating activities was principally receipt of payments from customers. Our cash outflows from operating activities were principally due to payments for purchase of diesel oils, subcontracting fees, staff costs, and administrative and other operating expenses. Net cash provided by operating activities reflects our net income adjusted for non-cash items, including non-cash operating lease expense, depreciation, deferred tax expenses, loss on disposal of right-of-use assets – finance lease, finance charge on lease liabilities – finance lease and credit loss, and changes in working capital items including accounts receivable, prepaid expense, deposits and other receivable, accounts payable, retention receivable, accruals and other current liabilities, contract liabilities, income taxes payable and lease liabilities – operating leases.

Net cash provided by operating activities for the year ended March 31, 2023 was US$839,945 represented a decrease of 57.2% as compared to fiscal year 2022 of US$1,963,155 as a result of less profit from operation. There was also an increase in accounts receivable of US$3,171,765 in fiscal year 2023 as compared to increase of US$2,035,795 in 2022.

Net cash used in investing activities

For the years ended March 31, 2023 and 2022, cash used in investing activities was US$46,398 and US$544,360. Cash used in investment activities was for vastly for the acquisition of property, plant and equipment to support our business needs, which are highly dependent on the use of heavy machinery and vehicles.

Net cash used in financing activities

For the year ended March 31, 2022, net cash used in financing activities was US$1,377,922, which was arrived from the payment of offering costs of US$237,965, proceeds from a director of US$142,253, the initial payment of finance leases of US$592,972 and principal repayment of finance lease liabilities of US$689,238.

For the year ended March 31, 2023, net cash used in financing activities was US$664,399. We obtained cash from financing from proceeds from a director and bank borrowings of US$110,389 and US$1,078,941. We used cash in financing due to initial payment of finance leases of US$24,823, principal payment of finance leases of US$1,350,065 and payment of offering costs of US$478,841.

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Current assets and current liabilities

The following table sets forth a breakdown of our current assets and liabilities as of the dates indicated.

	As of March 31,		As of September 30,
	2022	2023	2023
	US$	US$	US$
CURRENT ASSETS
Cash and cash equivalents	111,062	240,219	45,044
Accounts receivable, net	1,546,995	3,898,895	5,371,208
Accounts receivable, net - related parties	1,283,179	1,903,672	1,364,266
Prepayment, deposits and other receivable	27,854	85,871	46,307
Retention receivable	-	39,178	220,687
Deferred cost	237,965	716,806	910,234
Total current assets	3,207,055	6,884,641	7,957,746

CURRENT LIABILITIES
Borrowings - current	-	35,827	81,423
Finance lease liabilities – current	561,972	846,154	772,623
Finance lease liabilities – current - related parties	534,950	477,237	368,142
Operating lease liabilities – current	1,146	33,219	28,841
Contract liabilities	-	102,563	102,563
Accounts payable, accruals, and other current liabilities	1,707,899	2,771,506	3,246,869
Accounts payable - related parties	-	236,429	163,076
Amount due to a director	434,674	545,063	522,003
Income taxes payable	108,850	221,588	320,388
Total current liabilities	3,349,491	5,269,586	5,605,928

Net current assets (liabilities)	(142,436)	1,615,055	2,351,818

Accounts receivable, net

Accounts receivable represented receivables from our customers arising from our contract work. We generally grant our customers a credit period typically ranging from 30 to 90 days, but may be longer depending on their reputation, transaction history and relationship with us. Our accounts receivable increased by 152.0% to US$3,898,895 as of March 31, 2023, from US$1,546,995 as of March 31, 2022. The increase was mainly attributable to the increased accounts receivable from a major customer, Customer C, from whom we had undertaken significant project works. Customer C has been our customer since our beginning of business and we have developed good relationship with this customer as we continue to be awarded new projects. Customer C is a reputable foundation contractor in Hong Kong and is listed on the GEM of Hong Kong Stock Exchange. As of September 30, 2023, our accounts receivable, net increased by 37.8% to US$5,731,208. We tightly monitor the outstanding balance of accounts receivable due from Customer C, the management is optimistic about the collection of the outstanding accounts receivable in full and before the end of the fiscal year ending March 31, 2024.

Accounts receivable, net – related parties

Accounts receivable, net – related parties are receivables from Chi Yip Eng. & (Trans.) Company Limited (“Chi Yip”), a company owned as to 50% each by Ms. Wong Lai Ching and Mr. Man Chi Kwan, who are the parents of Mr. Man Siu Ming, our controlling shareholder. For the years ended March 31, 2022 and 2023, we were a subcontractor of Chi Yip, undertaking soil and rock transportation services. The accounts receivable, net due from Chi Yip amounted to US$1,283,179 as of March 31, 2022, and increased to US$1,903,672 as of March 31, 2023. During the fiscal year 2023, revenues generated from Chi Yip decreased to US$2,830,475 from US$3,268,003 in 2022. As of September 30, 2023, accounts receivable due from Chi Yip decreased by 28.3% to US$1,364,266. We expect Chi Yip will settle the outstanding accounts receivable as of September 30, 2023 within 12 months.

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Prepayment, deposits and other receivable

Prepayment, deposits and other receivable consisted mainly of prepayments for subcontracting fees and insurance expenses, rental deposits and deposits for electronic toll payment services. With the new signing of storage facility during the fiscal year 2023, prepayment, deposits and other receivable increased from US$27,854 as of March 31, 2022 to US$85,871 as of March 31, 2023. Prepayment, deposits and other receivable decreased by 46.1% to US$46,307 as of September 30, 2023. The decrease was due to the reduced prepaid insurance amount.

Deferred cost

Deferred cost represented amounts paid to professional parties involved in the offering of our Ordinary Shares. Deferred cost was recorded at US$237,965 as of March 31, 2022, US$716,806 as of March 31, 2023 and US$910,234 as of September 30, 2023.

Accounts payable, accruals, and other current liabilities

The following table sets forth a breakdown of our accounts payable, accruals, and other current liabilities as of the dates indicated:

	As of March 31,		As of September 30,
	2022	2023	2023
	US$	US$	US$
Trade payables	1,608,729	2,629,069	3,146,365
Deposit received	19,892	-	-
Accrued expenses and other payables	79,278	142,437	100,504
	1,707,899	2,771,506	3,246,869
Trade payables – related parties	-	236,429	163,076
	1,707,899	3,007,935	3,409,945

Our accounts payable comprises trade payables mainly related to our subcontractors for the soil and rock transportation and construction works and the purchases of diesel oil for the diesel trading business. Our subcontractors and suppliers usually granted us a credit period between 30 and 90 days.

Our accounts payable, accruals, and other current liabilities increased by 76.1% to US$3,007,935 as of March 31, 2023, from US$1,707,899 as of March 31, 2022. The balance increased by 13.4% to US$3,409,945 as of September 30, 2023.

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The increase in accounts payable is mainly due to the increased subcontracting fees due to subcontractors for carrying out the soil and rock transportation services.

Amount due to a director

Our director, Mr. Man Siu Ming, supported the growth of our business by providing funds. Amount due to Mr. Man Siu Ming amounted to US$434,674, US$545,063 and US$522,003 as of March 31, 2022, March 31, 2023 and September 30, 2023. The balance due to Mr. Man Siu Ming was unsecured, interest-free and repayable on demand.

Income taxes payable

We had income taxes payable of US$108,850 and US$221,588 as of March 31, 2022 and 2023. We had income taxes payable of US$320,388 as of September 30, 2023.

Contractual Obligations

The following table summarized our contractual obligations, which include principal in the cases of bank borrowings and finance leases, as of September 30, 2023:

	Payment due by period
	Less than	1 to 3	3 to 5	More than
	1 year	years	years	5 years	Total
	US$	US$	US$	US$	US$
Contractual Obligations:
Operating leases	29,436	886	-	-	30,322
Financial leases	1,266,769	1,380,215	288,436	-	2,935,420
Bank loans	81,423	194,749	207,424	595,345	1,078,941
Total contractual obligations	1,377,628	1,575,850	495,860	595,3452	4,044,683

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Finance lease obligations

We purchased certain plant and equipment under finance leases. All of our finance leases were denominated in Hong Kong dollars and the interest rates of our obligations under finance leases are fixed at the contract date in the range of 0% to 7.53% per annum. The obligations under finance leases were secured by the lessor’s charge over the relevant machinery, equipment or motor vehicles and guaranteed by the personal guarantee provided by Mr. Man Siu Ming. As of September 30, 2023, there were 44 finance leases for vehicles and 3 finance leases for machinery effective where the lessors were mainly financial institutions or the vendor of the vehicles. The finance leases provided for the period of hire, monthly instalment amount and the option fee for purchasing the vehicles upon expiry of the leases.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, credit risk support, or other benefits.

Quantitative and Qualitative Disclosure About Market Risk

Credit risk

Assets that potentially subject us to a significant concentration of credit risk primarily consist of cash, accounts receivable, retention receivable and other current assets. We believe that there is no significant credit risk associated with cash, which was held by reputable financial institutions in the jurisdictions where the Company and its subsidiaries are located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately US$64,130) if the bank with which an individual/company holds its eligible deposit fails. As of September 30, 2023, cash balance of US$45,044 was maintained at financial institutions in Hong Kong and approximately HK$500,000 were insured by the Hong Kong Deposit Protection Board.

We have designed our credit policies with an objective to minimize exposure to credit risk. Other than retention receivable which may be held by our customers for more than a year, our “receivables” are very short term, generally granted by us at 30 to 90 days, in nature and the associated risk is minimal. We conduct credit evaluations on our customers and generally do not require collateral or other security from such customers. We periodically evaluate the creditworthiness of the existing customers to ascertain receivables value at credit risk. In particular, we estimate allowance for credit loss the details of which are discussed in Note 2 to the financial statements.

Foreign currency risk

We are exposed to foreign currency risk primarily through service income or expenses that are denominated in a currency other than the functional currency of the operations to which they relate. The currencies giving rise to this risk are primarily US$. As HK$ is currently pegged to US$, our exposure to foreign exchange fluctuations is minimal.

Interest rate risk

We have finance leases in place which have fixed interest rates throughout the lease period. Interest rates of the finance leases are fixed at inception of the leases, which in turn relates to the prevailing market interest rate. We do not have an interest rate hedging policy to hedge against the risk of fluctuating interest rates. However, our management closely monitors interest rate exposures, assesses our Group’s position to take out new bank loans or finance leases.

During the six months ended September 30, 2023, we had maintained floating rate facility letter withs a bank in Hong Kong which were entered into in September 2022 and December 2022. The facilities carry an annual interest rate of prime rate – 2.5%. The change in interest rates would not have a material bearing to the interest expenses incurred in the said financial period as holding other things constant, a hypothetical change of plus or minus 250 bps to the interest rate at the inception date of the facility letter, our interest expenses would increase or decrease by US$6,890 and US$14,252 for the six months ended September 30, 2023, respectively.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and contingencies at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. As a result, management is required to routinely make judgments and estimates about the effects of matters that are inherently uncertain. Actual results may differ from these estimates under different conditions or assumptions.

Critical accounting policy is both material to the presentation of financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on financial condition or results of operations. Accounting estimates and assumptions may become critical when they are material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and that have a material impact on financial condition or operating performance.

Critical accounting estimates are estimates that require us to make assumptions about matters that were highly uncertain at the time the accounting estimate were made and if different estimates that we reasonably could have used in the current period, or changes in the accounting estimate that are reasonably likely occur from period to period, have a material impact on the presentation of our financial condition, changes in financial condition or results of operations. Due to the level of activity and lack of complex transactions, we believe there are currently no critical accounting policies and estimates that affect the preparation of our financial statements.

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BUSINESS

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted by our Hong Kong operating subsidiary, Primega Construction.

We are a provider of transportation services that employs environmentally friendly practices with the aim of facilitating reuse of C&D materials and reduction of construction waste. We operate in the Hong Kong construction industry, mainly handling transportation of materials excavated from construction sites. Our services principally comprise of (i) soil and rock transportation services; (ii) diesel oil trading; and (iii) construction works, which mainly includes ELS works and bored piling. We generally provide our services as a subcontractor to other construction contractors in Hong Kong.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

Our operating subsidiary has a fleet of 43 tipper trucks and machinery and a strong network of subcontractors

Our fleet of tipper trucks and machinery allow our operating subsidiary to undertake multiple soil and rock transportation projects at the same time. Our operating subsidiary has the capacity to undertake multiple projects simultaneously due in part to our network of subcontractors, who can provide our operating subsidiary with transportation services. Having its own fleet of trucks and machines allow our operating subsidiary to expediently deploy them to various locations. Our operating subsidiary also has an experienced in-house servicing team for its tipper trucks and other machinery to ensure that they are well maintained and operated efficiently. Our operating subsidiary’s projects department works closely with the contractor on-site, ensuring that the earthworks are carried out as per the project schedule and specifications.

Long term relationships with customers

Our operating subsidiary has established stable business relationships with its customers and its major customers for the years ended March 31, 2023 and 2022 and the six months ended September 30, 2023. While Primega Construction, our operating subsidiary has only commenced its operations since 2018, the close-knit relationship with Chi Yip has provided access to a wide network of customers built over the decades by Mr. Man Chi Kwan, the father of our director and chairman, Mr. Man Siu Ming. As a company with a long history, Chi Yip has been operating in the Hong Kong construction industry since the year 2000. Building on the network and relationships established by Mr. Man Chi Kwan, Mr. Man Siu Ming further cultivated these business relationships during his tenure at Chi Yip. Since the establishment of Primega Construction in 2018, it has begun the gradual process of taking on and succeeding Chi Yip’s clientele. As Mr. Man Chi Kwan retires and downscales Chi Yip’s operations, Primega Construction has grown, developing its own expertise in the field. Riding on the strength of these long-standing relationships in the construction industry, Primega Construction has provided its services to its major customers in the construction industry since its inception, during which time it has had recurring invitations to provide quotations for and completed multiple projects for its customers. We believe that Primega Construction’s operating history, together with the long-established relationships with its customers cultivated over the years would increase our overall recognition and visibility in the market and enable us to attract potential business opportunities.

Experienced and professional management team

Our management members bring with them over 10 years of experience in the construction industry. Mr. Man Siu Ming, our director and chairman of the board, has been in the construction industry for approximately 11 years and ample experience in construction transportation and logistics and foundation related construction work projects. Mr. Man has vast experience in the industry in project management, including the handling of construction waste, as well as established relationships with a number of construction contractors. Mr. Hui Chun Kit, our director and chief executive officer, has also been in the construction industry for over 10 years and has acted as project engineer for a number of sizeable construction projects. Their qualifications and leadership have been key to formulating business strategies and competitive quotes that are essential to us in securing new business. Their technical know-how and industry knowledge acquired and accumulated over the years have also assisted us in carrying out efficient management of project work and in coping with uncertainties encountered during the projects’ operation. We believe that our experienced and professional management team is an invaluable asset and will continue to contribute to our business development and future prospects. Mr. Man Siu Ming and Mr. Hui Chun Kit also serve as director and project director, respectively, in our operating subsidiary.

Our Strategies

We intend to pursue the following strategies to further expand our business:

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Growing through selected strategic acquisition of machinery

Most of Primega Construction’s work requires the use of different machinery and equipment. Primega Construction’s capacity to provide soil and rock transportation services depends in large on the availability of tipper trucks and the loading capacity of such trucks. We believe investing in machinery will be more cost effective than leasing or relying on the provision of transportation services by third parties in the long term. By expanding its fleet of machinery and equipment Primega Construction can (i) ensure that the machinery is optimally serviced and exercise greater control over the deployment of its machinery, (ii) protect its business from fluctuation in rental costs, (iii) reduce its reliance on capacity and availability of machinery and equipment from third parties, and (iv) enhance the accuracy of its cost estimates, allowing us to budget and submit more accurate quotations.

We therefore intend to acquire additional machinery for Primega Construction so as to enhance its technical ability and to strengthen its capability to cope with different needs and requirements of different customers and to meet the expected growing demand for soil and rock transportation in Hong Kong in the foreseeable future. Such additional machinery includes but not limited to tipper trucks and excavators. Our Directors believe that by acquiring machinery, it will allow Primega Construction to operate more efficiently by providing flexibility in how it allocate its resources and expand its capability to take on more concurrent projects in the future.

Enhance our operations as a construction works subcontractor to undertake excavation works

The capacity of our operating subsidiary in undertaking construction projects depends on the amount of available working capital. There may be time lags between payments to the subcontractors and suppliers and receiving payments from our customers. We believe the proceeds from the offering will strengthen our available financial resources and working capital and allow our operating subsidiary to undertake more projects.

As certain machinery we possessed for the handling of C&D material, such as excavators are capable of undertaking excavation works, we plan to vertically expand our operating subsidiary’s service types to provide excavation services. This expansion can not only grow our income stream, but also enable us to better control the state of C&D material from the source to facilitate the subsequent sorting, recycling and resale.

Further enhance our project management capability

As we further expand our business and capture more sizeable projects, we will need additional project managers and engineers, quantity surveyors, with appropriate knowledge, qualifications, and experience to oversee and execute the daily operations of our operating subsidiary’s projects as well as meet the relevant requirements set by government authorities. We consider that the reputation of operating subsidiary has been built on years of satisfactory construction management services operating subsidiary provided to its customers and in order to continually deliver quality work, we intend to expand our manpower by recruiting project management and support staff to cope with our business development.

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OUR BUSINESS OPERATIONS

Through our operating subsidiary, we are engaged in the provision of (i) soil and rock transportation services, (ii) biodiesel oil trading, and (iii) construction works.

(i)	Soil and rock transportation services

Construction activities, which include, among others, site clearance, excavation, construction, refurbishment, renovation, demolition and road works generate a large amount of C&D materials, a large portion of which ultimately becomes construction waste. Construction contractors are obligated to sort and dispose of construction waste at government waste disposal facilities, which charge a disposal fee with respect to the weight and type of construction waste. The producers of construction waste are required to open a billing account with the EPD prior to using a government waste disposal facility and to pay the relevant construction waste disposal charge. Primega Construction’s soil and rock transportation services are mainly provided to construction contractors to take care of excavated materials, primarily soil and rock, generated during the excavation stage of a foundation construction project. Primega Construction’s customers primarily consist of subcontractors operating in private sector construction projects.

Primega Construction’s services involve the handling, loading and transport of excavated materials, substantially comprised of soil and rock, for disposal at relevant government waste disposal facilities such as landfills, sorting facilities or public fill reception facilities, as the case may be.

Among the C&D materials generated from construction activities, only a subset of inert materials such as soil, rock and concrete are suitable for reuse and/or recycling into products with marketable value. These materials are suitable for reuse in construction projects such as reclamation, or site formation works with or without further processing. Other inert C&D materials such as asphalt, tiles, bricks and glass cannot be feasibly processed and recycled into marketable products. The excavated materials Primega Construction handles are a mix of such materials. Rather than disposing of all the C&D materials at government waste disposal facilities, Primega Construction makes efforts to reduce waste by reintroducing suitable materials back into the market as reusable or recyclable materials.

Primega Construction identifies reclamation and site formation construction contractors and other vendors interested in purchasing the excavated materials. Excavated soil can be used for land filling works while rock materials can be treated and processed into viable construction materials such as recycled aggregates for mixing concrete.

These excavated materials that can be repurposed or sold will not be subject to disposal charges at government waste disposal facilities, reduces the amount of environmental waste, and at the same time, the operational costs of our operating subsidiary.

(ii)	Biodiesel oil trading

Primega Construction operates as a biodiesel oil provider in the supply chain, obtaining biodiesel oil from wholesale oil trading companies, for sale and delivery to its customers at the construction site. The customers of our operating subsidiary are mainly construction contractors which utilize biodiesel oil to operate construction machinery. Primega Construction places orders with the oil trading companies for inventory for trading and for use by its own machinery. Primega Construction owns a diesel tank wagon with a storage capacity of 15,000 liters. Primega Construction maintains a limited amount of inventory of up to 15,000 liters, which is stored in the diesel tank wagon. It will then make enquiries with construction contractors to confirm orders and arrange for direct delivery to the construction sites of its customers. The pricing is set based on cost plus markup, which is determined by reference to two principal factors, namely (i) the wholesale cost of procuring the biodiesel oil and (ii) the delivery location of the customer. In addition, Primega Construction also has a secondary diesel tank wagon with a storage capacity of 11,500 liters as a contingency backup. During the years ended March 31, 2023 and 2022 and the six months ended September 30, 2023, Primega Construction did not experience any significant difficulty sourcing biodiesel oil.

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(iii)	Construction works

Primega Construction provides ELS works as subcontractor, which are typically used for establishing a supported area for deep excavation in order to facilitate construction of footing foundation basement or pile caps for further infrastructure development. ELS works typically begin by inserting steel pile wall into the soil for the planned excavation, followed by excavation within the steel pile walls. Lateral support is then added to keep the steel pile stable for deeper excavation.

Primega Construction also acts as subcontractor for piling works. Piling involves any work in connection with forming a pile in the ground by a variety of means for the purposes of foundation construction. During the years ended March 31, 2022 and 2023 and the six months ended September 30, 2023, Primega Construction has undertaken projects for construction of bored piles. Bored piles are a type of reinforced concrete pile expected to be used to bear heavy loads, and a common type of foundation used in Hong Kong. Bored piling requires the use of different kinds of machinery, such as excavators, air compressors, crawler cranes, oscillators, etc., and Primega Construction possesses most of the standard machinery and equipment necessary for construction of bored piles.

OUR OPERATION FLOW

Set out below is the flow chart summarizing the usual workflow of a soil and rock transportation project:

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Quotation and contract execution

As standard practice, Primega Construction is invited by its customers to provide a quotation for a potential project. The customers will typically include in its invitation a preliminary report on the composition of the materials to be excavated at the construction site. Primega Construction will review the preliminary report and conduct an on-site ground investigation to determine the physical characteristics of the site. After the investigation, Primega Construction will conduct a preliminary review and assessment of the potential project. Primega Construction would consider (i) the aggregate estimated volume of materials involved and the project timeframe, (ii) distance between the site location and the relevant reception site, (iii) capacity and resource availability, and (iv) previous experience and relationship with the customer. Once Primega Construction’s management considers the above factors and estimates the expected profitability of a potential project, they will provide a quotation to the customer.

Upon receipt of the quotation, the customer may by way of interview or enquiries clarify with Primega Construction the particulars of its submitted quote. Once the customer decides to engage Primega Construction, generally, it will be formally informed of the customer’s acceptance. Primega Construction may then enter into a formal engagement agreement with the customer.

Project planning

Upon formal engagement, the management of Primega Construction will allocate the required personnel to the project and assesses the necessary machinery and equipment on-hand. Primega Construction will estimate the volume required to be transported per day, and allocate the necessary personnel and machinery to ensure completion of the project on time.

If Primega Construction’s resources are insufficient to meet the project timetable, it will make arrangements to engage subcontractors to supply additional transport vehicles to ensure sufficient loading capacity for the project.

At this stage, Primega Construction will make enquiries with other construction contractors in need of fill materials. These contractors are typically engaged in foundation projects or reclamation projects and require soil for use as filling materials.

Project execution

Forming a project team

The project team of Primega Construction is generally comprised of a project manager, a site foreman, on-site machinery operators, coordinators and truck drivers. The project manager will closely monitor the progress of the project on a continuing basis, and oversee the project on site, reporting to senior management the project status and identifying any problems that need to be resolved from time-to-time.

Transportation to relevant reception sites, recycling and treatment and disposal of construction waste

The initial stages of the projects typically involve sorting the initial layer of materials from excavation. This generally includes a mixture of inert and non-inert C&D materials, including remnant waste from the site clearance process, that are generally not suitable for reuse. The initial layer comprises approximately 20% of the overall volume of materials handled and is considered entirely construction waste. The project team loads the construction waste onto tipper trucks for disposal at the nearest landfill or sorting facility depending on the composition of inert to non-inert construction waste. When the tipper truck carrying the construction waste enters the reception facility, a corresponding transaction record (“CHIT”) is presented and the truck is weighed at the in-weighbridge and inspected as to whether the wastes are permitted to be discharged at the facility. If the contents of the waste fail to comply with the acceptance criteria, a rejection advice will be issued and the truck cannot discharge its waste at the reception facility. When accepted, the truck will be directed to the designated area for unloading the construction waste material. After discharging the waste, the truck will then be weighed again to estimate the weight of waste material discharged. Based on the recorded weight recorded on the CHIT, a waste disposal charge at a rate of HK$175 (approximately US$22.34) up to HK$200 (approximately US$25.53) per ton is payable for disposal of construction waste at sorting facilities and landfills, respectively.

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As excavation continues, the materials excavated will consist almost entirely of soil and rock, typically in a ratio of 60% to 40%. During this stage, sorting is required to separate the soil and rock materials, which is typically carried out by the construction contractor, depending on the engagement terms. After sorting, Primega Construction will confirm with other construction contractors the amount of soil that can be reused as filling material, and these contractors will arrange for on-site collection of the materials at no cost. To ensure the soil is recycled and reused, the project team maintains communication with these contractors and will obtain a set of supporting documents to track the transit of the materials until it is redeployed. Soil that meets certain standards is typically reused as backfill in foundation and reclamation projects at other construction sites.

Delivery of recycled soil for reuse as backfill

In March 2022, Primega Construction entered into a supply agreement to sell rock materials to a customer at a fixed rate of HK$15 (US$1.92) per ton. Subsequently in September 2022, the fixed rate was revised by mutual agreement to HK$10 (US$1.28) per ton. As part of the arrangement, Primega Construction will arrange for delivery of raw rocks to the facility designated by the customer. For the year ended March 31, 2023, Primega Construction recorded approximately HK$3.21 million of such sales, representing approximately 144,000 tons of rocks at a price point of HK$15 per ton and approximately 105,000 tons at HK$10 per ton. For the six months ended September 30, 2023, Primega Construction recorded approximately HK$800,000 of such sales, representing approximately 80,000 tons of rocks at a price point of HK$10 per ton.

Project monitoring

The project manager regularly provides progress updates to the directors. Such updates include accounts on the areas of, but are not limited to, project performance, machinery and facilities on site, delays and causes, and safety and environmental matters. In addition, we would normally hold progress meetings with our customer throughout the project duration. The key members of the project team will keep monitoring the progress of their respective work, and they are all supervised by the project manager. We adopt a stringent quality standard pursuant to which our project team is required to complete the project on time.

Progress payment

Primega Construction is generally paid monthly based on the certified value of the works completed in the preceding month, measured in volume of materials disposed.

PROJECTS

As of the date of this prospectus, we have 8 projects on hand which are in various stages of progress. For the years ended March 31, 2023 and 2022 and for the six months ended September 30, 2023, Primega Construction completed 10, 3 and 3 projects, respectively. These projects consist of both soil and rock transportation projects and other construction works projects.

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PRICING STRATEGY

The pricing of Primega Construction quotations is determined on a cost-plus basis. The pricing of soil and rock transportation services, is generally determined with reference to various factors such as: (i) the distance between the construction site and the disposal and recycling facilities; (ii) the completion time requested by customer; (iii) the estimated composition of soil and rock at the site; (iv) the estimated direct costs to be incurred; (v) the prospect of obtaining future contracts from the customer; and (vi) the prevailing market conditions.

Primega Construction soil and rock transportation projects are either lump-sum fixed price contracts based on the estimated volume of materials involved subject to remeasurement or an agreed fixed unit price per volume or weight of materials transported.

For the biodiesel oil trading business, our pricing is based on the daily quoted price of wholesale biodiesel plus a margin which accounts for logistics costs and overhead.

CUSTOMERS

Primega Construction’s customers are primarily foundation and site formation subcontractors of property development and civil engineering projects in Hong Kong.

Primega Construction’s largest customers, which contributed more than 10% our revenue each, accounted for approximately 88.26%, 65.0% and 87.61% of our revenue, respectively, for the years ended March 31, 2023 and 2022 and the six months ended September 30, 2023. Our related party, Chi Yip, was one of Primega Construction’s principal customers for the years ended March 31, 2023 and 2022, accounting for approximately 25.40% and 31.17% of our total revenues, respectively. Chi Yip ceased to be a customer of Primega Construction during the six months ended September 30, 2023.

Primega Construction generally does not enter into long-term agreements with its customers, and the customers engage Primega Construction on a project-by-project basis, which we believe is in line with market practice.

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Below are some of the generalized terms included in most of our contracts:

Contract period	:	We are required to follow the pre-determined work schedule for our subcontract works as set under the main contract executed by our customer.

Type and scope of subcontract work	:	Disposal of excavated materials / soil and rock treatment works

Contract sum	:	The contract price is typically a lump sum fixed price based on the number of loads required to transport the estimated volume of materials, subject to remeasurement against actual work done or an agreed unit rates based on volume handled.

Payment terms	:	The customers pay by stages, typically within 30 days from the date the value of works done is certified, at the agreed rates set out in the contract.

Primega Construction has entered into a long-term supply agreement with a company, pursuant to which we have agreed to supply and arrange delivery of rock materials to a facility designated by the company at a fixed price per ton for a period from April 1, 2022 to March 31, 2025.

SALES AND MARKETING

Primega Construction’s business opportunities arose mainly from invitation for quotation by customers, which are considered by our directors to be attributable to its well-established presence in the construction industry in Hong Kong and its good customer relationships. Primega Construction currently does not maintain a sales and marketing team. Primega Construction contacts its customers on a regular basis to maintain a good relationship with them, to obtain market and industry information, and to seek business opportunities. We also rely on word of mouth by providing quality service in all of projects to attract referrals or for retaining customers in future projects.

SUPPLIERS

Primega Construction’s suppliers primarily supply biodiesel oil to it for operation of its vehicles and for onward sales to its customers. Due to the nature of our business, which involves transporting large volumes of excavation materials and operating a large fleet of vehicles, biodiesel oil is a major cost component of our core business. Primega Construction generally orders biodiesel oil on a project-by-project basis, and it does not enter into any long-term contracts with our suppliers. The terms of our supply contracts include the type of materials, price, quantity, and payment terms. We select suppliers mainly based on: (i) quality of materials, (ii) timeliness of delivery, (iii) previous experience and length of partnership with the supplier, (iv) competitiveness of the price offered, and (v) reputation of the supplier. Unless otherwise stated in our agreement with the customer, we usually provide construction materials for our projects. As we are provided with the standard requirements of the materials and we are liable for the quality of our projects, except in the case that we are provided with materials by our customer, as subcontractor, we are able to choose our own suppliers for our projects.

Primega Construction’s major customers, Chi Yip Eng. & (Trans.) Company Limited and Workbase Engineering Limited, also supplied it with plant and machinery from time to time.

SUBCONTRACTORS

Depending on the availability of resources, capacity of machinery, and the scale and timetable of our soil and rock transportation project, Primega Construction engages subcontractors to provide additional machinery, namely tipper trucks and excavators, labor, which may include drivers for the trucks, or transportation services. During the years ended March 31, 2023 and 2022 and the six months ended September 30, 2023, its major customer and an affiliated company, Chi Yip Eng. & (Trans.) Company Limited, also acted as Primega Construction’s subcontractor, providing it with transportation services, which included trucks and drivers.

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MACHINERY AND MATERIALS

Primega Construction will rely on the use of machinery to carry out its services.

As of the date of this prospectus, Primega Construction has a fleet of 43 tipper trucks, 1 crawler crane, 1 hydraulic drilling rig, 6 hydraulic microdrilling rigs, 4 air compressors, 4 excavators, 2 generators and 2 diesel tank wagons. Primega Construction also leases additional machinery and vehicles from third parties from time to time, primarily to support its soil and rock transportation operations.

Our directors believe that investment in machinery is crucial for Primega Construction to have greater control and allow us to serve projects of larger scale in the future. The main machinery used in our soil and rock transportation operations are tipper trucks. The machinery and equipment we utilize in construction works projects include:

A crane mounted on an undercarriage with a set of tracks with a lifting capacity of up to 90 tons.

A drilling rig used to drill holes below ground.

Mini excavators are small scale excavators mainly used for moving earth. The upper structure sits atop an undercarriage with tracks or wheels.

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Air compressors are devices that forces air into a chamber and compresses air to provide high-pressure air

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SEASONALITY

Our business activities do not exhibit any significant seasonality.

QUALITY CONTROL

To maintain consistent quality of services for customers, Primega Construction has established a quality management system that is certified to be in compliance with the requirements of ISO 9001:2015. Primega Construction takes an active approach to monitor the progress of each project. Primega Construction’s directors and its project management team maintain frequent dialogue with Primega Construction customers, suppliers, and subcontractors in order to make sure that each project is carried out according to the agreed plan.

MAJOR QUALIFICATIONS, LICENSES, APPROVALS AND CERTIFICATIONS

Licenses, permits and approvals

As of the date of this prospectus, our operating subsidiary had one diesel tank wagon duly licensed by the Hong Kong Fire Services Department to convey category 5 dangerous goods. The validity period of the dangerous goods license generally lasts for one year, subject to annual review and renewal.

As of the date of this prospectus, our operating subsidiary had 43 tipper trucks which are vehicles approved by the Environmental Protection Department of Hong Kong for delivering inert construction waste to government waste reception facilities.

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Certifications

As of the date of this prospectus, we obtained the following certifications in recognition of Primega Construction’s quality control system:

Certification	Description	Awarding organization or authority	Holder	Expiry date
ISO 9001:2015	Certification of quality management system	Accredited Certification International Limited	Primega Construction	October 23, 2025
ISO 14001:2015	Certification of environmental management system	Accredited Certification International Limited	Primega Construction	October 23, 2025
ISO 45001:2018	Certification of occupational health and safety management system	Accredited Certification International Limited	Primega Construction	November 2, 2025

COMPETITION

The C&D materials handling industry in Hong Kong is considered relatively fragmented. Our directors consider that there are market entry barriers to the industry in Hong Kong that hinder new subcontractors from entry, including: (i) industry experience, (ii) capital intensive due to the need for specialized machinery, and (iii) sufficiency of working capital. Primega Construction’s main competitors in the industry are mainly companies that are engaged in the foundation and site formation works in Hong Kong and other subcontractors specialized in logistics and transportation of construction materials. These companies typically have the resources including machinery and personnel to handle C&D material disposal projects. We believe that Primega Construction is competing with other construction contractors on its competitive strengths and which have and will continue to contribute to our success. As such, even though competition within the industry in Hong Kong will continue to intensify in the future, we are confident that Primega Construction is able to withstand the intense competition with its competitive strengths.

INTELLECTUAL PROPERTY

As of the date of this prospectus, we had one registered domain name, www.primegagroup.com. As of the date of this prospectus, neither we nor our operating subsidiary owns any patents, copyrights, trademarks or other domain names.

INSURANCE

All projects undertaken by Primega Construction and the relevant employees are respectively protected by insurance policies taken out and maintained by the relevant main contractor of the construction site.

We have insurance coverage for the liabilities under employee compensation and personal injury claims, which meets the statutory minimum insurance coverage of HK$100 million per incident. We consider such insurance coverage as to be generally sufficient for its liabilities under employees’ compensation claims and personal injury actions. We have also maintained office protection insurance, which covers loss of and damage to office contents in our office, and third-party liability insurance regarding the use of our tipper trucks, diesel tank wagons, motor vehicles and other plant and machinery.

We believe that our insurance coverage is in line with our industry norm. We review our insurance policies from time to time for adequacy in the breadth of coverage.

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FACILITIES

We do not own any real property.

Our principal executive office is located at Room 2912, 29/F., New Tech Plaza, 34 Tai Yau Street, San Po Kong, Kowloon, Hong Kong. The office has a size of approximately 1,000 square feet, which we use as office space. The term of the lease is from June 1, 2022 to May 30, 2024. We have also leased a secondary office at Room 2916 in the same building with a size of approximately 950 square feet. The term of the lease is from October 18, 2022 to October 17, 2024.

Primega Construction also leases a parcel of land located at DD87, Lot 393 at Hung Lung Hang, Sheung Shui, New Territories, Hong Kong with a total gross area of approximately 9,000 square feet for storage of its plant and machinery. The lease has a duration from November 19, 2023 to November 18, 2025, and rent is payable monthly at a rate of HK$30,600.

We believe that our facilities are adequate to meet our needs for the immediate future and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

EMPLOYEES

As of the date of this prospectus, our operating subsidiary employed 31 full-time employees. All of our employees were stationed in Hong Kong.

The following table sets out a breakdown of our employees by function:

	As of September 30, 2023	As of the date of this prospectus
Director	1	1
Project Engineering	2	2
Site Operation and Maintenance	16	24
Quantity Surveyor Department	1	2
Finance & Accounting Department	2	1
Human Resources and General Administration Department	1	1
	23	31

We believe that our operating subsidiary maintains a good working relationship with its employees, and it has not experienced any significant problems with our employees or any disruption to our operations due to labor disputes, nor have we experienced any material difficulties in the recruitment and retention of experienced core staff or skilled personnel during the years ended March 31, 2023 and 2022 and the six months ended September 30, 2023. As of the date of this prospectus, we have a total of 31 full-time employees. There has not been any trade union set up for our employees.

We also emphasize the continuing education and quality training of our staff to enhance their work performance. Our employees are encouraged to engage in professional training on a regular basis to enhance their technical knowledge on industry quality standards, safety standards, site management, and operation of tools. We review the performance of our employees from time to time in order to determine salary adjustments and promotion appraisals.

OCCUPATIONAL HEALTH AND WORK SAFETY

We have adopted an occupational health and safety system as required by relevant occupational health and safety laws, rules and regulations for our operating subsidiary, which is managed by its safety department for the benefit of the employees and the subcontractors’ employees. We are committed to providing a safe and healthy working environment. It is also our concern not to put the general public in danger. Our occupational health and safety system has been implemented in compliance with the requirements of ISO 45001:2018 international standards.

The safety officer of Primega Construction is responsible for setting up safety plans for workers before carrying out their work at construction sites and throughout the transportation and disposal process, inspecting machinery and equipment to ensure they are safe to be used, conducting regular safe walks to maintain a safe working environment and site tidiness, setting speed limits for operation of heavy vehicles, requiring the use of safety gear, handling safety incidents, and keeping safety records. In addition, we will conduct regular internal safety audits and regular safety training provided to our staff.

LEGAL PROCEEDINGS

As of the date of this prospectus, we are not a party to, and we are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition, or operations.

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From time to time, we may become involved in legal proceedings arising in the ordinary course of business. Other than the civil proceeding mentioned above, we are not involved in any litigation, arbitration, or claim of material importance, nor any material impact non-compliance incidents or systemic non-compliance incidents in respect to applicable laws and regulations.

COVID-19 Update

Since late December 2019, the outbreak of COVID-19 spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a PHEIC, and later, on March 11, 2020, a global pandemic. The COVID-19 pandemic has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings.

This outbreak of COVID-19 and the uncertainty of the spread of disease has caused companies like us and our business partners to implement certain preventive measures in our construction sites, which we believe has reduced the efficiency of our workers and subcontractors and led to the slowing down of the progress of our projects on hand. Some construction sites in Hong Kong were also closed temporarily for two weeks in light of the number of confirmed COVID-19 cases of the workers on site.

COVID-19 has also impacted the supply of construction materials. As most of the primary construction materials, such as cement and reinforced steel, are imported from China, the production and logistics of those construction materials have been temporarily disrupted as enterprises were forced to shut down during the significant stages of the outbreak so as to contain the further spread of COVID-19, which has triggered some fluctuations in the cost of construction materials during certain periods of the pandemic. We, our customers, subcontractors, and suppliers have not experienced any material suspensions or cancellations of our projects due to the COVID-19 pandemic during the years ended March 31, 2023 and 2022 and the six months ended September 30, 2023.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. We will continue to closely monitor the situation throughout 2024 and beyond.

ENVIRONMENTAL PROTECTION

Our operating subsidiary’s operations are subject to certain environmental requirements pursuant to the laws in Hong Kong, including primarily those in relation to waste disposal, air and water pollution control, and noise control during the years ended March 31, 2023 and 2022 and the six months ended September 30, 2023. Under such environmental regulations, Primega Construction is required to dispose of construction waste at specified facilities at costs based on the volume of inert construction waste. Primega Construction is further required to operate within specified hours and generally not allowed to operate powered mechanical equipment on public holidays. A wastewater treatment facility is in place for discharging construction site effluent. See “Regulations” for details on the material environmental protection requirements applicable to Primega Construction’s operations. In recognition of our environmental policies, our environmental management system for our operating subsidiary, Primega Construction, has been assessed and certified as meeting the requirements of ISO 14001:2015.

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REGULATIONS

Regulations Related to Our Business Operations in Hong Kong

Hong Kong Regulations Related to Service Providers

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and, as soon as practicable after the prescribed business registration fee and levy are paid, issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

As of the date of this prospectus, Primega Construction holds a valid business registration certificate.

Hong Kong Regulations Related to the Sale and Transport of Diesel Oil

Dangerous Goods Ordinance (Chapter 295 of the Laws of Hong Kong)

The Dangerous Goods Ordinance controls the usage, storage, manufacturing and conveyance of the dangerous goods under the ordinance and sets out the relevant licensing requirements in relation to these activities. Section 3 of the Dangerous Goods Ordinance gives a broad meaning of dangerous goods, which include all explosives, compressed gases, petroleum and other substances giving off inflammable vapors, substances giving off poisonous gas or vapor, corrosive substances, substances which become dangerous by interaction with water or air, substances liable to spontaneous combustion or of a readily combustible nature, and there are over thousands of substances and chemicals which are classified as dangerous goods. These dangerous goods are grouped into categories and classes in accordance with their potentially hazardous nature. As of the date of this prospectus, there were 11 categories of dangerous goods according to the subordinate legislations of the Dangerous Goods Ordinance (namely Categories 1, 2, 2.2, 3, 3A, 4 to 9 and 9A). Diesel oil is categorized as one of the dangerous goods in Class 3A.

The Fire Services Department of Hong Kong is the licensing authority for all classes of dangerous goods on land (except gases under the Gas Safety Ordinance (Chapter 51 of the Laws of Hong Kong) and schedule 1 dangerous goods under the Dangerous Goods (Application and Exemption) Regulations 2012 (Chapter 295E of the Laws of Hong Kong). Pursuant to section 6 of the Dangerous Goods Ordinance, no person shall store, convey or use any dangerous goods in excess of exempted quantity in any premises or places without a license issued by the director of the Fire Services Department. Any person who contravenes section 6 of the Dangerous Goods Ordinance shall be guilty of an offence and is liable to a fine of HK$100,000 and to imprisonment for 6 months for a first offence.

Pursuant to section 9B of the Dangerous Goods Ordinance, a breach of any term or condition endorsed upon any license issued pursuant to section 9 of the Dangerous Goods Ordinance shall constitute an offence which shall be punishable on summary conviction by a fine not exceeding HK$50,000 and imprisonment not exceeding 1 month for a first offence.

Under section 10 of the Dangerous Goods Ordinance, no person shall deliver to any warehouse owner or carrier from any part of Hong Kong by land or water unless the (a) true name or description of such goods is distinctly written, printed or marked in English and Chinese on the outside of the case or other package containing such goods; (b) the prescribed label, if any, is attached to the outside of the case or other package containing such goods; and (c) in the case of delivery, notice in writing has been given to any warehouse owner or carrier of the true name or description of such goods and the dangerous nature thereof. Any person who contravenes section 10 commits an offence and is liable on summary conviction to a fine of HK$100,000 and to imprisonment for 6 months.

Pursuant to section 15 of the Dangerous Goods Ordinance, any employee or agent of any person holding a license issued under the Dangerous Goods Ordinance who commits an offence under this ordinance is liable for such offence and to the penalty provided therefor, unless he proves that the offence was committed without his knowledge or consent and that he had exercised all due diligence to prevent the commission of the offence. Pursuant to section 16 of the Dangerous Goods Ordinance, where an offence under the Dangerous Goods Ordinance is committed by a company, every director and every officer concerned in the management of the company shall be guilty of the like offence unless he proves that the act constituting the offence took place without his knowledge or consent. Where a person by whom an offence under the Dangerous Goods Ordinance has been committed is a company, every director and every officer concerned in the management of the company shall be guilty of the like offence unless he proves that the act constituting the offence took place without his knowledge or consent.

As of the date of this prospectus, Primega Construction has obtained a valid dangerous goods license.

Dangerous Goods (Application and Exemption) Regulations 2012 (Chapter 295E of the Laws of Hong Kong)

Diesel, fuel oil and furnace oils having a flash point of or over 60°C (140° F) in closed cup test, are categorized as Class 3A dangerous goods under Schedule 2 of the regulation.

Dangerous Goods (Control) Regulation (Chapter 295G of the Laws of Hong Kong)

On March 31, 2022, the Dangerous Goods (Control) Regulation (“DG(C)R”) came into effect, providing for various updates to the regulatory system for dangerous goods in Hong Kong and aligning it with international standards. The DG(C)R also repealed the Dangerous Goods (General) Regulations (Cap. 295B of the Laws of Hong Kong) (“DG(G)R”) previously in effect, while providing for a transitional period of two years. During the transitional period, licenses granted under the repealed DG(G)R remains in force until the end of the validity period of the said license or the end of the transitional period (whichever is earlier) as if the repealed DG(G)R were still in force. In addition, a licensee may, before the end of the validity period, apply for renewal of the license in accordance with the repealed DG(G)R as if it were still in force during the transitional period.

Pursuant to Section 10 of Schedule 6 – Part 2 of the DG(C)R, the outer surface of the outermost packaging of the Schedule 2 must be legibly marked with all the following information:

(a)	The UN number of each type of Schedule 2 dangerous good contained in the case of Class 3A dangerous good, the HK number;

(b)	The proper shipping name or true name of each type of Schedule 2 dangerous good contained in the packaging, in either English or Chinese, as specified in the Code of Practice for Control of Dangerous Goods on Land (published by the Fire Services Department under Section 5A of the Dangerous Goods Ordinance).

Pursuant to Section 140 of the DG(C)R, exemption is provided from the packing, marking and labelling requirements for, among others, Class 3A dangerous goods in an approved tank (approved under Section 114(1) of the DG(C)R, or for Schedule 2 dangerous goods that are either contained in a receptacle that is permanently installed in and forming part of a machinery or used or intended to be used for the proper functioning of the machinery.

Dutiable Commodities Ordinance (Chapter 109 of the Laws of Hong Kong)

The Dutiable Commodities Ordinance and its subsidiary legislations provide the taxation and control of liquors, tobacco, hydrocarbon oil, methyl alcohol and other substances. The duty payable on ultra-low sulfur diesel and Euro V diesel shall be at HK$2.89 per liter from January 1, 2009 onwards and HK$0 per liter from July 14, 2008 onwards.

Dutiable Commodities (Marking And Colouring Of Hydrocarbon Oil) Regulations (Chapter 109C of the Laws of Hong Kong)

The Dutiable Commodities (Marking And Colouring Of Hydrocarbon Oil) Regulations stipulate the specification and proportion of marker and coloring substance. No person shall add any marker and coloring substance to any light diesel oil except with the permission of the commissioner of Customs and Excise and any deputy or assistant commissioner of Customs and Excise. Regulation 12 of the Dutiable Commodities (Marking And Colouring Of Hydrocarbon Oil) Regulations further stipulates that no person shall deliver marked oil to any other person without also delivering a note bearing the statement in both English and Chinese “MARKED OIL IS NOT TO BE USED FOR THE PROPULSION OF MOTOR VEHICLES OR PLEASURE VESSELS” and “有標記油類不得用作推動汽車或遊樂船隻的燃料”. Any person who contravenes regulation 12 commits an offence and is liable to a maximum fine of HK$50,000 and to imprisonment for 6 months.

Hong Kong Regulations Related to the Construction Industry

Construction Workers Registration Ordinance (Chapter 583 of the Laws of Hong Kong)

The Construction Workers Registration Ordinance provides, among others, for registration and regulation of construction workers. The principal object of the Construction Workers Registration Ordinance is to establish a system for registration of construction workers and to regulate construction workers who personally carry out construction work on construction site.

Under Sections 3(1) and 5 of the Construction Workers Registration Ordinance, the principal contractors/subcontractors/employers/controllers of construction sites are required to employ only registered construction workers to personally carry out construction work on construction sites.

Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong)

The Factories and Industrial Undertakings Ordinance provides for the safety and health protection of workers in an industrial undertaking. Under the Factories and Industrial Undertakings Ordinance, it is the duty of a proprietor (including a person for the time being having the management or control of the business carried on in such industrial undertaking and also the occupier of any industrial undertaking) of an industrial undertaking to take care of, so far as is reasonably practicable, the health and safety at work of all persons employed by it at the industrial undertaking.

A proprietor who contravenes any of its duties under the Factories and Industrial Undertakings Ordinance commits an offense and is liable to a fine of HK$500,000. A proprietor who contravenes any of these requirements willfully and without reasonable excuse commits an offense and is liable to a fine of HK$500,000 and to imprisonment for six months.

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Construction Industry Council Ordinance (Chapter 587 of the Laws of Hong Kong)

According to Section 32 of the Construction Industry Council Ordinance, a construction industry levy (“CIL”) is imposed in respect of all construction works/operations carried out in Hong Kong with a total value exceeding HK$3,000,000. A contractor executing construction operations is responsible for paying the CIL to the Construction Industry Council (“CIC”), “Construction operation” is exhaustively defined under Schedule 1 of the Construction Industry Council Ordinance, which includes among other things, building works, construction, alteration, repair, maintenance, extension, demolition or dismantling, external or internal cleaning. and painting or decorating any external or internal surfaces or parts of any buildings or other temporary or permanent structures forming part of land.

The CIL chargeable is 0.5% of the total value of the construction operations (as defined under Section 53 of the Construction Industry Council Ordinance) concerned. Pursuant to Section 32 and Schedule 5 of the Construction Industry Council Ordinance, no CIL is chargeable for any construction operations not exceeding HK$3,000,000.

According to Section 34 of the Construction Industry Council Ordinance, the contractor and authorized person each is required to inform the CIC in a specified form (Form 1) in respect to the construction operations within 14 days after its commencement. Failure to give such notice without reasonable excuse may be liable to a fine at Level 1, which is fixed at HK$2,000. Notice is only required for term contracts or if the reasonable estimation of the total value of construction operations exceed HK$3,000,000.

Pursuant to Section 35 of the Construction Industry Council Ordinance, a contractor is required to give a Notice of Payment (“NOP”) in a specified form (Form 2) to the CIC within 14 days after the contractor receives a payment in respect to the construction operation. Failure to give the NOP without reasonable excuse may be liable to a fine at Level 3, which is fixed at HK$10,000.

Pursuant to Section 36 of the Construction Industry Council Ordinance, a contractor is required to give a Notice of Completion (“NOC”) in a specified form (Form 3) to the CIC within 14 days after the completion of the construction operation. Failure to give the NOC without reasonable excuse may be liable to a fine at Level 3, which is fixed at HK$10,000.

The CIC shall assess the CIL payable upon receiving the NOP or NOC and give a Notice of Assessment in writing specifying the amount of CIL. The CIC can also make the assessment notwithstanding if a NOP or NOC has been given. According to Section 41 of the Construction Industry Council Ordinance, if a contractor fails to give the NOP or NOC, a surcharge not exceeding twice the amount of the CIL payable may be imposed and a Notice of Surcharge in writing shall be given by the CIC.

Regulations Related to Employment and Labor Protection

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for the safety and health protection to employees in workplaces, both industrial and non-industrial. Employers must, as far as reasonably practicable, ensure the safety and health in their workplaces. Failure to comply with the above constitutes an offense, and the employer is liable on conviction to a fine of HK$200,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offense and is liable on conviction to a fine of HK$200,000 and to imprisonment for 6 months.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance is an ordinance enacted for, among other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the Employment Ordinance, an employee is generally entitled to, among other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

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Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect to injuries or death caused by accidents arising out of and in the course of employment or by prescribed occupational diseases.

Under the Employees’ Compensation Ordinance, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his or her employment, his or her employer is in general liable to pay compensation even if the employee might have committed acts of fault or negligence when the accident occurred. Similarly, an employee who suffers incapacity arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

According to Section 24 of the Employees’ Compensation Ordinance, a principal contractor shall be liable to pay compensation to subcontractors’ employees who are injured in the course of their employment to the subcontractor. The principal contractor is, nonetheless, entitled to be indemnified by the subcontractor who would have been liable to pay compensation to the injured employee independently of this section. The employees in question are required to serve a notice in writing on the principal contractor before making any claim or application against such principal contractor.

Pursuant to Section 40 of the Employees’ Compensation Ordinance, all employers (including contractors and subcontractors) are required to take out insurance policies to cover their liabilities both under the Employees’ Compensation Ordinance and at common law for injuries at work in respect to all their employees (including full-time and part-time employees). Under Section 40(1B) of the Employees’ Compensation Ordinance, where a principal contractor has undertaken to perform any construction work, it may take out an insurance policy for an amount not less than HK$200 million per event to cover its liability and that of its subcontractor(s) under the Employees’ Compensation Ordinance and at common law. Where a principal contractor has taken out a policy of insurance under Section 40(1B) of the Employees’ Compensation Ordinance, the principal contractor and a subcontractor insured under the policy shall be regarded as having complied with Section 40(1) of the Employees’ Compensation Ordinance.

An employer who fails to comply with the Employees’ Compensation Ordinance to secure an insurance cover is liable (i) on conviction upon indictment to a fine at Level 6 (currently at HK$100,000) and imprisonment for two years, and (ii) on summary conviction to a fine at Level 6 and imprisonment for one year.

According to Section 15 of the Employees’ Compensation Ordinance, an employer must notify the Commissioner for Labour of any work accident by submitting Form 2 or Form 2B (within 14 days for general work accidents and within seven days for fatal accidents), irrespective of whether the accident gives rise to any liability to pay compensation. If the happening of such accident was not brought to the notice of the employer or did not otherwise come to its knowledge within such periods of seven and 14 days, respectively, then such notice shall be given not later than seven days or, as may be appropriate, 14 days, after the happening of the accident was first brought to the notice of the employer or otherwise came to its knowledge.

As of the date of this prospectus, employee compensation insurance has been obtained for all employees of Primega Construction.

Immigration Ordinance (Chapter 115 of the Laws of Hong Kong)

Pursuant to Section 38A of the Immigration Ordinance, a construction site controller (i.e., the principal or main contractor, which includes a subcontractor, owner, occupier, or other person who has control over or is in charge of a construction site) should take all practicable steps to prevent having illegal immigrants from being on the construction site and should prevent illegal workers who are not lawfully employable from taking employment on the construction site.

Where it is proved that an illegal immigrant was on a construction site, or such illegal worker, who is not lawfully employable, took employment on a construction site, the construction site controller commits an offense and is liable to a fine of HK$350,000.

As of the date of this prospectus, Primega Construction has complied with the provisions under the Immigration Ordinance.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (currently at HK$40 per hour) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance.

Any provision of the employment contract that purports to extinguish or reduce the right, benefit, or protection conferred on the employee by the Minimum Wage Ordinance is void.

As of the date of this prospectus, Primega Construction has complied with the provisions under the Minimum Wage Ordinance.

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Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (“MPFSO”) is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes (each, a “MPF Scheme”). The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offense and is liable on conviction to a fine and imprisonment.

As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO.

Regulations Related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (“PDPO”) imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

● Principle 1 — purpose and manner of collection of personal data;

● Principle 2 — accuracy and duration of retention of personal data;

● Principle 3 — use of personal data;

● Principle 4 — security of personal data;

● Principle 5 — information to be generally available; and

● Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data the individual considers to be inaccurate.

The PDPO criminalizes, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request, and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

As of the date of this prospectus, Primega Construction is in compliance with the provisions of the PDPO.

Regulations Related to Environmental Protection

Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong)

The Waste Disposal Ordinance controls the production, storage, collection, treatment, reprocessing, recycling, and disposal of wastes. At present, livestock waste and chemical waste are subject to specific controls, while unlawful deposition of waste is prohibited. Import and export of waste is generally controlled through a permit system.

A contractor shall observe and comply with the Waste Disposal Ordinance and its subsidiary regulations, including, without limitation, the Waste Disposal (Charges for Disposal of Construction Waste) Regulation (Chapter 354N of the Laws of Hong Kong) and the Waste Disposal (Chemical Waste) (General) Regulation (Chapter 354C of the Laws of Hong Kong).

Under the Waste Disposal (Charges for Disposal of Construction Waste) Regulation, construction waste can only be disposed at designated prescribed facilities, and a main contractor who undertakes construction work with a value of HK$1,000,000 or above will be required, within 21 days after being awarded the contract, to establish a billing account in respect to that particular contract with the director of the Environmental Protection Department to pay any disposal charges for the construction waste generated from the construction work under that contract. The construction waste disposal charge imposed on each construction waste producer is dependent upon the proportion of inert construction waste.

Under Schedule 5 of the Waste Disposal (Charges for Disposal of Construction Waste) Regulation, inert construction waste means rock, rubble, boulder, earth, soil, sand, concrete, asphalt, brick, tile, masonry or used bentonite. The charge imposed by the government on disposal of construction waste ranges from HK$71 to HK$200 per ton, with HK$71 charged per ton of public fill disposed of at public fill reception facilities, HK$175 per ton of construction waste at sorting facilities and HK$200 per ton of construction waste at landfills. Pursuant to the Waste Disposal (Charges for Disposal of Construction Waste) Regulation (Amendment of Schedules) Notice 2023, as of April 1, 2024, the relevant charges will be increased to HK$87 per ton, HK$340 per ton and HK$365 per ton for disposal at public fill reception facilities, sorting facilities and landfills, respectively.

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Under the Waste Disposal Ordinance, a person shall not use, or permit to be used, any land or premises for the disposal of waste unless he has a license from the director of the Environmental Protection Department. A person who, except under and in accordance with a permit or authorization, does, causes, or allows another person to do anything for which such a permit or authorization is required commits an offense and is liable to a fine of HK$200,000 and to imprisonment for six months for the first offense and to a fine of HK$500,000 and to imprisonment for two years for a second or subsequent offense.

As of the date of this prospectus, Primega Construction is in compliance with the provisions of the Waste Disposal Ordinance.

Water Pollution Control Ordinance (Chapter 358 of the Laws of Hong Kong)

The Water Pollution Control Ordinance controls the effluent discharged from all types of industrial, manufacturing, commercial, institutional, and construction activities into public sewers and public drains. For any industry/trade generating wastewater discharge (except domestic sewage that is discharged into communal sewers or unpolluted water to communal sewers or drains), they are subject to licensing control by the director of the Environmental Protection Department.

All discharges, other than domestic sewage to a communal sewer or drain or unpolluted water to a communal sewer or drain, must be covered by an effluent discharge license. The license specifies the permitted physical, chemical, and microbial quality of the effluent. The general guidelines are that the effluent does not damage sewers or pollute inland or inshore marine waters.

According to the Water Pollution Control Ordinance, unless being licensed under the Water Pollution Control Ordinance, a person who discharges any waste or polluting matter into the waters of Hong Kong in a water control zone or discharges any matter, other than domestic sewage and unpolluted water, into a communal sewer or communal drain in a water control zone commits an offense and is liable to imprisonment for six months and (a) for a first offense, a fine of HK$200,000; (b) for a second or subsequent offense, a fine of HK$400,000; and (c) in addition, if the offense is a continuing offense, a fine of HK$10,000 for each day during which it is proved to the satisfaction of the court that the offense has continued.

As of the date of this prospectus, Primega Construction has complied with the provisions under the Water Pollution Control Ordinance.

Air Pollution Control Ordinance (Chapter 311 of the Laws of Hong Kong)

The Air Pollution Control Ordinance is the principal legislation in Hong Kong for controlling emission of air pollutants and noxious odor from construction, industrial, and commercial activities, as well as other polluting sources. Subsidiary regulations of the Air Pollution Control Ordinance impose control on air pollutant emissions from certain operations through the issue of licenses and permits.

A contractor shall observe and comply with the Air Pollution Control Ordinance and its subsidiary regulations, including, without limitation, the Air Pollution Control (Open Burning) Regulation (Chapter 311O of the Laws of Hong Kong), the Air Pollution Control (Construction Dust) Regulation (Chapter 311R of the Laws of Hong Kong), and the Air Pollution Control (Smoke) Regulations (Chapter 311C of the Laws of Hong Kong). The contractor responsible for a construction site shall devise, arrange methods of working, and carry out the work in such a manner so as to minimize dust impacts on the surrounding environment, and it shall provide experienced personnel with suitable training to ensure that these methods are implemented. Asbestos control provisions in the Air Pollution Control Ordinance require that building work involving asbestos must be conducted only by registered qualified personnel and under the supervision of a registered consultant.

Further, the Air Pollution Control (Motor Vehicle Fuel) Regulation (Chapter 311N of the Laws of Hong Kong) stipulates specifications of motor vehicle fuel and prohibits the supply, distribution and sale of motor vehicle fuels (including motor vehicle diesel and motor vehicle biodiesel) that do not meet the specifications.

As of the date of this prospectus, Primega Construction has complied with the provisions under the Air Pollution Control Ordinance.

Noise Control Ordinance (Chapter 400 of the Laws of Hong Kong)

The Noise Control Ordinance controls, among others, the noise from construction, industrial, and commercial activities. A contractor shall comply with the Noise Control Ordinance and its subsidiary regulations in carrying out construction work. For construction activities that are to be carried out during the restricted hours and for percussive piling during the daytime, not being a general holiday, construction noise permits are required from the director of the Environmental Protection Department of Hong Kong in advance.

Under the Noise Control Ordinance, construction work that produces noise and the use of powered mechanical equipment (other than percussive piling) in populated areas are not allowed between 7:00 p.m. and 7:00 a.m. or at any time on general holidays, unless prior approval has been granted by the director of the Environmental Protection Department of Hong Kong through the construction noise permit system. The use of certain equipment is also subject to restrictions. Hand-held percussive breakers and air compressors must comply with noise emissions standards and be issued with a noise emission label from the director of the Environmental Protection Department of Hong Kong. Any person who carries out any construction work except as permitted is liable on first conviction to a fine of HK$200,000 and on subsequent convictions to a fine of HK$200,000, and in any case to a fine of HK$20,000 for each day during which the offense continues.

As of the date of this prospectus, Primega Construction has complied with the provisions under the Noise Control Ordinance.

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Air Pollution Control (Non-road Mobile Machinery) (Emission) Regulation (Chapter 311Z of the Laws of Hong Kong)

The Air Pollution Control (Non-road Mobile Machinery) (Emission) Regulation introduces regulatory control on the emission of non-road mobile machinery (“NRMMs”), including non-road vehicles and regulated machines such as crawler cranes, excavators, and air compressors.

Unless exempted, NRMMs that are regulated under this provision are required to comply with the emission standards prescribed under the regulation. From September 1, 2015, all regulated machines sold or leased for use in Hong Kong must be approved or exempted with a proper label in a prescribed format issued by the Environmental Protection Department pursuant to Section 4 of the regulation. Under Section 5 of the regulation, starting from December 1, 2015, only approved or exempted NRMMs with a proper label are allowed to be used in specified activities and locations including construction sites. However, existing NRMMs that are already in Hong Kong on or before November 30, 2015, will be exempted from complying with the emission requirements pursuant to Section 11 of the regulation. A period of six months (from June 1, 2015 to November 30, 2015, both dates inclusive) is allowed for existing NRMMs to apply for exemption.

Any person who sells or leases a regulated machine for use in Hong Kong, or uses a regulated machine in specified activities or locations, without (i) exemption or the Environmental Protection Department’s approval is liable to a fine of up to HK$200,000 and imprisonment for up to six months, and (ii) a proper label is liable to a fine of up to HK$50,000 and imprisonment for up to three months.

As of the date of this prospectus, Primega Construction has complied with the emission standards for its non-road mobile machinery.

Regulation Related to Competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The Competition Ordinance prohibits and deters undertakings in all sectors from adopting anticompetitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The Competition Ordinance lays down three forms of behavior and imposes three rules which are intended to prevent and discourage anti-competitive conduct: (i) the first conduct rule under the Competition Ordinance prohibits agreements between undertakings that have the object or effect of preventing, restricting or distorting competition in Hong Kong; (ii) the second conduct rule under the Competition Ordinance prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong; and (iii) the merger rule under the Competition Ordinance prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies to the telecommunications sector. Each of the aforesaid rules is however subject to a number of exclusions and exemptions.

Pursuant to section 82 of the Competition Ordinance, if the Competition Commission has reasonable cause to believe that (a) a contravention of the first conduct rule has occurred; and (b) the contravention does not involve serious anti-competitive conduct, it must, before bringing proceedings in the Competition Tribunal against the undertaking whose conduct is alleged to constitute the contravention, issue a notice to the undertaking.

However, under section 67 of the Competition Ordinance, where a contravention of the first conduct rule has occurred and the contravention involves serious anti-competitive conduct or a contravention of the second conduct rule has occurred, the Competition Commission may, instead of bringing proceedings in the Competition Tribunal in the first instance, issue a notice (an “infringement notice”) to the person against whom it proposes to bring proceedings, offering not to bring those proceedings on condition that the person makes a commitment to comply with requirements of the infringement notice. “Serious anti-competitive conduct” means any conduct that consists of any of the following or any combination of the following — (a) fixing, maintaining, increasing or controlling the price for the supply of goods or services; (b) allocating sales, territories, customers or markets for the production or supply of goods or services; (c) fixing, maintaining, controlling, preventing, limiting or eliminating the production or supply of goods or services; (d) bid-rigging.

In the event of breaches of the Competition Ordinance, the Competition Tribunal may make orders including: imposing a pecuniary penalty if satisfied that an entity has contravened a competition rule; disqualifying a person from acting as a director of a company or taking part in the management of a company; prohibiting an entity from making or giving effect to an agreement; modifying or terminating an agreement; and requiring the payment of damages to a person who has suffered loss or damage.

As of the date of this prospectus, Primega Construction has complied with the provisions under the Competition Ordinance.

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MANAGEMENT

Directors and Executive officers	Age	Position
Mr. Man Siu Ming	37	Director and Chairman of the board
Mr. Hui Chun Kit	41	Director and Chief Executive Officer
Mr. Man Wing Pong	53	Chief Financial Officer
Mr. Cheng Hin Fung Alvin	37	Independent director nominee*
Mr. Suen To Wai	50	Independent director nominee*
Mr. Wu Loong Cheong Paul	60	Independent director nominee*

* Mr. Cheng Hin Fung Alvin, Mr. Suen To Wai and Mr. Wu Loong Cheong Paul have accepted appointments to be our directors, effective immediately prior to the effectiveness of the registration statement of which this prospectus is a part.

The following is a brief biography of each of the executive officers and directors or director appointees listed above:

Mr. Man Siu Ming is our director and the chairman of the board of directors. Mr. Man joined Primega Construction in September 2018 as managing director and is responsible for our overall management of its business and operations. Mr. Man has accumulated over 11 years of experience in the civil engineering industry in Hong Kong, specializing in construction transportation and logistics and foundation related construction work projects. From 2012 to 2018, Mr. Man worked at Chi Yip Eng. & (Trans.) Company Limited, a construction subcontractor primarily engaged in providing general transportation and logistics services in the Hong Kong construction industry.

Mr. Hui Chun Kit is our chief executive officer and director. Mr. Hui joined Primega Construction as a project engineer in July 2021 and has served as project director since March 2022. Mr. Hui is primarily responsible for assisting our chairman in our operation and overall project management. Mr. Hui has over 10 years of experience in engineering and construction and has managed numerous of projects of various types of construction work. From June 2012 to July 2014, Mr. Hui worked at Tysan Foundation Ltd and Tysan Foundation Geotechnical Ltd, subsidiaries of Tysan Holdings Limited, a company listed on the Hong Kong Stock Exchange (HKSE: 687) with his last position held as an engineer. From July 2014 to September 2014, Mr. Hui was an engineer at Shanghai Tunnel Engineering Co. Ltd, working on the Phase 3 City of Dreams retail expansion in the Macao Special Administrative Region of the PRC. From October 2014 to September 2015, Mr. Hui was an engineer at W.M. Construction Limited, a subsidiary of Super Strong Holdings Limited, a company listed on GEM board of the Hong Kong Stock Exchange (HKSE: 8262). From September 2015 to May 2018, Mr. Hui was a site engineer at Ming Lee Foundation Co. Ltd, a subsidiary of Ling Yui Holdings Limited, a company listed on the Hong Kong Stock Exchange (HKSE: 784). From June 2018 to June 2020, Mr. Hui was a site engineer at Chiu & Lee Partners Construction Co. Ltd. From June 2020 to July 2021, Mr. Hui was a project engineer at K.H. Foundation Limited.

Mr. Hui obtained a bachelor’s degree in engineering science in civil engineering from the University of Technology, Sydney in August 2015.

Mr. Man Wing Pong will be appointed as the chief financial officer of our Company. Mr. Man has over 20 years of experience in corporate finance, investment banking and asset management. Mr. Man worked in Deloitte & Touche Corporate Finance Limited from December 2004 to September 2007 with his last position as manager. He subsequently worked at China Merchants Securities (HK) Co., Limited from October 2007 to June 2011 with his last position as manager of investment banking department. He then worked at RHB OSK Capital Hong Kong Limited from June 2011 to September 2014 with his last position as director, corporate finance. From September 2014 to April 2018, Mr. Man worked at ABCI Capital Limited with his last position as senior vice president of investment banking department. Mr. Man worked at Mason Global Capital Limited from January 2019 to February 2020 as director, investment banking division. Mr. Man has been working at Arion & League Capital Limited as managing director from April 2020 to June 2021. He has been working at Silverstone Investments Limited as chief risk officer since June 2021. Since June 2022, Mr. Man has been serving as an independent non-executive director of BoardWare Intelligence Technology Limited, a company listed on The Stock Exchange of Hong Kong Limited (HKSE: 1204). Since June 2023, Mr. Man has been serving as an independent non-executive director of Changan Minsheng APLL Logistics Co., Ltd., a company listed on The Stock Exchange of Hong Kong Limited (HKSE: 1292).

Mr. Man obtained a degree of bachelor of social science and a postgraduate diploma in professional accountancy from The Chinese University of Hong Kong in December 1993 and November 2018, respectively. Mr. Man also obtained a degree of master of financial management from Rotterdam School of Management, Erasmus University, in August 2004. Mr. Man is currently a fellow of CPA Australia and a fellow of The Hong Kong Institute of Directors.

Mr. Cheng Hin Fung Alvin will become an independent director upon effectiveness of the registration statement of which this prospectus forms a part, and will be the Chairman of the Nominating and Corporate Governance Committees and a member of the Audit Committee and Compensation Committee. Mr. Cheng has over 10 years of experience in the engineering and construction industry and management of various site formation works projects. From January 2017 to March 2022, Mr. Cheng worked at Ming lee Foundation Company Limited, a subsidiary of Ling Yui Holdings Limited (HKSE: 784), a company listed on the Hong Kong Stock Exchange, with his last position as assistant project manager. Mr. Cheng jointed ELE Construction Limited in March 2022, where he currently serves as project manager. Mr. Cheng is a Chartered Civil Engineer and member of the Institution of Civil Engineers. Mr. Cheng obtained a Bachelor of Engineering with honors in Civil Engineering Class III from the University of Exeter in July 2012. Mr. Cheng also obtained a Master of Science in Civil Engineering from Coventry University in November 2013.

Mr. Suen To Wai, will become an independent director upon effectiveness of the registration statement of which this prospectus forms a part, and will be the Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committees and Compensation Committee. He is currently an independent director of MingZhu Logistics Holdings Limited, a company listed on NASDAQ (stock code: YGMZ), since September 2020, an independent non-executive director of Huisen Household International Group Limited, a company whose shares are listed on the Main Board of the Stock Exchange (stock code: 2127), since December 2020 and Huajin International Holdings Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 2738), since March 2023. In addition, he served as an independent non-executive director of CT Environmental Group Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 1363), from February 2018 to April 2019. Mr. Suen was also an independent non-executive director of China Zenix Auto International Limited (a company whose American depositary shares were previously listed on the New York Stock Exchange under the stock code “ZX” but was subsequently delisted in December 2018, and then was quoted on the over-the-counter markets under the stock code “ZXAIY” but was subsequently delisted in January 2022) since April 2018 to January 2022. He has also served as an independent non-executive director of Ping An Securities Group (Holdings) Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 231) which was subsequently delisted in November 2022, since February 2020. Other than serving as an independent director, he served as the chief financial officer and company secretary of China Saite Group Company Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 153), from May 2015 to August 2016. In addition, he served as the company secretary to certain companies including IDT International Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 167), from January 2017 to April 2017, China Smarter Energy Group Holdings Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 1004), from February 2017 to April 2019, and Asia Energy Logistics Group Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 351), from July 2020 to April 2021, respectively. He also worked at an international audit firm from January 2001 to July 2013. Mr. Suen is a practicing member of the Hong Kong Institute of Certified Public Accountants. He obtained a bachelor’s degree in commerce from The University of Western Australia in March 2001.

Mr. Wu Loong Cheong Paul will become an independent director upon effectiveness of the registration statement of which this prospectus forms a part and will be the Chairman of the Compensation Committee and a member of the Audit Committee and Nominating and Corporate Governance Committee.

Mr. Wu worked as a member of scientific staff, senior software engineer, software development and sustaining team leader and product design support manager for Nortel Networks, which was a telecommunications and network equipment manufacturer, from 1989 to 2001. From February 2002 to October 2007, Mr. Wu worked at UTStarcom Holdings Corp, a company listed on NASDAQ (NASDAQ: UTSI), primarily engaged as a global telecom infrastructure provider in February 2002 and worked until October 2007, with his last position held as senior manager and deputy director of common software engineering department. Since September 2008, Mr. Wu has been the principal of Ascent Partners Transaction Service Limited and Ascent Partners Valuation Service Limited which primarily engages in corporate valuation and advisory services. Mr. Wu spearheads the business valuation and advisory service division to formulate marketing strategies, business development and operating plans, as well as establish and institutionalize business practices, standards and processes for the effectiveness and efficiency across the global operations of the group. He provides solutions and consultancy services to financial institutions and corporate clients in financial products and operations. From March 2017 to October 2021, Mr. Wu was an independent non-executive director of Lai Group Holding Company Limited (HKSE: 8455), a company listed on the GEM board of the Hong Kong Stock Exchange.

Mr. Wu obtained a Bachelor of Science degree and a Master of Science degree from Simon Fraser University, Canada in June 1986 and in June 1989, respectively. He has been a certified member of the Institute of Certified Management Accountants (Australia) since December 2013 and a Chartered Valuer and Appraiser (Singapore) of the Institute of Valuers and Appraisers, Singapore, since February 2018.

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Family Relationships

None of our directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Employment Agreements

We intend to enter into employment agreements with each of our executive officers. Under these agreements, each of our executive officers will be employed for a specified time period — typically for one year. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate an executive officer’s employment without cause upon 30 days’ advance written notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. The executive officer may resign at any time with 30 days’ advance written notice.

Each executive officer will agree to hold, at all times during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information, or the

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confidential or proprietary information disclosed to the executive officer by or obtained by the executive officer from us either directly or indirectly in writing, orally, or otherwise, if specifically indicated to be confidential or reasonably expected to be confidential.

We also intend to enter into agreements with all directors whose service will begin upon the effectiveness of the registration statement of which this prospectus forms a part. Pursuant to the agreements, each director has agreed to attend and participate in such number of meetings of the board and of the committees of which he or she may become a member as regularly or specially called and will agree to serve as a director for a year and be up for re-election each year at our annual shareholder meeting. The directors’ services will be compensated by cash under the agreement in an amount determined by the board.

We intend to enter into indemnification agreements with each of our executive directors and executive officers. Under these agreements, we agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors, comprising two executive directors and three independent directors, upon the effectiveness of our registration statement of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to making appropriate disclosures to the board of directors in accordance with our post-offering amended and restated memorandum and articles of association, directors may vote with respect to any contract, proposed contract, or arrangement in which they are interested; in voting in respect to any such matter, such director should take into account their directors’ duties. A director may exercise all the powers of the company to borrow money; mortgage its business, property, and uncalled capital; and issue debentures or other securities whenever money is borrowed or as security for any obligation of the Company or of any third party.

Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our board, including, but not limited to, gender, skills, age, professional experience, knowledge, cultural and education background, ethnicity, and length of service. The ultimate decision of the appointment will be based on merit and the contribution that the selected candidates will bring to our board.

Our directors have a balanced mix of knowledge and skills. We will have three independent directors with different industry backgrounds, representing a majority of the members of our board. Our board is well balanced and diversified in alignment with our business development and strategy.

Committees of the Board of Directors

We plan to establish an audit committee, a compensation committee, and a nominating and corporate governance committee under the board of directors upon the effectiveness of the registration statement of which this prospectus forms a part. We will adopt a charter for each of the three committees upon the establishment of the committees. Each committee’s members and functions are described below.

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Audit Committee

Our audit committee will consist of Mr. Suen To Wai, Mr. Cheng Hin Fung Alvin, and Mr. Wu Loong Cheong Paul, and it is chaired by Mr. Suen To Wai. We have determined that each of these three director nominees satisfies the “independence” requirements of the Nasdaq Listing Rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Wong Heung Ming qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. The audit committee will be responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent registered public accounting firm;

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

●	reporting regularly to the board.

Compensation Committee

Our compensation committee will consist of Mr. Wu Loong Cheong Paul, Mr. Suen To Wai and Mr. Cheng Hin Fung Alvin, and it is chaired by Mr. Wu Loong Cheong Paul. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs, or other similar arrangements; and

●	selecting a compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

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Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will consist of Mr. Cheng Hin Fung Alvin, Mr. Suen To Wai and Mr. Wu Loong Cheong Paul, and it is chaired by Mr. Cheng Hin Fung Alvin. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	recommending nominees to the board for election or re-election to the board or for appointment to fill any vacancy on the board;

●	reviewing annually with the board the current composition of the board in regard to characteristics such as independence, knowledge, skills, experience, expertise, diversity, and availability of service to us;

●	selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

●	developing and reviewing the corporate governance principles adopted by the board and advising the board with respect to significant developments in the law, practice of corporate governance, and our compliance with such laws and practices; and

●	evaluating the performance and effectiveness of the board as a whole.

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Duties of Directors

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Compensation of Directors and Executive Officers

For the year ended March 31, 2024, we paid an aggregate of approximately HK$2,494,000 (US$319,743), in cash (including salaries and mandatory provident fund) to our directors. Our Hong Kong subsidiary is required by law to make contributions equal to certain percentages of each employee’s salary for his or her mandatory provident fund. We have not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of March 31, 2024, we had no outstanding equity awards.

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RELATED PARTY TRANSACTIONS

List of Related Parties

Name	Relationship
Mr. Man Siu Ming (“Mr. Man”)	Chairman of the Board, Director, the Controlling Shareholder
Chi Yip Eng. & (Trans.) Company Ltd (“Chi Yip”)	A company owned as to 50% each by Ms. Wong Lai Ching and Mr. Man Chi Kwan, the parents of Mr. Man Siu Ming

Balances with related parties:

	As of March 31,		As of September 30
	2022	2023	2023
	USD	USD	USD
Accounts receivable from related parties:
Chi Yip	1,283,178	1,903,672	1,364,266
Amounts due to related parties:
Chi Yip	-	236,429	163,076
Mr. Man	434,674	545,063	522,003
Finance lease liabilities due to related parties:
Chi Yip	844,382	644,275	471,341
Mr. Man	23,590	-	-

All balances due from Chi Yip were accounts receivables due from Chi Yip relating to our provision of soil and rock transportation services and site management services. The amounts due to Chi Yip related to subcontracting charges from Chi Yip. The largest amount outstanding from Chi Yip during the fiscal years ended March 31, 2022 and 2023 and the six months ended September 30, 2023 was approximately US$1,307,304, US$1,981,175, and US$1,892,147, respectively. The largest amount outstanding to Chi Yip during the fiscal years ended March 31, 2022 and 2023 and the six months ended September 30, 2023 was approximately US$0, US$254,886, and US$207,194, respectively. The largest amount outstanding to Mr. Man during the fiscal years ended March 31, 2022 and 2023 and the six months ended September 30, 2023 was approximately US$536,991, US$629,213, and US$522,003, respectively. As of June 20, 2024, the outstanding amounts due to Chi Yip and Mr. Man were US$611,235 (comprised of accounts payable of $352,047 and finance lease liabilities of $259,188) and US$27,079, respectively. The amounts due to our director, Mr. Man, during the relevant periods were advances from Mr. Man which are unsecured and interest-free with no specific repayment terms. The finance lease liabilities due to related parties, Chi Yip and Mr. Man related to payments owed under finance leases for motor vehicles and machinery assigned to Primega Construction.

Set forth below are the related party transactions of our company that occurred during the past three fiscal years up to the date of this prospectus.

Transactions with related parties:

Summary of transactions with Chi Yip and Mr. Man Chi Kwan

Chi Yip is an affiliated company under the control of our Controlling Shareholder’s parents. Chi Yip, incorporated in Hong Kong in September 2000, has operated as a subcontractor focused on providing general transportation and logistics services in the Hong Kong construction industry for over 20 years, under the management of Mr. Man Chi Kwan, the father of our Controlling Shareholder. Mr. Man Siu Ming joined Chi Yip in 2010 and gained experience in construction transportation and logistics operations, building his own connections in the construction industry.

In 2018, Mr. Man Siu Ming founded Primega Construction, our Hong Kong subsidiary, initially capitalizing on his experience in the construction industry by taking on foundation related construction works and sale and transportation of biodiesel for construction contractors.

During the year ended March 31, 2022, Mr. Man Chi Kwan sought to downsize his business as part of his succession planning as he entered retirement, where Chi Yip began subcontracting its projects, particularly, soil and rock transportation projects to Primega Construction. From March 2021 to the date of this prospectus, Chi Yip assigned to Primega Construction its rights to 24 tipper trucks and a diesel tank wagon under hire purchase agreements with banks in Hong Kong. Primega Construction has taken possession of the 24 tipper trucks and diesel tank wagon of Chi Yip for its own operations and reimburses the finance costs payable under the hire purchase arrangements to Chi Yip.

For the years ended March 31, 2021, 2022 and 2023 and six months ended September 30, 2023, we paid finance fees to Chi Yip for the tipper trucks and diesel tank wagon assigned to Primega Construction under hire purchase financing arrangements in the amounts of approximately US6,675, US$65,622, US$55,988 and US$11,723, respectively.

For the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2023, we recorded income of approximately US$133,183, US$3,268,003, US$2,830,475 and US$0, respectively, for soil and rock transportation services provided to Chi Yip.

For the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2023, we recorded income of approximately, US$0, US$121,605, US$39,184 and US$0 for site management services provided to Chi Yip.

For the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2023, we paid total service fees charged by Chi Yip in the amounts of approximately US$171,103, US$1,249,913, US$1,162,640 and US$527,237, respectively, for providing rental tipper trucks and for labor to support its operations.

For the years ended March 31, 2021, 2022 and 2023 and the six months September 30, 2023, we paid rental fees of approximately US$3,462, US$4,615, US$769 and US$0, respectively to Chi Yip to lease office premises in Hong Kong. Since May 30, 2022, Primega Construction ceased to lease the office premises from Chi Yip.

Guarantees

Our related parties, from time to time provides guarantees for our benefit. Mr. Man Siu Ming provided guarantees relating to our loan obligations under 11 hire-purchase agreements entered into with Dah Sing Bank Limited as of September 30, 2023. Mr. Man Siu Ming also provided personal guarantees to secure two bank loans of Primega Construction in the principal amount of HK$4,574,286 and HK$3,841,452 with the Standard Chartered Bank (Hong Kong) Limited during the year ended March 31, 2023 and the six months ended September 30, 2023. As of September 30, 2023, the bank loans amounted to USD1,078,941.

Policies and Procedures for Related-Party Transactions

Our board of directors has created an audit committee in connection with this offering that will be tasked with review and approval of all related-party transactions.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors, or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this offering. Holders of our Ordinary Shares are entitled to one vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him or her, subject to applicable community property laws.

	Ordinary Shares beneficially owned prior to this offering		Ordinary Shares beneficially held immediately after this offering
Name of Beneficial Owner	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares
Directors, director nominees, and executive officers
Mr. Man Siu Ming(1)	18,090,000	80.4%	17,840,000	74.3%
Mr. Hui Chun Kit(1)	—	—	—	—
Mr. Man Wing Pong(1)	—	—	—	—
Mr. Cheng Hin Fung Alvin (2)	—	—	—	—
Mr. Suen To Wai (2)	—	—	—	—
Mr. Wu Loong Cheong Paul (2)	—	—	—	—
All directors and executive officers (6 individuals)	18,090,000	80.4%	17,840,000	74.3%
5% or greater shareholders
Mr. Man Siu Ming(1)	18,090,000	80.4%	17,840,000	74.3%

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

(1)	Except as otherwise indicated below, the business address for our directors and executive officers is at Room 2912, 29/F., New Tech Plaza, 34 Tai Yau Street, San Po Kong, Kowloon, Hong Kong.

(2)	Each of Mr. Cheng Hin Fung Alvin, Mr. Suen To Wai and Mr. Wu Loong Cheong Paul will serve as our director upon the effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

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DESCRIPTION OF SHARE CAPITAL

A copy of our Memorandum and Articles of Association is filed as an exhibit to the registration statement of which this prospectus is a part.

We are an exempted company incorporated with limited liability in the Cayman Islands and, upon completion of this offering, our affairs will be governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 1,000,000,000 Ordinary Shares, par value US$0.00005 each.

As of the date immediately prior to this offering, 22,500,000 Ordinary Shares of par value US$0.00005 per share were issued, fully paid and outstanding. Upon completion of this offering, we will have 24,000,000 Ordinary Shares issued and outstanding, assuming the Underwriter does not elect to exercise their option to purchase additional Ordinary Shares from us.

Assuming that we obtain the requisite shareholder approval, we will adopt our Memorandum and Articles of Association, which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of certain material provisions of our Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Dividends

Subject to the Companies Act and our Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide:

(i)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, although no amount paid up on a share in advance of calls shall for this purpose be treated as paid up on the share;

(ii)	all dividends shall be apportioned and paid pro rata in accordance with the amount paid up on the shares during any portion(s) of the period in respect of which the dividend is paid; and

(iii)	our board of directors may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to our Company on account of calls, instalments or otherwise.

Where our board of directors or our Company in general meeting has resolved that a dividend should be paid or declared, our board of directors may resolve:

(aa)	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or

(bb)	that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our board of directors may think fit.

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Upon the recommendation of our board of directors, our Company may by ordinary resolution in respect of any one particular dividend of our Company determine that it may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, bonus or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our board of directors or our Company in general meeting has resolved that a dividend be paid or declared, our board of directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

Our board of directors may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as our board of directors may decide, but a payment in advance of a call shall not entitle the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the share or the due portion of the shares upon which payment has been advanced by such member before it is called up.

All dividends, bonuses or other distributions unclaimed for one year after having been declared may be invested or otherwise used by our board of directors for the benefit of our Company until claimed and our Company shall not be constituted a trustee in respect thereof. All dividends, bonuses or other distributions unclaimed for six years after having been declared may be forfeited by our board of directors and, upon such forfeiture, shall revert to our Company.

No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Our Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants remain uncashed on two consecutive occasions or after the first occasion on which such a cheque or warrant is returned undelivered.

Voting Rights

Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting: (a) on a poll every member present in person or by proxy or, in the case of a member being a corporation, by our duly authorized representative shall have one vote for every share which is fully paid or credited as fully paid registered in his name in the register of members of our Company but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for this purpose as paid up on the share; and (b) on a show of hands every member who is present in person (or, in the case of a member being a corporation, by our duly authorized representative) or by proxy shall have one vote. Where more than one proxy is appointed by a member which is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. On a poll, a member entitled to more than one vote need not use all his votes or cast all the votes he does use in the same way.

Transfer of Ordinary Shares

Subject to the Companies Act and our Articles of Association, all transfers of shares shall be effected by an instrument of transfer in the usual or common form or in such other form as our board of directors may approve and may be under hand or, if the transferor or transferee is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), under hand or by machine imprinted signature, or by such other manner of execution as our board of directors may approve from time to time.

Execution of the instrument of transfer shall be by or on behalf of the transferor and the transferee, provided that our board of directors may dispense with the execution of the instrument of transfer by the transferor or transferee or accept mechanically executed transfers. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share.

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Our board of directors may, in our absolute discretion, at any time and from time to time remove any share on the principal register to any branch register or any share on any branch register to the principal register or any other branch register. Unless our board of directors otherwise agrees, no shares on the principal register shall be removed to any branch register nor shall shares on any branch register be removed to the principal register or any other branch register. All removals and other documents of title shall be lodged for registration and registered, in the case of shares on any branch register, at the registered office and, in the case of shares on the principal register, at the place at which the principal register is located.

Our board of directors may, in our absolute discretion, decline to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve or on which our Company has a lien. It may also decline to register a transfer of any share issued under any share option scheme upon which a restriction on transfer subsists or a transfer of any share to more than four joint holders.

Our board of directors may decline to recognize any instrument of transfer unless a certain fee, up to such maximum sum as Nasdaq may determine to be payable, is paid to our Company, the instrument of transfer is properly stamped (if applicable), is in respect of only one class of share and is lodged at our registered office or the place at which the principal register is located accompanied by the relevant share certificate(s) and such other evidence as our board of directors may reasonably require is provided to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of Nasdaq, be suspended at such times and for such periods (not exceeding in the whole thirty days in any year) as our board of directors may determine.

Fully paid shares shall be free from any restriction on transfer (except when permitted by Nasdaq) and shall also be free from all liens.

Procedures on liquidation

A resolution that our Company be wound up by the court or be wound up voluntarily shall be a special resolution of our shareholders.

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

(i)	if our Company is wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid up on the shares held by them respectively; and

(ii)	if our Company is wound up and the surplus assets available for distribution among the members are insufficient to repay the whole of the paid-up capital, such assets shall be distributed, subject to the rights of any shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up on the shares held by them, respectively.

If our Company is wound up (whether the liquidation is voluntary or compelled by the court), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie or kind the whole or any part of the assets of our Company, whether the assets consist of property of one kind or different kinds, and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be so divided and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, but so that no member shall be compelled to accept any shares or other property upon which there is a liability.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to these Articles and to the terms of allotment, our board of directors may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by instalments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum

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as our board of directors shall fix from the day appointed for payment to the time of actual payment, but our board of directors may waive payment of such interest wholly or in part. Our board of directors may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20% per annum as our board of directors may decide.

If a member fails to pay any call or instalment of a call on the day appointed for payment, our board of directors may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our board of directors to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him to our Company in respect of the shares together with (if our board of directors shall in our discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20% per annum as our board of directors may prescribe.

Redemption of Ordinary Shares

Subject to the Companies Act, our Articles of Association, and, where applicable, the Nasdaq listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of Shares, any power of our Company to purchase or otherwise acquire all or any of its own Shares (which expression as used in this Article includes redeemable Shares) be exercisable by our board of directors in such manner, upon such terms and subject to such conditions as it thinks fit.

Subject to the Companies Act, our Articles of Association, and to any special rights conferred on the holders of any Shares or attaching to any class of Shares, Shares may be issued on the terms that they may, at the option of our Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as our board of directors may deem fit.

Variations of Rights of Shares

Subject to the Companies Act and without prejudice to our Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of the Articles relating to general meetings shall mutatis mutandis apply to every such separate general meeting, but so that the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be not less than a person or persons together holding (or, in the case of a member being a corporation, by our duly authorized representative) or representing by proxy not less than one-third in nominal value of the issued shares of that class. Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, and any holder of shares of the class present in person or by proxy may demand a poll.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

General Meetings of Shareholders

Our Company must hold an annual general meeting each fiscal year other than the fiscal year of our Company’s adoption of our Articles of Association.

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Extraordinary general meetings may be convened on the requisition of one or more members holding, at the date of deposit of the requisition, not less than one tenth of the paid up capital of our Company having the right of voting at general meetings. Such requisition shall be made in writing to our board of directors or the secretary of our Company for the purpose of requiring an extraordinary general meeting to be called by our board of directors for the transaction of any business specified in such requisition. Such meeting shall be held within two months after the deposit of such requisition. If within 21 days of such deposit, our board of directors fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our board of directors shall be reimbursed to the requisitionist(s) by our Company.

Every general meeting of our Company shall be called by at least 10 clear days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and must specify the time, place and agenda of the meeting and particulars of the resolution(s) to be considered at that meeting and the general nature of that business.

Although a meeting of our Company may be called by shorter notice than as specified above, such meeting may be deemed to have been duly called if it is so agreed:

(i)	in the case of an annual general meeting, by all members of our Company entitled to attend and vote thereat; and

(ii)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting holding not less than 95% of the total voting rights at the meetings of all our shareholders.

All business transacted at an extraordinary general meeting shall be deemed special business. All business shall also be deemed special business where it is transacted at an annual general meeting, with the exception of the election of Directors which shall be deemed ordinary business.

No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, and continues to be present until the conclusion of the meeting.

The quorum for a general meeting shall be two members entitled to vote and present in person (or in the case of a member being a corporation, by our duly authorized representative) or by proxy representing not less than one-third (1/3) in nominal value of the total issued voting shares in our Company throughout the meeting.

Inspection of Books and Records

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our company. They will, however, have such rights as may be set out in our Articles of Association.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	sub-divide our shares or any of them into our shares of smaller amount than is fixed by our Company’s Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced our shares shall be the same as it was in case of the share from which the reduced our shares is derived;

(d)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and

(e)	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination.

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Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

Certain Cayman Islands Company Considerations

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value, negotiable or bearer shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation;

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a statement setting out the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

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A merger between a Cayman Islands parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of ninety percent (90%) of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

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Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Articles of Association provide that any action required or permitted to be taken at general meetings of our Company may only be taken upon the vote of shareholders at general meeting and shareholders may approve corporate matters by way of a unanimous written resolution without a meeting being held.

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Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with rights to requisition a general meeting nor any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association allow any one or more of our shareholders who together hold shares which carry in aggregate not less than one tenth of the paid-up capital of our company having the right of voting at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles of Association, directors may be removed by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

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Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Listing

We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “PGHL.” We cannot guarantee that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market; however, we will not complete this offering unless we are listed on the Nasdaq Stock Market.

Transfer Agent

The transfer agent of our Ordinary Shares is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11593.

History of Securities Issuance

Securities/Purchaser	Date of Issuance	Number of Securities		Consideration
Ordinary Shares
Man Siu Ming	April 14, 2022	22,500,000	(1)(2)	USD 1,125.00

(1)	On July 20, 2022, Mr. Man Siu Ming transferred 551,250 Ordinary Shares to each of Primewin Corporate Development Limited and Shun Kai Investment Development Limited at a consideration of US$103,000 each. On December 5, 2023, Mr. Man Siu Ming transferred 551,250 Ordinary Shares to each of Dusk Moon International Limited and Moss Mist Investment Limited at a total consideration of US$206,000 each.
(2)	Retroactively adjusted to reflect the share split of our Ordinary Shares at a ratio of 2-for-1, which occurred on February 28, 2024.

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SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there was no established public market for our Ordinary Shares, and while we intend to apply for approval to have our Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid trading market for the Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Ordinary Shares, including Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Ordinary Shares and our ability to raise equity capital in the future.

Upon the closing of this offering, we will have 24,000,000 outstanding Ordinary Shares. Of that amount, 1,750,000 Ordinary Shares will be publicly held by investors participating in this offering, and 22,250,000 Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The Ordinary Shares held by existing shareholders are, and any Ordinary Shares issuable upon exercise of options outstanding following the completion of this offering will be, restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six months, and any affiliate of the Company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a seller may sell an unlimited number of restricted securities under Rule 144 if:

●	the restricted securities have been held for at least six months, including the holding period of any prior owner other than one of our affiliates;

●	we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and

●	we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

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Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three-month period only that number of securities that does not exceed the greater of either of the following:

●	1% of the number of Ordinary Shares then outstanding, which will equal approximately Ordinary Shares immediately after the closing of this offering based on the number of Ordinary Shares outstanding as of September 30, 2023; or

●	the average weekly trading volume of our Ordinary Shares in the form of Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six month holding period of Rule 144, which does not apply to sales of unrestricted securities.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers, or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares. Additionally, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate, nor any person acting on their behalf engages in directed selling efforts in the United States, and

●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee, or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

Lock-up Agreements

Our directors, executive officers, and principal shareholders (defined as owners of 5% or more of our Ordinary Shares), except for Mr. Man Siu Ming with respect to the Ordinary Shares offered by him in this offering, have agreed, subject to limited exceptions, not to offer; pledge; announce the intention to sell; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part, without the prior written consent of Bancroft Capital, LLC. See “Underwriting.”

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MATERIAL INCOME TAX CONSIDERATIONS

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies save for those which hold interests in land in the Cayman Islands. There are no exchange control regulations or currency restrictions in effect in the Cayman Islands.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our Ordinary Shares pursuant to this offering and hold such Ordinary Shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions; insurance companies; dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; tax-exempt entities or governmental organizations; retirement plans; regulated investment companies; real estate investment trusts; grantor trusts; brokers, dealers, or traders in securities, commodities, currencies, or notional principal contracts; certain former citizens or long-term residents of the United States; persons who hold our Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly, or through attribution 10% or more of the voting power of our Ordinary Shares; corporations that accumulate earnings to avoid U.S. federal income tax; partnerships and other pass-through entities; and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all of its substantial decisions, or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership, and disposition of our Ordinary Shares.

Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our Ordinary Shares, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company (“PFIC”) Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income” (“PFIC income test”), or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the

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production of passive income (“PFIC asset test”). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (even if held as working capital or raised in a public offering) marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares; and (ii) any gain recognized on a sale, exchange, or other disposition, including a pledge, of our Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-U.S. subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and, accordingly, cannot be classified as lower-tier PFICs. However, non-U.S. subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income

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or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange, or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income, and any loss from such sale, exchange, or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income test or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above, and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

Our Ordinary Shares will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but it will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

Our Company and all distributions, interest, and other amounts paid by us in respect to our shares to persons who are not resident in the Cayman Islands are exempt from all provisions of the Income Tax Ordinance in the Cayman Islands. No estate, inheritance, succession, or gift tax, rate, duty, levy, or other charge is payable by persons who are not resident in the Cayman Islands with respect to any of our shares, debt obligations, or other securities. All instruments relating to transactions in respect to our shares, debt obligations, or other securities and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the Cayman Islands, save for Cayman Islands companies which hold interests in land situated in the Cayman Islands. There are currently no withholding taxes or exchange control regulations in the Cayman Islands applicable to us or our shareholders.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund (“QEF”) election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership, and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares, and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of Ordinary Shares of a PFIC.

Distributions

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates

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generally applicable to ordinary income, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “PFIC Consequences”), we will not be treated as a qualified foreign corporation, and therefore, the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in Cayman Islands dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange, or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this Medicare tax to your income and gains in respect to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “PFIC Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for our Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any Ordinary Shares under the laws of their country of citizenship, residence, or domicile.

The following is a discussion on certain Cayman Islands and Hong Kong income tax consequences of an investment in the Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands and Hong Kong laws.

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies save for those which hold interests in land in the Cayman Islands. There are no exchange control regulations or currency restrictions in effect in the Cayman Islands.

Hong Kong Profits Taxation

Our subsidiary incorporated in Hong Kong was subject to Hong Kong profits tax at 8.25% on its assessable profits up to HK$2,000,000 and 16.5% on its assessable profits over HK$2,000,000 on its taxable income assessable profits generated from operations arising in or derived from Hong Kong for the years of assessment of 2021/2022 and 2020/2021. As from year of assessment of 2018/2019 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Hong Kong subsidiary is exempted from Hong Kong income profits tax on its foreign-derived income profits. In addition, payments of dividends from our Hong Kong subsidiary to us are not subject to any tax withholding in Hong Kong.

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UNDERWRITING

In connection with this offering, we and the Selling Shareholder will enter into an underwriting agreement with Bancroft Capital, LLC, as representative of the underwriters, or the representative, in this offering. The representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering. The underwriters have agreed to purchase from us and the Selling Shareholder, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriters	Number of Ordinary Shares
Bancroft Capital, LLC	1,750,000
Total	1,750,000

The underwriters are committed to purchase all the Ordinary Shares offered by this prospectus if they purchase any Ordinary Shares. The underwriters are offering the Ordinary Shares, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Pricing of this Offering

Prior to this offering, there has been no public market for our Ordinary Shares. The IPO price for our Ordinary Shares will be determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development, and other factors deemed relevant. The IPO price of our Ordinary Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book value, or other established criteria of value of our company.

Discounts and Expenses

The underwriting discounts for the shares are equal to 7.0% of the IPO price.

The following table shows the price per share and total IPO price, underwriting discounts, and proceeds before expenses to us and the Selling Shareholder.

	Per Share	Total
IPO price	$5.00	$7,500,000
Underwriting discounts	$0.35	$525,000
Proceeds to us, before expenses	$4.65	$6,975,000

	Per Share	Total
IPO price	$5.00	$1,250,000
Underwriting discounts	$0.35	$87,500
Proceeds to the Selling Shareholder*	$4.65	$1,162,500

*This only includes the proceeds from the sale of the Ordinary Shares underwritten by the Underwriter. We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholder.

We have agreed to reimburse the representative up to a maximum of $250,000 for certain out-of-pocket accountable expenses (including the legal fees and other disbursements, as disclosed below), and up to an additional $12,900 for out-of-pocket clearing agent settlement and closing costs. We agreed to pay $30,000 as an advance towards the representative’s accountable expenses (the “Advance”), and $30,000 as the first retainer towards the representative’s legal counsel fees, within 7 days of the date of the Engagement Letter. Upon receipt of a no objections letter from FINRA, we will pay a second retainer, in the amount of $30,000, to the representative towards the representative’s legal counsel fees. Any portion of the Advance will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

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We have agreed to reimburse the representative 1% of the actual amount of this offering as a non-accountable expense.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and non-accountable expense allowance, will be approximately $2,100,000.

Tail

We have agreed that, the representative shall be entitled to a 7% cash fee of the aggregate gross proceeds with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”), to the extent that such financing or capital is provided to us by investors whom the representative had introduced to us during the term of the engagement, if such Tail Financing is consummated at any time within the 12-month period following the expiration or termination of the Engagement Letter; provided, that pursuant to FINRA Rule 5110(g)(5), we shall have the right to terminate for cause, which shall mean the representative’s material failure to provide the underwriting services, and any such termination for cause shall eliminate any obligation of us to pay such termination fee with regard to a Tail Financing.

Right of First Refusal

We have agreed that, from the date of the Engagement Letter until the 12-month anniversary following the consummation of this offering, we or any of our subsidiaries decides to raise funds in the U.S. by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, the representative (or any affiliate designated by the representative) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing.

Lock-up Agreements

Our officers, directors and principal shareholders (5% or more shareholders), except for sale of Ordinary Shares as a Selling Shareholder, have agreed to a 180 days “lock-up” period from the closing of this offering with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of a 180 days following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. We have also agreed, in the underwriting agreement, to similar restrictions on the issuance and sale of our securities for 180 days following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the Representative.

We have agreed that, without the prior written consent of the representative, we will not, for a period of 180 days after the date of the Engagement Letter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

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Foreign Regulatory Restrictions on Purchase of our Ordinary Shares

We have not taken any action to permit a public offering of our Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our Ordinary Shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify and hold harmless the underwriter and its affiliates, and the respective controlling persons, directors, officers, members shareholders, agents and employees from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriters may be required to make for these liabilities.

Application for Nasdaq Listing

We have applied to have our Ordinary Shares approved for listing on the Nasdaq Capital Market under the symbol “PGHL.” We will not consummate this offering without a listing approval letter from the Nasdaq Capital Market.

Electronic Offer, Sale, and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and it should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers,

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and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of our Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate-covering transactions, stabilizing transactions, and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate-covering transactions. There is no contractual limit on the size of any syndicate-covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate-covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount. The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Ordinary Shares in the open market that could adversely affect investors who purchased in this offering.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate-covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or delaying a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

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Offers Outside of the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act; (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above; and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (“PRC”) (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

In relation to each Member State of the European Economic Area that has implemented the Prospectus Regulation (each, a “Relevant Member State”), an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of our securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase our securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

This European Economic Area selling restriction is in addition to any other applicable selling restrictions set out below.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des Marchés Financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation; and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

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Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations, and this document has not been filed with or approved by any Irish regulatory authority, as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations; and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”); (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ - $$ - Aga e la Borsa, “CONSOB”) pursuant to Italian securities legislation, and, accordingly, no offering material relating to the securities may be distributed in Italy, and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●

to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of

CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

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Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●

made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971, as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

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Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Malaysia

The securities have not been and may not be approved by the Securities Commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA). This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom, and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, that are expected to be incurred in connection with the sale of Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee, and the filing fee payable to FINRA, all amounts are estimates.

SEC registration fee	$6,432
The Nasdaq Capital Market listing fee	$75,000
FINRA filing fee	$7,036
Printing expenses	$20,325
Legal fees and expenses	$764,932
Accounting fees and expenses	$1,170,171
Miscellaneous	$56,104
Total	$2,100,000

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LEGAL MATTERS

The validity of our Ordinary Shares and certain other matters of Cayman Islands law will be passed upon for us by Appleby. We are being represented by Hunter Taubman Fischer & Li LLC with respect to U.S. federal securities laws. We may rely upon CFN Lawyers with respect to matters governed by Hong Kong law. Bancroft Capital, LLC, the representative of the underwriters, is being represented by Ortoli Rosenstadt LLP in connection with this offering.

EXPERTS

The consolidated financial statements as of and for the years ended March 31, 2023 and 2022, included in this prospectus have been so included in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of ZH CPA, LLC is 1600 Broadway, Suite 1600, Denver, Colorado, 80202 USA.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, like us, which file electronically with the SEC.

Upon effectiveness of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a website at www.primegagroup.com Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

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PRIMEGA GROUP HOLDINGS LIMITED

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Primega Group Holdings Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Primega Group Holdings Limited and its subsidiaries (the “Company”) as of March 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2023, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ZH CPA, LLC

We have served as the Company’s auditor since 2022.

Denver, Colorado

October 27, 2023 (except for the effects of stock split disclosed in Note 1, Note 16 and Note 17 as to which the date is March 6, 2024)

999 18th Street, Suite 3000, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us

F-2

PRIMEGA GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of March 31,
	2022	2023
	USD	USD

Assets
Current assets:
Cash and cash equivalents	111,062	240,219
Accounts receivable, net	1,546,995	3,898,895
Accounts receivable, net – related parties	1,283,179	1,903,672
Prepayment, deposits and other receivable	27,854	85,871
Retention receivable	-	39,178
Deferring offering costs	237,965	716,806
Total current assets	3,207,055	6,884,641

Property, plant and equipment, net	562,539	472,314
Right-of-use assets – Finance lease	3,106,243	4,256,182
Right-of-use assets – Operating lease	1,107	46,482
Total non-current assets	3,669,889	4,774,978

TOTAL ASSETS	6,876,944	11,659,619

Liabilities
Current liabilities:
Bank loans - current	-	35,827
Finance lease liabilities – current	561,972	846,154
Finance lease liabilities – current – related parties	534,950	477,237
Operating lease liabilities – current	1,146	33,219
Contract liabilities	-	102,563
Accounts payable, accruals, and other current liabilities	1,707,899	2,771,506
Accounts payable – related parties	-	236,429
Amount due to a director	434,674	545,063
Income taxes payable	108,850	221,588
Total current liabilities	3,349,491	5,269,586

Non-current liabilities
Bank loans – non-current	-	1,043,114
Finance lease liabilities - non-current	907,596	1,625,830
Finance lease liabilities – non-current – related parties	333,022	167,038
Operating lease – non-current	-	12,946
Deferred tax liabilities	255,584	342,594
Total non-current liabilities	1,496,202	3,191,522

TOTAL LIABILITIES	4,845,693	8,461,108

Commitments and contingencies	-

Shareholders’ equity
Ordinary shares USD 0.00005 par value; 1,000,000,000 shares authorized; 22,500,000 and 22,500,000 shares issued and outstanding as of March 31, 2023 and 2022, respectively	1,125	1,125
Additional paid in capital	1,282	1,282
Retained earnings	2,028,844	3,196,104
Total shareholders’ equity	2,031,251	3,198,511

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	6,876,944	11,659,619

The accompanying notes are an integral part of these consolidated financial statements.

F-3

PRIMEGA GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the year ended March 31,
	2022	2023
	USD	USD

Revenues
Revenue generated from third parties	7,215,091	8,312,663
Revenues generated from related parties	3,268,003	2,830,475
Cost of sales
Cost of sales charged by third parties	(6,272,989)	(7,802,451)
Cost of sales charged by related parties	(1,249,913)	(1,162,640)
Gross profit	2,960,192	2,178,047

Operating expenses:
General and administrative expenses	(694,121)	(1,188,713)
Total operating expenses	(694,121)	(1,188,713)

Income from operations	2,266,071	989,334

Other income	201,246	588,131
Interest expense	(115,978)	(190,561)

Income before tax expense	2,351,339	1,386,904
Income tax expense	(357,734)	(219,644)
Net income	1,993,605	1,167,260

Other comprehensive income	-	-

Total comprehensive income	1,993,605	1,167,260

Net earnings per share attributable to ordinary shareholders
Basic and diluted	0.09	0.05
Weighted average number of ordinary shares used in computing net earnings per share
Basic and diluted	22,500,000	22,500,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

PRIMEGA GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary shares		Additional		Total
	Number of		Paid-in	Retained	Stockholders’
	Shares	Amount	Capital	Earnings	Equity
		USD	USD	USD	USD

Balance as of April 1, 2021	22,500,000	1,125	1,282	35,239	37,646

Net income	-	-	-	1,993,605	1,993,605

Balance as of March 31, 2022	22,500,000	1,125	1,282	2,028,844	2,031,251

Net income	-	-	-	1,167,260	1,167,260

Balance as of March 31, 2023	22,500,000	1,125	1,282	3,196,104	3,198,511

The accompanying notes are an integral part of these consolidated financial statements.

F-5

PRIMEGA GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended March 31,
	2022	2023
	USD	USD

Operating activities
Net income	1,993,605	1,167,260
Non-cash item adjustments:
Non-cash operating lease expense	4,429	20,292
Depreciation of right-of-use assets – finance lease	485,385	1,003,668
Depreciation of property, plant and equipment	101,446	136,623
Deferred tax expenses	248,884	87,010
Loss on disposal of right-of-use assets – finance lease	1,282	-
Credit loss	111,663	201,751
Change in working capital items:
Change in accounts receivable	(833,989)	(2,529,230)
Change in accounts receivable – related parties	(1,201,806)	(642,535)
Change in retention receivable	-	(41,557)
Change in prepayment, deposits and other receivable	(27,085)	(58,017)
Change in accounts payable, accruals and other current liabilities	1,146,066	1,063,607
Change in accounts payable – related parties	(171,103)	236,429
Change in contract liabilities	-	102,563
Change in income taxes payable	108,850	112,738
Change in lease liabilities – Operating lease	(4,472)	(20,648)
Cash provided by operating activities	1,963,155	839,954

Investing activities
Purchase of property, plant and equipment	(544,360)	(46,398)
Cash used in investing activities	(544,360)	(46,398)

Financing activities
Net proceeds from a director	142,253	110,389
Proceeds of bank loans	-	1,078,941
Initial payment of finance lease	(565,022)	(24,823)
Initial payment of finance lease – related parties	(27,950)	-
Principal payment of finance lease liabilities	(227,241)	(693,666)
Principal payment of finance lease liabilities – related parties	(461,997)	(656,399)
Payment of offering costs	(237,965)	(478,841)
Cash used in financing activities	(1,377,922)	(664,399)

Net change in cash and cash equivalents	40,873	129,157

Cash and cash equivalents as of beginning of the year	70,189	111,062

Cash and cash equivalents as of the end of the year	111,062	240,219

Supplementary Cash Flows Information
Cash paid for interest	115,978	175,885
Cash paid for income tax	-	19,895
Right-of-use assets obtained in exchange for new operating lease liabilities	-	65,667
Right-of-use assets obtained in exchange for new finance lease liabilities	2,395,513	2,153,607

The accompanying notes are an integral part of these consolidated financial statements.

F-6

PRIMEGA GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Primega Group Holdings Limited (the “Company”) was incorporated in the Cayman Islands on April 14, 2022 under the Companies Act as an exempted company with limited liability. The Company conducts its primary operations of provision of (i) soil and rock transportation services; (ii) diesel oil trading and (iii) miscellaneous construction works, including excavation and lateral support (“ELS”) work in Hong Kong through its indirectly held wholly owned subsidiaries that are incorporated and domiciled in Hong Kong, namely Primega Construction Engineering Co. Limited (“Primega Construction”). The Company holds Primega Construction via a wholly owned subsidiary, namely Celestial Power Group Limited which was incorporated and is domiciled in the British Virgin Islands.

Details of the Company and its subsidiaries (together the “Company” or the “Group”) are set out in the table as follows:

	Date of	Percentage of effective ownership		Place of	Principal
Name	incorporation	2021	2022	incorporation	activities
Primega Group Holdings Limited	April 14, 2022	Parent	Parent	Cayman Islands	Investment holdings

Celestial Power Group Limited	February 22, 2022	100%	100%	The British Virgin Islands	Investment holdings

Primega Construction Engineering Co. Limited	July 31, 2018	100%	100%	Hong Kong	Provision of (i) soil and rock transportation services; (ii) diesel oil trading and (iii) miscellaneous construction works, including ELS work

Reorganization

Primega Construction Engineering Co. Limited was incorporated in Hong Kong on July 31, 2018. Prior to group reorganization, Primega Construction is wholly owned by sole shareholder, namely Mr. Man Siu Ming.

In April 2022, Primega Group Holdings Limited was incorporated under the laws of the Cayman Islands as an exempted company with limited liability with one share issued and transferred to Mr. Man Siu Ming. On April 14, 2022, Primega Group Holdings Limited (“PGHL”) issued 11,249,999 Ordinary Shares to the Mr. Man Siu Ming. Mr. Man Siu Ming became the controlling shareholder of the Company.

In February 2022, Celestial Power Group Limited was incorporated under the laws of the BVI as the intermediate holding company of Primega Group Holdings Limited. One share of Celestial Power Group Limited, representing its entire issued share capital, was allotted and issued to Primega Group Holdings Limited on May 4, 2022.

Pursuant to a group reorganization (“Group Reorganization”) that concluded on June 13, 2022 (“Closing Date”), the former sole shareholder of Primega Construction, namely Mr. Man Siu Ming transferred all the shares of Primega Construction to Celestial Power Group Limited in consideration for the allotment and issuance of 99 shares of Celestial Power Group Limited to the Company credited as fully paid.

On December 5, 2023, the Controlling Shareholder sold 551,250 Ordinary Shares each to Moss Mist Investment Limited and Dusk Moon International Limited, respectively. Moss Mist Investment Limited and Dusk Moon International Limited are wholly owned by Mr. Mohammad Imran Aslam and Ms. Huang Jinni, respectively.

Following such share exchanges, Celestial Power Group Limited and Primega Construction became the Company’s wholly-owned subsidiaries, whereas Mr. Man Siu Ming became the controlling shareholder of the Company holding 80.4% of the issued share capital of the Company respectively.

As part of the series of reorganization transactions to be completed before the offering, a 2-for-1 share split was conducted by the Company on February 28, 2024. After the share split and as of the date of this prospectus, the authorized share capital of the Company consists of US$50,000 divided into 1,000,000,000 Ordinary Shares, par value US$0.00005 each, and the issued share capital of the Company consists of US$1,125 divided into 22,500,000 Ordinary Shares, par value of US$0.00005 each.

The combination has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. Since all of the subsidiaries were under common control before and after the reorganization, the results of these subsidiaries are included in the financial statements for both periods. (“Reorganization”). After the Restructuring, the Company has 22,500,000 ordinary shares issued and outstanding.

The discussion and presentation of financial statements herein assumes the completion of the Restructuring, which is accounted for retroactively as if it occurred on April 1, 2020, and the equity has been adjusted to reflect the change as well.

F-7

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements include all accounts of the Company and its wholly owned subsidiaries (Collectively, the “Company”) and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP).

Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.

Measurement of credit losses on financial instruments

On April 1, 2019, the Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments,” for financial assets at amortized cost including accounts receivable, refundable deposits, other receivables, and retention receivable. This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowance for credit losses associated with the accounts receivables, accounts receivable - related party, contract assets (retention receivable), and other receivables. Management believes that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent. Actual results could differ from these estimates.

The measurement of the expected credit loss allowance for financial assets measured at amortized cost is an area that requires the use of significant assumptions about future economic conditions and credit behavior (e.g. the likelihood of customers defaulting and the resulting losses). A number of significant judgements are also required in applying the accounting requirements for measuring expected credit loss, such as:

●	Assessing relevant historical and forward-looking quantitative and qualitative information.

●	Choosing appropriate models and assumptions for the measurement of expected credit loss.

F-8

Risks and uncertainties

The main operations of the Company are located in Hong Kong. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Hong Kong, as well as by the general state of the economy in Hong Kong. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Hong Kong. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

Concentration risks

Significant customers and suppliers are those that account for greater than 10% if the Company’s revenue and purchase, respectively.

During the years ended March 31, 2023 and 2022, there were three and three customers generated income which accounted for over 10% of the total revenue generated for both years. The details are as follows:

	As of March 31,
	2022	2023

Customer A	31.17%	25.40%
Customer B	13.30%	2.26%
Customer C	20.53%	42.67%
Customer D	8.41%	20.19%

As of March 31, 2023 and 2022, accounts receivable due from these customers as a percentage of consolidated accounts receivable are as follows:

	As of March 31,
	2022	2023

Customer A	45.34%	32.82%
Customer B	7.38%	0.32%
Customer C	25.17%	48.25%
Customer D	10.41%	10.22%

During the years ended March 31, 2023 and 2022, there were four and five suppliers accounted for over 10% of the total subcontracting fees, cost of fuel oils for that year. The details are as follows:

	As of March 31,
	2022	2023
	USD	USD
Customer A	17.00%	16.43%
Supplier B	20.94%	13.92%
Supplier C	15.04%	23.61%
Supplier D	-	17.72%
Supplier E	21.77%	7.04%
Supplier F	10.55%	-

As of March 31, 2023 and 2022, accounts payable due to these suppliers as a percentage of consolidated accounts payable are as follows:

	As of March 31,
	2022	2023

Customer A	-	8.25%
Supplier C	48.42%	30.91%
Supplier D	-	39.52%
Supplier E	26.50%	0.54%
Supplier F	11.21%	0.27%

Note: The Customer A mentioned in above is a related party of the Company.

F-9

Foreign currency translation and transaction and Convenience translation

The Company’s reporting currency is the USD. The Company’s operations are principally conducted in Hong Kong where Hong Kong dollar is the functional currency.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance date. The resulting exchange differences are reported in the statements of operations and comprehensive income.

The exchanges rates used for translation from Hong Kong dollar to USD was 7.8000, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate Company’s balance sheets, income statement items and cash flow items for both 2023 and 2022.

Certain Risks and Concentration

Following the Outbreak of COVID-19 (“the Outbreak”), a series of precautionary and control measures have been and will continue to be implemented in Hong Kong. The directors of the Company will keep continuous attention on monitoring the development of the Outbreak. Based on the currently available information, the directors of the Company consider that the Outbreak would not have a material financial impact on the Company’s overall operation and sales performance.

As an infectious disease, the Outbreak was first reported in late December 2019 and has since spread to various countries all over the world. On 11 March 2020, the World Health Organization announced that COVID-19 be characterized as a pandemic based on its assessment and the governments of different countries have taken drastic measures to curb the spread of the Epidemic. The Epidemic has not only endangered the health of citizens but has also disrupted the business operations of various enterprises. While the Company’s business operations are primarily based in Hong Kong and the Company’s customers are located in Hong Kong, there was no significant impact on the Company’s business in 2022 and 2023 given that all of the construction sites remained open with normal working hours since the Outbreak.

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due. As the Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of trade and other receivables (exclude prepayments), retention receivables and cash and bank deposits presented on the consolidated statements of financial position. The Company has no other financial assets which carry significant exposure to credit risk.

Interest rate risk:

The Company is exposed to interest rate risk primarily relates to the variable-rate bank loans and is mainly concentrated on the fluctuation of Hong Kong Prime Rate arising from the Company’s bank loans. The Company has not used any derivative instruments to mitigate its exposure associated with interest rate risk.

F-10

Labor Price Risk

Our business requires a substantial number of personnel. Any failure to retain stable and dedicated labor by us may lead to disruption to our business operations. Although we have not experienced any labor shortage to date, we have observed an overall tightening and increasingly competitive labor market. We have experienced, and expect to continue to experience, increases in labor costs due to increases in salary, social benefits and employee headcount. We compete with other companies in our industry and other labor-intensive industries for labor, and we may not be able to offer competitive remuneration and benefits compared to them. If we are unable to manage and control our labor costs, our business, financial condition and results of operations may be materially and adversely affected.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 60 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Fair Value Measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1: Quoted prices in active markets for identical assets or liabilities

●	Level 2: Observable, market-based inputs, other than quoted prices, in active markets for identical asset or.

●	Level 3: Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instrument include cash and cash equivalents, accounts receivable, retention receivable, deposit and other receivable, accounts payables and accruals, bank loans, lease liabilities and due to a director. The carrying amounts of these financial instruments approximate their fair values due to the short-term nature of these instruments. For lease liabilities, fair value approximates their carrying value at the year end as the interest rates used to discount the host contracts approximate market rates. The carrying amount of the long-term bank loan approximates its fair value due to the fact that the related interest rate approximates the interest rates currently offered by financial institutions for similar debt instruments of comparable maturities.

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring nor non-recurring basis as of March 31, 2023 and 2022.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

F-11

Cash and cash equivalents

Cash and cash equivalents consist of petty cash on hand and cash held in banks, which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use. The Company maintains all bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are protected under Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance. The maximum protection is up to HK$500,000 per depositor per Scheme member, including both principal and interest.

Accounts Receivable, net

Accounts receivable represents an unconditional right to consideration arising from our performance under contracts with customers. The Company grant credit to customers, without collateral, under normal payment terms (typically 30 to 90 days, but may be longer depending on their reputation and transaction history). Generally, invoicing occurs within 45 days after the related works are performed. The carrying value of such receivable, net of the expected credit loss and allowance for doubtful accounts, represents its estimated realizable value. The Company expect to collect the outstanding balance of current accounts receivable, net within one year. The Company has elected to use probability of default and loss given default methods to estimate allowance for credit loss.

For those past due balances over 1 year and other higher risk receivables identified by management are reviewed individually for collectability. In establishing an allowance for credit losses, the Company uses reasonable and supportable information, which is based on historical collection experience, the financial condition of its customers, billing disputes and assumptions for the future movement of different economic drivers and how these drivers will affect each other. Probability of default constitutes a key input in measuring allowance for credit losses. Probability of default is an estimate of the likelihood of default over a given time horizon, the calculation of which includes historical data, assumptions and expectations of future conditions. The Company writes off potentially uncollectible accounts receivable against the allowance for credit losses if it is determined that the amounts will not be collected or if a settlement with respect to a disputed receivable is reached for an amount that is less than the carrying value.

Retention receivable

Certain of our contracts contain retention provisions whereby a portion of the revenue earned is withheld from payment as a form of security until contractual provisions are satisfied. Retention receivable were assessed for impairment in accordance with ASC 326.

Deferred Offering Costs

Deferred offering costs consist principally of all direct offering costs incurred by the Company, such as underwriting, legal, accounting, consulting, printing, and other registration related costs in connection with the initial public Offering (“IPO”) of the Company’s ordinary shares. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds. In the event the offering is unsuccessful or aborted, the costs will be expensed.

Contract liabilities

Contract liabilities consist of payment received from customers in excess of revenue recognized.

Contract assets and liabilities are reported in a net position on a contract-by-contract basis at the end of each reporting period.

F-12

Property, plant and equipment

Property, plant and equipment is stated at historical cost less accumulated depreciation and impairment losses. Historical cost includes expenditure that is directly attributable to the acquisition of the items.

Major modifications or refurbishments which extend the useful life of the assets are capitalized and depreciated over the adjusted remaining useful life of the assets.

The Property, plant and equipment is calculated using the straight-line method over their estimated useful lives, as follows:

Machinery	5 years
Motor Vehicles	5 years
Office equipment	5 years
Leasehold improvement	2 years

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period.

Upon retirements or disposition of property, plant and equipment, the cost and related accumulated depreciation are removed any resulting gain or loss is recognized in consolidated statements of operations and comprehensive income. The cost of maintenance and repairs is charged to expenses as incurred.

Impairment of long lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairment of long-lived assets was recognized as of March 31, 2023 and 2022.

Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease and finance lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

Revenue recognition

In May 2014, the FASB issued Topic 606, “Revenue from Contracts with Customers”. This topic clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP. Simultaneously, this topic supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification.

F-13

The Company performs a majority of services including provision of (i) soil and rock transportation services (ii) trading of diesel oil and (iii) miscellaneous construction works, including ELS work under master agreements. A contractual agreement exists when each party involved approves and commits to the agreement, the rights of the parties and payment terms are identified, the agreement has commercial substance, and collectability of consideration is probable.

Provision of soil and rock transportation services

The Company derives revenues primarily from the provision of soil and rock transportation services using tipper trucks. The contracts with customers generally contain a single performance obligation and revenue is recognized at a single point in time when it has transported the soil and rock out of the construction site.

The income from operating soil and rock transportation business would depend on the volume of soil and rock transported and the price charged per unit of rock. Pricing for the Company’s services is generally a fixed unit price. Payments are received within 30 to 90 days upon completion of performance obligation but can vary based on the nature of the service provided and certain other factors.

The Company recognizes revenue on a gross basis as the Company controls the services. The Company is primarily responsible for fulfilling the promise, assumes risk of loss, has discretion in setting the prices for the services to its customers, and has the ability to direct the use of the services provided by third parties.

Trading of diesel oil

The Company sells diesel oil to customers. Those sales predominantly contain a single performance obligation and revenue is recognized at a single point in time when ownership, risks and rewards transfer, being the point of time of which the goods are delivered to customer at the site.

Construction works

Construction services are performed for the sole benefit of our customers, whereby the assets being created or maintained are controlled by the customer and the services we perform do not have alternative benefits for us. Contract revenue is recognized as our obligations are satisfied over time consistent with our services are performed and customers simultaneously receive and consume the benefits the Company provide.

The Company recognizes contract revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer in accordance with ASC Topic 606, Revenue from Contracts with Customers. Upon adoption of ASC Topic 606, contracts which include construction services are generally accounted for as a single deliverable (a single performance obligation) and are no longer segmented between types of services. The Company has not bundled any goods or services that are not considered distinct.

Output measures such as construction works delivered are utilized to assess progress against specific contractual performance obligations for construction services. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the services to be provided. The Company expects the reference to the invoice issued by the Company depicts the Company’s performance in transferring control of goods or services promised to customers for their construction projects, the Company satisfies the performance obligation over time and therefore, the output method using construction works delivered best represents the measure of progress against the performance obligations incorporated within the contractual agreements. This method captures the amount of works delivered pursuant to contracts and is used only when performance does not produce significant amounts of work in process prior to complete satisfaction of the performance obligation and the gross billing value of contracting work can be measured reliably.

F-14

Cost of sales

Cost of sales consists primarily of subcontracting fees, cost of fuel oils, direct labor costs and other overhead costs that are directly attributable to services provided.

General and administrative expenses

General and administrative expenses mainly consist of administrative staff cost, amortization of right-of-use assets for both operating lease and finance lease (motor vehicles for administrative purpose and temporarily idle machineries due to construction design problems), impairment loss allowance, office supplies and upkeep expenses, motor vehicle expenses and other miscellaneous administrative expenses.

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lease assets and liabilities to be recorded on the balance sheet. The Company adopted this ASU and related amendments as of April 1, 2020 under the modified retrospective approach and elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: the Company elected to apply the package of practical expedients for existing arrangements entered into prior to April 1, 2020 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and (c) initial direct costs. No cumulative-effect adjustment to retained earnings was required upon adoption of Topic 842.

For any new or modified lease, the Company determines whether a contract is or contains a lease at the inception of the contract. The Company records right-of-use (“ROU”) assets and lease obligations for its finance and operating leases, which are initially recognized based on the discounted future lease payments over the term of the lease. Lease term is defined as the non-cancelable period of the lease plus any options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option. The Company has elected not to recognize ROU asset and lease obligations for its short-term leases, which are defined as leases with an initial term of 12 months or less. For the classes of buildings, the Company has elected to not separate lease from non-lease components. For leases in which the lease and non-lease components have been combined, the non-lease components includes expenses such as common area maintenance, utilities, and repairs and maintenance.

Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for the years ended March 31, 2023 and 2022, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

F-15

Earnings per share

Basic earnings per share is computed by dividing net earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

Recent accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

3.	ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, consists of the following:

	As of March 31,
	2022	2023
	USD	USD

Accounts receivable	1,655,814	4,185,047
Less: allowance for credit loss	(108,819)	(286,152)
Accounts receivable, net	1,546,995	3,898,895

The movements in the allowance for doubtful accounts for the years ended March 31, 2022 and 2023 were as follows:

	As of March 31,
	2022	2023
	USD	USD

Balance at beginning of the year	19,334	108,819
Additions	89,485	177,452
Less: write-off	-	(119)
Balance at end of the year	108,819	286,152

Accounts receivable, net – related parties, consists of the following:

	As of March 31,
	2022	2023
	USD	USD

Accounts receivable – related parties	1,307,305	1,949,839
Less: allowance for credit loss	(24,126)	(46,167)
Accounts receivable, net – related parties	1,283,179	1,903,672

F-16

The movements in the allowance for doubtful accounts for the years ended March 31, 2022 and 2023 were as follows:

	As of March 31,
	2022	2023
	USD	USD

Balance at beginning of the year	1,948	24,126
Additions	22,178	22,041
Balance at end of the year	24,126	46,167

The expected credit loss on accounts receivables is calculated in probability of default and loss given default methods by reference to past due status of the individual debtor and an analysis of the debtor’s current financial position, adjusted for factors that are specific to the debtor, future economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions as of March 31, 2022 and 2023. The Company expects to collect all accounts receivable as of March 31, 2023 within one year.

The Company classifies its accounts receivable portfolio based on the industry of customers as those receivables sharing similar risk characteristics. The credit assessment is subject to continual review by Finance & Accounting Department at least annually. This assessment includes procedures to estimate the allowance and test the adequacy of and appropriateness of the resulting balance. The level of the allowance is based upon management’s evaluation of payment history, historical default and loss experience, current and projected economic conditions in which the debtors operate.

The Company performed internal credit rating assessment on customers, based on quantitative and qualitative factors (e.g. listed companies or nor, type of collateral, relationship between creditor and debtor, historical information of the debtor in the market, historical payment behaviors, etc). Credit rating system is constructed with reference to Moody’s. Credit rating ranges from Aaa, Aa, A… to Ca-C, D. A credit rating is assigned to debtor on the initial date by using the above assessment methodology and subject to periodical reviews.

Internal credit ratings form a significant input to the model derived CECL PDs. The Company’s customers are mainly engaged in Transportation industry and Construction industry. For majority of customers. internal credit ratings are determined based on quantitative and qualitative factors (e.g.. type of collateral, relationship between creditor and debtor historically collection performance, historical information of the debtor in the market etc.) and conducted with reference to Moody’s rating methodology considering financial positions, business diversity, financial leverage, and financial policies of customers.

Irrespective of the outcome of the above assessment, the Company presumes that the credit risk has increased significantly for those outstanding balance aged over 1 year, unless the Company has reasonable and supportable information that demonstrates otherwise.

The Company writes off an account receivable when there is information indicating that the debtor is in server financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or when the account receivables are over two year past due, whichever occurs earlier.

F-17

4.	PREPAID EXPENSES, DEPOSITS AND OTHER RECEIVABLE

Prepayment, deposits and other receivable mainly consists of deposits for renting premises and autopay, and prepaid expenses for sub-contracting fee and insurance expenses:

	As of March 31,
	2022	2023
	USD	USD

Prepaid expenses	25,641	35,400
Other receivables and deposits	2,213	50,471
	27,854	85,871

5.	RETENTION RECEIVABLES

	As of March 31,
	2022	2023
	USD	USD
Retention receivables, net:
Retainage included in contract assets due to being conditional on something other than solely passage of time	-	41,557
Less: allowance for credit loss	-	(2,379)
	-	39,178

6.	BANK LOANS

During the fiscal year ended March 31, 2023, the Company entered into certain financial facilities with its principal bank and drew down loans with principal amount of approximately USD1,078,941. The bank facility bears interest rate at Hong Kong Prime Rate minus 2.5% per annum.

The bank loans consisted of the following at March 31, 2023:

Bank Name	Principal Amount	Amount – HKD	Amount – USD	Issuance Date	Expiration Date	Interest
Standard Chartered Bank (Hong Kong) Limited	HKD4,574,286	4,574,286	586,447	2022-09-08	2033-09-08	Hong Kong Prime Rate – 2.5%
Standard Chartered Bank (Hong Kong) Limited	HKD3,841,452	3,841,452	492,494	2022-12-06	2033-12-06	Hong Kong Prime Rate – 2.5%
Total		8,415,738	1,078,941

F-18

The Company’s bank loans are denominated in HKD.

As of March 31, 2023, the bank loans amounted to USD1,078,941 with interest bearing at 3.375% per annum. The loans are secured by personal guarantee executed by the director of the Company and a guarantee issued by HKMC Insurance Limited under the Hong Kong SME Financing Guarantee Scheme, a loan guarantee scheme launched by the Hong Kong government to help small and medium enterprises to secure bank loans, which the lending bank required.

The following are the maturities of the above borrowings:

Amount
USD
Years ending March 31,
2024	35,827
2025	94,342
2026	97,362
2027	100,480
2028 and thereafter	750,930
Total Bank Borrowings	1,078,941

During the years ended March 31, 2023, interest expense related to these credit facilities was USD13,322

7.	CONTRACT LIABILITIES

	As of March 31,
	2022	2023
	USD	USD
Contract liabilities:
Payments received or receivable (contracts receivable) in excess of revenue recognized on uncompleted contracts (contract liability), excluding retainage	-	102,563
	-	102,563

F-19

8.	LEASES

(a)	Finance leases

The total finance lease liability balance as of March 31, 2022 and 2023 amounted to USD2,337,540 and USD3,116,259 respectively. The ROU – finance lease with carrying amount of approximately USD64,103 was disposed during the year ended March 31, 2022 and the disposal loss recognized as USD 1,282.

(b)	Operating leases

The Company leases office spaces for varying periods in Hong Kong. As the majority of the leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company’s lease agreements do not contain any material guarantees or restrictive covenants. Short-term leases, defined as leases with initial term of 12 months or less, are not reflected on the Consolidated Balance Sheets. The most significant assets in the Company’s leasing portfolio relate to office. For purposes of calculating lease liabilities for such leases, the Company have combined lease and non-lease components.

The components of lease expenses are as follows:

	For the year ended March 31,
	2022	2023
	USD	USD

Operating lease expense	4,572	21,263
Finance lease expense
Amortization of right-of-use assets	485,385	1,003,668
Interest on lease liabilities	115,835	175,885
Total finance lease expense	601,220	1,179,553

The components of finance lease are as follows:

	For the year ended March 31,
	2022	2023
	USD	USD

Finance lease
Right-of-use assets, costs	3,605,382	5,758,989
Accumulated amortization	(499,139)	(1,502,807)
Right-of-use assets, net	3,106,243	4,256,182

F-20

Other information about the Company’s leases is as follows:

	As of March 31,
	2022	2023
	USD	USD
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows used in operating leases	4,615	21,795
Operating cash flows used in finance leases	110,427	175,885
Financing cash flows used in finance leases	1,282,210	1,374,888
Right-of-use assets obtained in exchange for new operating lease liabilities	-	65,667
Right-of-use assets obtained in exchange for new finance lease liabilities	2,395,513	2,153,607
Weighted-average remaining lease term-operating	0.25 year	1.41 years
Weighted-average remaining lease term-finance	2.23 years	3.17 years
Weighted average discount rate-operating	4.0%	4.0%
Weighted average discount rate-finance	5.80%	5.45%

The following is a maturity analysis of the annual undiscounted cash flows for lease liabilities as of March 31, 2022:

	Operating leases	Finance leases	Total
	USD	USD	USD

Year ending March 31,
2023	1,154	1,130,246	1,131,400
2024	-	815,184	815,184
2025	-	274,295	274,295
2026	-	195,627	195,627
2027 and thereafter	-	73,974	73,974
Total undiscounted lease payments	1,154	2,489,326	2,490,480
Less: imputed interest	(8)	(151,786)	(151,794)
Lease liabilities recognized in the Consolidated Balance Sheet	1,146	2,337,540	2,338,686

The following is a maturity analysis of the annual undiscounted cash flows for lease liabilities as of March 31, 2023:

	Operating leases	Finance leases	Total
	USD	USD	USD

Year ending March 31,
2024	34,462	1,444,834	1,479,296
2025	13,090	783,110	796,200
2026	-	652,262	652,262
2027	-	391,328	391,328
2028 and thereafter	-	94,746	94,746
Total undiscounted lease payments	47,552	3,366,280	3,413,832
Less: imputed interest	(1,387)	(250,021)	(251,408)
Lease liabilities recognized in the Consolidated Balance Sheet	46,165	3,116,259	3,162,424

F-21

9.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consists of the following as of March 31, 2023 and 2022:

	As of March 31,
	2022	2023
	USD	USD

Cost
Machinery	665,657	665,657
Motor vehicles	3,205	3,205
Office Equipment	-	10,752
Leasehold improvement	-	35,647
	668,862	715,261

Less: accumulated depreciation
Machinery	105,725	238,857
Motor vehicles	598	1,239
Office Equipment	-	1,069
Leasehold improvement	-	1,782
	106,323	242,947

Total property, plant and equipment, net	562,539	472,314

Depreciation expenses recognized for the years ended March 31, 2023 and 2022 were USD136,623 and USD101,446 respectively. In 2022, USD101,446 of the depreciation expense was represented in the cost of goods sold, while there was no depreciation expense allocated to general and administrative expense. In 2023, USD66,566 of the depreciation expense was attributed to the cost of goods sold, and USD70,057 was allocated to general and administrative expense. When machineries are not always be deployed in front-line operations where depreciation is charged as cost of sales, when they are temporarily idle, their depreciation expenses are booked into general and administration expenses.

10.	Accounts payable, accruals AND other current liabilities

Account payable, accruals and other current liabilities consists of the following:

	As of March 31,
	2022	2023
	USD	USD

Trade payables	1,608,729	2,629,069
Deposit received	19,892	-
Accrued expenses and other payables	79,278	142,437
	1,707,899	2,771,506
Trade payables – related parties	-	236,429
	1,707,899	3,007,935

F-22

11.	income tax

Pursuant to the current rules and regulations, the Cayman Islands and the BVI currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. Therefore, the Company is not subject to any income tax in the Cayman Islands or the BVI.

The Company is subject to Hong Kong profits tax at a rate of 16.5% on their taxable income generated from operations in Hong Kong before April 1, 2018. Starting from the financial year commencing on April 1, 2018, the two-tiered profits tax regime took effect, under which the tax rate is 8.25% for assessable profits on the first HK$2 million and 16.5% for any assessable profits in excess of HK$2 million.

Composition of income tax expenses

The following table sets forth current and deferred portion of income tax expenses:

	Year ended March 31,
	2022	2023
	USD	USD

Current income tax expenses	108,850	132,634
Deferred income tax expense	248,884	87,010
Income tax expense	357,734	219,644

Reconciliation between the income tax expenses computed by applying the Hong Kong enterprise tax rate to income before income taxes and actual provision were as follows:

	Year ended March 31,
	2022	2023
	USD	USD

Income before income tax	2,351,339	1,386,904
Tax expenses at the Cayman Islands statutory income tax rate	-	-

Tax effect of rate differences in various jurisdictions	387,971	228,839
Tax effect of provision for expected credit loss	18,425	32,895
Tax effect of depreciation allowance	(215,228)	(107,177)
Tax loss utilised	(62,658)	-
Tax effect of non-deductible expenditure	2,776	-
Tax effect of deductible temporary difference	248,884	87,010
Tax reduction allowed by Hong Kong government	(22,436)	(21,923)
Income tax expense	357,734	219,644

	As of March 31,
	2022	2023
	USD	USD

Deferred tax assets	21,937	54,832
Deferred tax liabilities	(277,521)	(397,426)
	(255,584)	(342,594)

The significant components of the Company’s deferred tax assets and liabilities are as follows:

	As of March 31,
	2022	2023
	USD	USD

Deferred tax assets:
Provision of credit loss	21,937	54,832
Total deferred tax assets	21,937	54,832
Deferred tax liabilities:
Property, plant and equipment	(58,839)	(50,572)
Right-of-use assets	(218,682)	(346,854)
Total deferred tax liabilities	(277,521)	(397,426)
Net deferred tax liabilities	(255,584)	(342,594)

As of March 31, 2023 and 2022, the Company had no unrecognized tax benefit.

F-23

12.	RELATED PARTY TRANSACTIONS

Save as disclosed elsewhere in these consolidated financial statements, the Company had transactions or balance with the following related parties:

The Company’s relationship with related parties who had transactions with the Company are summarized as follows:

Related Party	Relationship to the Company
Mr. Man Siu Ming	Chairman of the Board, Director, the Controlling Shareholder
Chi Yip Eng. & (Trans.) Company Limited (“Chi Yip”)	A company owned as to 50% each by Ms. Wong Lai Ching and Mr. Man Chi Kwan, the parents of Mr. Man Siu Ming

Transactions with related parties

We offer soil and rock transportation services and management services to a related company for utilization of our tipper trucks and drivers and our efficiency management on tipper trucks drivers while charging service fee based on terms and conditions mutually agreed between the relevant parties. Those related party transactions were conducted in the ordinary course of business of the Company.

	Year ended March 31,
	2022	2023
	USD	USD

Soil and rock transportation income charged to Chi Yip included in revenues	3,268,003	2,830,475
Site management income charge to Chi Yip included in other income	121,605	39,184

Service fee charged by Chi Yip included in cost of sales	1,249,913	1,162,640

Finance lease:
Finance lease expenses fees paid for Chi Yip	65,622	55,988
Initial payment of finance lease - related parties	(27,950)	-
Principal payment of finance lease liabilities - related parties	(461,997)	(656,399)
Operating expenses paid to Chi Yip	4,615	769

Proceeds from Director - Man Siu Ming	715,310	258,337
Repayments to Director - Man Siu Ming	(573,057)	(147,948)
Net proceeds from Man Siu Ming	142,253	110,389

The transactions are based on the agreements entered into between the parties involved.

Balances with related parties

The amount due to a director and finance lease liabilities with related parties are non-trade in nature, unsecured and repayable on agreed schedule. All finance leases with related parties were denominated in Hong Kong dollars and the interest rates of the Company’s obligations under finance leases are fixed at the contract date in the range of 0.96% to 6.75% per annum. And the remaining balances with a director and the related parties are unsecured, non-interest bearing and repayable on normal credit terms.

F-24

	Year ended March 31,
	2022	2023
	USD	USD
Accounts receivable
Chi Yip Eng. & (Trans.) Company Limited	1,283,178	1,903,672

Accounts payable
Chi Yip Eng. & (Trans.) Company Limited	-	236,429

Finance lease liabilities
Chi Yip Eng. & (Trans.) Company Limited	844,382	644,275

Amount due to a director
Mr. Man Siu Ming	434,674	545,063

Save as disclosed above, the Company has ongoing relations with related party as noted below:

Chi Yip: The Company has one operating lease and 25 finance leases with Chi Yip. The operating lease and finance leases represent the Company’s office spaces and motor vehicles, respectively. Finance leases entered with Chi Yip require monthly payments in the range of US$1,482 to US$3,245 and the last payment due in August 2026.

Key terms of the Company’s leases with Chi Yip are as follows:

	As of March 31,
	2022	2023
	USD	USD
Right-of-use assets obtained in exchange for new finance lease liabilities	64,104	432,703
Weighted-average remaining lease term-operating	0.25 year	-
Weighted-average remaining lease term-finance	1.74 years	1.44 years
Weighted average discount rate-operating	4.0%	4.0%
Weighted average discount rate-finance	6.42%	5.62%

The following is a maturity analysis of the annual undiscounted cash flows for lease liabilities with Chi Yip as of March 31, 2023:

USD
Year ending March 31,
2024	490,902
2025	106,333
2026	53,129
2027	17,048
2028 and thereafter	-
Total undiscounted lease payments	667,412
Less: imputed interest	(23,137)
Lease liabilities recognized in the Consolidated Balance Sheet	644,275

13.	REVENUE AND SEGMENT INFORMATION

The Company follows FASB ASC Topic 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance. Reportable operating segments include components of an entity about which separate financial information is available and which operating results are regularly reviewed by the chief operating decision maker (“CODM”) to make decisions about resources to be allocated to the segment and assess each operating segment’s performance. The Company has primarily engaged in one segment which is the provision of (i) soil and rock transportation services; (ii) diesel oil trading and (iii) miscellaneous construction works, including ELS work and all the income is earned in Hong Kong. Much of the information provided in these consolidated financial statements is similar to, or the same as, that reviewed on a regular basis by the Company’s CODM. As a result, the Company operates and manages its business as a single operating segment. For the years ended March 31, 2023 and 2022, revenue and assets within Hong Kong contributed over 90% of the Company’s total revenue and assets.

The following table presents revenue by major revenue type for the years ended March 31, 2023 and 2022, respectively:

	Year ended March 31
	2022	2023
	USD	USD

Soil and rock transportation	7,738,263	9,858,453
Diesel oil trading	1,962,662	729,930
Miscellaneous construction works	782,169	554,755
Total	10,483,094	11,143,138

The following table presents cost by major revenue type for the years ended March 31, 2023 and 2022, respectively:

	Year ended March 31
	2022	2023
	USD	USD

Soil and rock transportation	4,827,789	7,794,151
Diesel oil trading	1,833,004	692,538
Miscellaneous construction works	862,109	478,402
Total	7,522,902	8,965,091

F-25

14.	OTHER INCOME, EXPENSES

Other income, net, consists of the following:

	Year ended March 31
	2022	2023
	USD	USD

Machinery rental	7,846	-
Site management income	121,605	39,184
Sublease income	71,795	143,590
Sale of scrap material	-	411,636
Other expense	-	(6,279)
Total other income, net	201,246	588,131

The company leases a warehouse for storage purposes and sublets a portion of the space to a third-party entity. Additionally, the Company entered into a supply agreement to sell rock to a customer. As part of the arrangement, the Company will arrange for delivery of raw materials to the facility designated by the customer.

15.	CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of March 31, 2023 and 2022 and through the issuance date of these consolidated financial statements.

16.	CAPITAL STOCK

Ordinary Shares

We were incorporated as a Cayman Islands business company under the laws of the Cayman Islands on April 14, 2022. At incorporation, we were authorized to issue a maximum of 50,000,000 shares consisting of 500,000,000 ordinary shares, par value US$0.0001 each. On February 28, 2024, a 2-for-1 share split was conducted by the Company. After the share split and as of the date of this prospectus, the authorized share capital of the Company consists of US$50,000 divided into 1,000,000,000 Ordinary Shares, par value US$0.00005 each, and the issued share capital of the Company consists of US$1,125 divided into 22,500,000 Ordinary Shares, par value of US$0.00005 each.

17.	SUBSEQUENT EVENTS

The Company has assessed all events from March 31, 2023, up through the date that these consolidated financial statements are available to be issued, unless as disclosed below, there are not any material subsequent events that require disclosure in these consolidated financial statements.

Shares split

By a resolution of the directors dated February 28, 2024, the Company conducted a 2 for 1 share split of its, as of the date therein, issued and outstanding shares resulting in 22,500,000 ordinary shares to be issued and outstanding as of the date of the prospectus. The share split maintained our existing shareholders’ percentage ownership interests in the Company. The share split also decreased the par value of our ordinary shares from $0.0001 to $0.00005. The share capital of the Company has been presented on a retroactive basis to reflect the shares split.

Authorized share capital

By the adoption of the written resolutions of the shareholders and written resolutions of the directors dated February 28, 2024, the authorized share capital of the Company consists of US$50,000 divided into 1,000,000,000 Ordinary Shares, par value US$0.00005 each, and the issued share capital of the Company consists of US$1,125 divided into 22,500,000 Ordinary Shares, par value of US$0.00005 each.

F-26

PRIMEGA GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES

F-27

PRIMEGA GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	As of
	March 31, 2023	September 30, 2023
	USD	(unaudited) USD

Assets
Current assets:
Cash and cash equivalents	240,219	45,044
Accounts receivable, net	3,898,895	5,371,208
Accounts receivable, net – related companies	1,903,672	1,364,266
Prepayment, deposits and other receivable	85,871	46,307
Retention receivables	39,178	220,687
Deferring offering costs	716,806	910,234

Total current assets	6,884,641	7,957,746

Property, plant and equipment, net	472,314	392,766
Right-of-use assets – Finance lease	4,256,182	3,922,122
Right-of-use assets – Operating lease	46,482	30,168
Total non-current assets	4,774,978	4,345,056

TOTAL ASSETS	11,659,619	12,302,802

Liabilities
Current liabilities:
Bank loans - current	35,827	81,423
Finance lease liabilities – current	846,154	772,623
Finance lease liabilities – current – related parties	477,237	368,142
Operating lease liabilities – current	33,219	28,841
Contract liabilities	102,563	102,563
Accounts payable, accruals, and other current liabilities	2,771,506	3,246,869
Accounts payable – related parties	236,429	163,076
Amount due to a director	545,063	522,003
Income taxes payable	221,588	320,388
Total current liabilities	5,269,586	5,605,928

Non-current liabilities
Bank loans – non-current	1,043,114	997,518
Finance lease liabilities – non-current	1,625,830	1,476,458
Finance lease liabilities – non-current – related parties	167,038	103,199
Operating lease liabilities – non-current	12,946	880
Deferred tax liabilities	342,594	334,044
Total non-current liabilities	3,191,522	2,912,099

TOTAL LIABILITIES	8,461,108	8,518,027

Commitments and contingencies	-	-

Shareholders’ equity
Ordinary shares USD 0.00005 par value; 1,000,000,000 shares authorized; 22,500,000 and 22,500,000 shares issued and outstanding as of September 30, 2023 and March 31, 2023 respectively	1,125	1,125
Additional paid in capital	1,282	1,282
Retained earnings	3,196,104	3,782,368
Total shareholders’ equity	3,198,511	3,784,775

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	11,659,619	12,302,802

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-28

PRIMEGA GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the six-month ended September 30,
	2022	2023
	(unaudited)	(unaudited)
	USD	USD

Revenues
Revenues generated from third parties	4,642,660	5,871,375
Revenues generated from related parties	1,375,251	-
Cost of sales
Cost of sales charged by third parties	(4,262,974)	(3,965,734)
Cost of sales charged by related parties	(508,982)	(527,237)
Gross profit	1,245,955	1,378,404

Operating expenses:
General and administrative expenses	(398,036)	(668,635)
Total operating expenses	(398,036)	(668,635)

Income from operations	847,919	709,769

Other income	260,774	64,971
Interest expense	(80,938)	(98,227)

Income before tax expense	1,027,755	676,513
Income tax expense	(154,921)	(90,249)
Net income	872,834	586,264

Other comprehensive income	-	-

Total comprehensive income	872,834	586,264

Net earnings per share attributable to ordinary shareholders
Basic and diluted	0.04	0.03
Weighted average number of ordinary shares used in computing net earnings per share
Basic and diluted	22,500,000	22,500,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-29

PRIMEGA GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN

SHAREHOLDERS’ EQUITY

	Ordinary shares		Additional		Total
	Number of		Paid-in	Retained	Stockholders’
	Shares	Amount	Capital	Earnings	Equity
		USD	USD	USD	USD

Balance as of April 1, 2023	22,500,000	1,125	1,282	3,196,104	3,198,511
Net income	-	-	-	586,264	586,264

Balance as of September 30, 2023 (unaudited)	22,500,000	1,125	1,282	3,782,368	3,784,775

	Ordinary shares		Additional		Total
	Number of		Paid-in	Retained	Stockholders’
	Shares	Amount	Capital	Earnings	Equity
		USD	USD	USD	USD

Balance as of April 1, 2022	22,500,000	1,125	1,282	2,028,844	2,031,251
Net income	-	-	-	872,834	872,834

Balance as of September 30, 2022 (unaudited)	22,500,000	1,125	1,282	2,901,678	2,904,085

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements  .

F-30

PRIMEGA GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six-month ended September 30,
	2022	2023
	(unaudited) USD	(unaudited) USD

Operating activities
Net income	872,834	586,264
Non-cash item adjustments:
Non-cash operating lease expense	5,929	16,314
Depreciation of right-of-use assets – finance lease	455,762	597,884
Depreciation of property, plant and equipment	67,034	79,548
Deferred tax expenses (recoveries)	48,886	(8,550)
Credit loss	50,674	81,382
Change in working capital items:
Change in accounts receivable	(2,280,672)	(1,555,757)
Change in accounts receivable – related parties	256,140	552,488
Change in retention receivable	-	(192,529)
Change in prepayment, deposits and other receivable	(72,054)	39,564
Change in accounts payable, accruals and other current liabilities	875,349	475,363
Change in accounts payable – related parties	(166,667)	(73,353)
Change in income taxes payable	106,035	98,800
Change in lease liabilities – Operating lease	(5,809)	(16,444)
Cash provided by operating activities	213,441	680,974

Investing activities
Purchase of property, plant and equipment	(1,480)	-
Cash used in investing activities	(1,480)	-

Financing activities
Net proceeds from (repayment to) a director	143,129	(23,060)
Proceeds from bank loans	586,447	-
Principal payment of lease liabilities	(341,866)	(447,262)
Principal payment of lease liabilities – related parties	(262,567)	(172,934)
Initial payment of finance lease	-	(39,465)
Loan to a related-party company	(20,042)	-
Payment of offering costs	(300,727)	(193,428)
Cash used in financing activities	(195,626)	(876,149)

Net increase (decrease) in cash and cash equivalents	16,335	(195,175)

Cash and cash equivalents as of beginning of the year	111,062	240,219

Cash and cash equivalents as of the end of the year	127,397	45,044

Supplementary Cash Flows Information
Cash paid for interest	80,938	117,018

Supplemental Non-cash Information in Investing and Financing Activities
Right-of-use assets obtained in exchange for new operating lease liabilities	28,933	-
Right-of-use assets obtained in exchange for new finance lease liabilities	1,547,831	263,824

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements  .

F-31

PRIMEGA GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Primega Group Holdings Limited (the “Company”) was incorporated in the Cayman Islands on April 14, 2022 under the Companies Act as an exempted company with limited liability. The Company conducts its primary operations of provision of (i) soil and rock transportation services; (ii) diesel oil trading and (iii) miscellaneous construction works, including excavation and lateral support (“ELS”) work in Hong Kong through its indirectly held wholly owned subsidiaries that are incorporated and domiciled in Hong Kong, namely Primega Construction Engineering Co. Limited (“Primega Construction”). The Company holds Primega Construction via a wholly owned subsidiary, namely Celestial Power Group Limited which was incorporated and is domiciled in the British Virgin Islands.

Details of the Company and its subsidiaries (together the “Company” or the “Group”) are set out in the table as follows:

	Date of	Percentage of effective ownership		Place of	Principal
Name	incorporation	2022	2023	incorporation	activities
Primega Group Holdings Limited	April 14, 2022	Parent	Parent	Cayman Islands	Investment holdings

Celestial Power Group Limited	February 22, 2022	100%	100%	The British Virgin Islands	Investment holdings

Primega Construction Engineering Co. Limited	July 31, 2018	100%	100%	Hong Kong	Provision of (i) soil and rock transportation services; (ii) diesel oil trading and (iii) miscellaneous construction works, including ELS work

Reorganization

Primega Construction Engineering Co. Limited was incorporated in Hong Kong on July 31, 2018. Prior to group reorganization, Primega Construction is wholly owned by sole shareholder, namely Mr. Man Siu Ming.

In April 2022, Primega Group Holdings Limited was incorporated under the laws of the Cayman Islands as an exempted company with limited liability with one share issued and transferred to Mr. Man Siu Ming. On April 14, 2022, Primega Group Holdings Limited (“PGHL”) issued 11,249,999 Ordinary Shares to the Mr. Man Siu Ming. Mr. Man Siu Ming became the controlling shareholder of the Company.

In February 2022, Celestial Power Group Limited was incorporated under the laws of the BVI as the intermediate holding company of Primega Group Holdings Limited. One share of Celestial Power Group Limited, representing its entire issued share capital, was allotted and issued to Primega Group Holdings Limited on May 4, 2022.

Pursuant to a group reorganization (“Group Reorganization”) that concluded on June 13, 2022 (“Closing Date”), the former sole shareholder of Primega Construction, namely Mr. Man Siu Ming transferred all the shares of Primega Construction to Celestial Power Group Limited in consideration for the allotment and issuance of 99 shares of Celestial Power Group Limited to the Company credited as fully paid.

On December 5, 2023, the Controlling Shareholder sold 551,250 Ordinary Shares each to Moss Mist Investment Limited and Dusk Moon International Limited, respectively. Moss Mist Investment Limited and Dusk Moon International Limited are wholly owned by Mr. Mohammad Imran Aslam and Ms. Huang Jinni, respectively.

Following such share exchanges, Celestial Power Group Limited and Primega Construction became the Company’s wholly-owned subsidiaries, whereas Mr. Man Siu Ming became the controlling shareholder of the Company holding 80.4% of the issued share capital of the Company respectively.

As part of the series of reorganization transactions to be completed before the offering, a 2-for-1 share split was conducted by the Company on February 28, 2024. After the share split and as of the date of this prospectus, the authorized share capital of the Company consists of US$50,000 divided into 1,000,000,000 Ordinary Shares, par value US$0.00005 each, and the issued share capital of the Company consists of US$1,125 divided into 22,500,000 Ordinary Shares, par value of US$0.00005 each.

The combination has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. Since all of the subsidiaries were under common control before and after the reorganization, the results of these subsidiaries are included in the financial statements for both periods. (“Reorganization”). After the Restructuring, the Company has 22,500,000 ordinary shares issued and outstanding.

The discussion and presentation of financial statements herein assumes the completion of the Restructuring, which is accounted for retroactively as if it occurred on April 1, 2020, and the equity has been adjusted to reflect the change as well.

F-32

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements of the Company and its wholly owned subsidiaries (Collectively, the “Company”) have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP) for interim financial reporting. These unaudited interim financial statements do not include certain information and footnote disclosures as required by the U.S. GAAP for complete annual financial statements. Accordingly, these statements should be read in conjunction with the Company’s audited consolidated financial statements for the years ended March 31, 2023 and 2022.

In the opinion of the management, the accompanying unaudited condensed consolidated financial statements reflect all normal recurring adjustments, which are necessary for a fair presentation of financial results for the interim periods presented. The Company believes that the disclosures are adequate to make the information presented not misleading. The accompanying unaudited condensed consolidated financial statements have been prepared using the same accounting policies as used in the preparation of the Company’s consolidated financial statements for the years ended March 31, 2023 and 2022. The results of operations for the six-month periods ended September 30, 2023 and 2022 are not necessarily indicative of the results for the full years.

The financial information as of March 31, 2023 presented in the unaudited condensed consolidated financial statements is derived from the audited consolidated financial statements for the year ended March 31, 2023.

Measurement of credit losses on financial instruments

On April 1, 2019, the Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments,” for financial assets at amortized cost including accounts receivable, refundable deposits, other receivables, and retention receivable. This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowance for credit losses associated with the accounts receivables, accounts receivable - related party, contract assets (retention receivable), and other receivables. Management believes that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent. Actual results could differ from these estimates.

The measurement of the expected credit loss allowance for financial assets measured at amortized cost is an area that requires the use of significant assumptions about future economic conditions and credit behavior (e.g. the likelihood of customers defaulting and the resulting losses). A number of significant judgements are also required in applying the accounting requirements for measuring expected credit loss, such as:

●	Assessing relevant historical and forward-looking quantitative and qualitative information.

●	Choosing appropriate models and assumptions for the measurement of expected credit loss.

F-33

Risks and uncertainties

The main operations of the Company are located in Hong Kong. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Hong Kong, as well as by the general state of the economy in Hong Kong. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Hong Kong. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

Concentration risks

Significant customers and suppliers are those that account for greater than 10% if the Company’s revenue and purchase, respectively.

During the six-month ended September 30, 2023 and 2022, there were two and three customers generated income which accounted for over 10% of the total revenue generated for both periods . The details are as follows:

	For the six-month ended September 30,
	2022	2023

Customer A	22.16%	0%
Customer B	21.86%	44.71%
Customer C	43.58%	42.90%

As of September 30, and March 31, 2023, accounts receivable due from these customers as a percentage of consolidated accounts receivable are as follows:

	As of
	March 31, 2023	September 30, 2023
	USD	USD

Customer A	32.82%	20.25%
Customer B	10.22%	30.55%
Customer C	48.25%	37.62%

During the six-month ended September 30, 2023 and 2022, there were four and six suppliers accounted for over 10% of the total subcontracting fees, cost of fuel oils and steel materials for that periods. The details are as follows:

	For the six-month ended September 30,
	2022	2023
	USD	USD
Customer A	10.82%	15.41%
Supplier B	17.24%	0%
Supplier C	12.18%	4.13%
Supplier D	31.04%	1.27%
Supplier E	10.55%	9.10%
Supplier F	10.15%	0%
Supplier G	0%	20.72%
Supplier H	0.05%	14.68%

As of September 30, and March 31, 2023, accounts payable due to these suppliers as a percentage of consolidated accounts payable are as follows:

	As of
	March 31, 2023	September 30, 2023
	USD	USD

Customer A	8.25%	4.93%
Supplier C	7.29%	3.22%
Supplier D	30.91%	20.61%
Supplier E	39.52%	26.63%
Supplier F	0.54%	0.47%
Supplier G	0%	16.38%
Supplier H	4.51%	10.68%

Note: The Customer A mentioned in above is a related party of the Company

F-34

Foreign currency translation and transaction and Convenience translation

The Company’s reporting currency is the USD. The Company’s operations are principally conducted in Hong Kong where Hong Kong dollar is the functional currency.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance date. The resulting exchange differences are reported in the statements of operations and comprehensive income.

The exchanges rates used for translation from Hong Kong dollar to USD was 7.8000, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate Company’s balance sheets, income statement items and cash flow items for both 2023 and 2022.

Certain Risks and Concentration

Following the Outbreak of COVID-19 (“the Outbreak”), a series of precautionary and control measures have been and will continue to be implemented in Hong Kong. The directors of the Company will keep continuous attention on monitoring the development of the Outbreak. Based on the currently available information, the directors of the Company consider that the Outbreak would not have a material financial impact on the Company’s overall operation and sales performance.

As an infectious disease, the Outbreak was first reported in late December 2019 and has since spread to various countries all over the world. On 11 March 2020, the World Health Organization announced that COVID-19 be characterized as a pandemic based on its assessment and the governments of different countries have taken drastic measures to curb the spread of the Epidemic. The Epidemic has not only endangered the health of citizens but has also disrupted the business operations of various enterprises. While the Company’s business operations are primarily based in Hong Kong and the Company’s customers are located in Hong Kong, there was no significant impact on the Company’s business in 2022 and 2023 given that all of the construction sites remained open with normal working hours since the Outbreak.

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due. As the Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of trade and other receivables (exclude prepayments), retention receivables and cash and bank deposits presented on the consolidated statements of financial position. The Company has no other financial assets which carry significant exposure to credit risk.

F-35

Interest rate risk

The Company is exposed to interest rate risk primarily relates to the variable-rate bank loans and is mainly concentrated on the fluctuation of Hong Kong Prime Rate arising from the Company’s bank loans. The Company has not used any derivative instruments to mitigate its exposure associated with interest rate risk.

Labor Price Risk

Our business requires a substantial number of personnel. Any failure to retain stable and dedicated labor by us may lead to disruption to our business operations. Although we have not experienced any labor shortage to date, we have observed an overall tightening and increasingly competitive labor market. We have experienced, and expect to continue to experience, increases in labor costs due to increases in salary, social benefits and employee headcount. We compete with other companies in our industry and other labor-intensive industries for labor, and we may not be able to offer competitive remuneration and benefits compared to them. If we are unable to manage and control our labor costs, our business, financial condition and results of operations may be materially and adversely affected.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 60 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Fair Value Measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1: Quoted prices in active markets for identical assets or liabilities

●	Level 2: Observable, market-based inputs, other than quoted prices, in active markets for identical asset or

●	Level 3: Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

F-36

The Company’s financial instrument include cash and cash equivalents, accounts receivable, retention receivable, deposit and other receivable, accounts payables and accruals, bank loans, lease liabilities and due to a director. The carrying amounts of these financial instruments approximate their fair values due to the short-term nature of these instruments. For lease liabilities, fair value approximates their carrying value at the reporting period as the interest rates used to discount the host contracts approximate market rates. The carrying amount of the long-term bank loan approximates its fair value due to the fact that the related interest rate approximates the interest rates currently offered by financial institutions for similar debt instruments of comparable maturities.

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring nor non-recurring basis as of September 30, and March 31, 2023.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cash and cash equivalents

Cash and cash equivalents consist of petty cash on hand and cash held in banks, which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use. The Company maintains all bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are protected under Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance. The maximum protection is up to HK$500,000 per depositor per Scheme member, including both principal and interest.

Accounts Receivable, net

Accounts receivable represents an unconditional right to consideration arising from our performance under contracts with customers. The Company grant credit to customers, without collateral, under normal payment terms (typically 30 to 90 days, but may be longer, such as 1 year, depending on their reputation and transaction history). Generally, invoicing occurs within 45 days after the related works are performed.   The carrying value of such receivable, net of the expected credit loss and allowance for doubtful accounts, represents its estimated realizable value. The Company expect to collect the outstanding balance of current accounts receivable, net within one year. The Company has elected to use probability of default and loss given default methods to estimate allowance for credit loss.

For those past due balances over 1 year and other higher risk receivables identified by management are reviewed individually for collectability. In establishing an allowance for credit losses, the Company uses reasonable and supportable information, which is based on historical collection experience, the financial condition of its customers, billing disputes and assumptions for the future movement of different economic drivers and how these drivers will affect each other. Probability of default constitutes a key input in measuring allowance for credit losses. Probability of default is an estimate of the likelihood of default over a given time horizon, the calculation of which includes historical data, assumptions and expectations of future conditions. The Company writes off potentially uncollectible accounts receivable against the allowance for credit losses if it is determined that the amounts will not be collected or if a settlement with respect to a disputed receivable is reached for an amount that is less than the carrying value.

Retention receivable

Certain of our contracts contain retention provisions whereby a portion of the revenue earned is withheld from payment as a form of security until contractual provisions are satisfied. Retention receivables were assessed for impairment in accordance with ASC 326.

F-37

Deferred Offering Costs

Deferred offering costs consist principally of all direct offering costs incurred by the Company, such as underwriting, legal, accounting, consulting, printing, and other registration related costs in connection with the initial public Offering (“IPO”) of the Company’s ordinary shares. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds. In the event the offering is unsuccessful or aborted, the costs will be expensed.

Contract liabilities

Contract liabilities consist of payment received from customers in excess of revenue recognized.   As of September 30 and March 31, 2023, the contract liabilities amounted to USD 102,563 and USD 102,563, respectively. The revenue recognized during the current financial period amounted to Nil.

Contract assets and liabilities are reported in a net position on a contract-by-contract basis at the end of each reporting period.

Property, plant and equipment

Property, plant and equipment is stated at historical cost less accumulated depreciation and impairment losses. Historical cost includes expenditure that is directly attributable to the acquisition of the items.

Major modifications or refurbishments which extend the useful life of the assets are capitalized and depreciated over the adjusted remaining useful life of the assets.

The Property, plant and equipment is calculated using the straight-line method over their estimated useful lives, as follows:

Machinery	5 years
Motor Vehicles	5 years
Office equipment	5 years
Leasehold improvement	2 years

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period.

Upon retirements or disposition of property, plant and equipment, the cost and related accumulated depreciation are removed any resulting gain or loss is recognized in consolidated statements of operations and comprehensive income. The cost of maintenance and repairs is charged to expenses as incurred.

Impairment of long lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairment of long-lived assets was recognized as of September 30, 2023 and March 31, 2023.

F-38

Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease and finance lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

Revenue recognition

In May 2014, the FASB issued Topic 606, “Revenue from Contracts with Customers”. This topic clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP. Simultaneously, this topic supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification.

The Company performs a majority of services including provision of (i) soil and rock transportation services (ii) trading of diesel oil and (iii) miscellaneous construction works, including ELS work under master agreements. A contractual agreement exists when each party involved approves and commits to the agreement, the rights of the parties and payment terms are identified, the agreement has commercial substance, and collectability of consideration is probable.

Provision of soil and rock transportation services

The Company derives revenues primarily from the provision of soil and rock transportation services using tipper trucks. The contracts with customers generally contain a single performance obligation and revenue is recognized at a single point in time when it has transported the soil and rock out of the construction site.

The income from operating soil and rock transportation business would depend on the volume of soil and rock transported and the price charged per unit of rock. Pricing for the Company’s services is generally a fixed unit price. Payments are received within 30 to 90 days upon completion of performance obligation but can vary based on the nature of the service provided and certain other factors.

The Company recognizes revenue on a gross basis as the Company controls the services. The Company is primarily responsible for fulfilling the promise, assumes risk of loss, has discretion in setting the prices for the services to its customers, and has the ability to direct the use of the services provided by third parties.

Trading of diesel oil

The Company sells diesel oil to customers. Those sales predominantly contain a single performance obligation and revenue is recognized at a single point in time when ownership, risks and rewards transfer, being the point of time of which the goods are delivered to customer at the site. Temporary suspension of diesel oil trading occurred during the period ended September 30, 2023 due to the high fuel purchase price, resulting in a lower gross profit margin.

Construction works

Construction services are performed for the sole benefit of our customers, whereby the assets being created or maintained are controlled by the customer and the services we perform do not have alternative benefits for us. Contract revenue is recognized as our obligations are satisfied over time consistent with our services are performed and customers simultaneously receive and consume the benefits the Company provide.

The Company recognizes contract revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer in accordance with ASC Topic 606, Revenue from Contracts with Customers. Upon adoption of ASC Topic 606, contracts which include construction services are generally accounted for as a single deliverable (a single performance obligation) and are no longer segmented between types of services. The Company has not bundled any goods or services that are not considered distinct.

F-39

Output measures such as construction works delivered are utilized to assess progress against specific contractual performance obligations for construction services. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the services to be provided. The Company expects the reference to the invoice issued by the Company depicts the Company’s performance in transferring control of goods or services promised to customers for their construction projects, the Company satisfies the performance obligation over time and therefore, the output method using construction works delivered best represents the measure of progress against the performance obligations incorporated within the contractual agreements. This method captures the amount of works delivered pursuant to contracts and is used only when performance does not produce significant amounts of work in process prior to complete satisfaction of the performance obligation and the gross billing value of contracting work can be measured reliably.

Cost of sales

Cost of sales consists primarily of subcontracting fees, cost of fuel oils, steel materials, depreciation of property, plant and equipment and amortization of ROU-finance lease and direct labor costs and other overhead costs   that are directly attributable to services provided.

General and administrative expenses

General and administrative expenses mainly consist of administrative staff cost, amortization of right-of-use assets for both operating lease and finance lease (motor vehicles for administrative purpose and temporarily idle machineries due to construction design problems), impairment loss allowance, office supplies and upkeep expenses, motor vehicle expenses and other miscellaneous administrative expenses.

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lease assets and liabilities to be recorded on the balance sheet. The Company adopted this ASU and related amendments as of April 1, 2020 under the modified retrospective approach and elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: the Company elected to apply the package of practical expedients for existing arrangements entered into prior to April 1, 2020 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and (c) initial direct costs. No cumulative-effect adjustment to retained earnings was required upon adoption of Topic 842.

For any new or modified lease, the Company determines whether a contract is or contains a lease at the inception of the contract. The Company records right-of-use (“ROU”) assets and lease obligations for its finance and operating leases, which are initially recognized based on the discounted future lease payments over the term of the lease. Lease term is defined as the non-cancelable period of the lease plus any options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option. The Company has elected not to recognize ROU asset and lease obligations for its short-term leases, which are defined as leases with an initial term of 12 months or less. For the classes of buildings, the Company has elected to not separate lease from non-lease components. For leases in which the lease and non-lease components have been combined, the non-lease components includes expenses such as common area maintenance, utilities, and repairs and maintenance.

Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its unaudited condensed consolidated statements   of income for the period ended September 30, 2023 and 2022, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

F-40

Earnings per share

Basic earnings per share is computed by dividing net earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

Recent accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

3.	ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, consists of the following:

	As of
	March 31, 2023	September 30, 2023
	USD	USD

Accounts receivable	4,185,047	5,740,804
Less: allowance for credit loss	(286,152)	(369,596)
Accounts receivable, net	3,898,895	5,371,208

The movements in the allowance for doubtful accounts as of September 30, 2023 and March 31, 2023 were as follows:

	As of
	March 31, 2023	September 30, 2023
	USD	USD

Balance at beginning of the period	108,819	286,152
Additions	177,452	83,647
Less: write-off	(119)	(203)
Balance at end of the period	286,152	369,596

Accounts receivable, net – related parties, consists of the following:

	As of
	March 31, 2023	September 30, 2023
	USD	USD

Accounts receivable – related parties	1,949,839	1,397,352
Less: allowance for credit loss	(46,167)	(33,086)
Accounts receivable, net – related parties	1,903,672	1,364,266

The movements in the allowance for doubtful accounts as of September 30, 2023, and March 31, 2023 were as follows:

	As of
	March 31, 2023	September 30, 2023
	USD	USD

Balance at beginning of the period	24,126	46,167
Additions / (reduction)	22,041	(13,081)
Balance at end of the period	46,167	33,086

The expected credit loss on accounts receivables is calculated in probability of default and loss given default methods by reference to past due status of the individual debtor and an analysis of the debtor’s current financial position, adjusted for factors that are specific to the debtor, future economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions as of September 30, and March 31, 2023. The Company expects to collect all accounts receivable as of September 30, 2023 within one year.

F-41

The Company classifies its accounts receivable portfolio based on the industry of customers as those receivables sharing similar risk characteristics. The credit assessment is subject to continual review by Finance & Accounting Department at least annually. This assessment includes procedures to estimate the allowance and test the adequacy of and appropriateness of the resulting balance. The level of the allowance is based upon management’s evaluation of payment history, historical default and loss experience, current and projected economic conditions in which the debtors operate.

The Company performed internal credit rating assessment on customers, based on quantitative and qualitative factors (e.g. listed companies or nor, type of collateral, relationship between creditor and debtor, historical information of the debtor in the market, historical payment behaviors, etc). Credit rating system is constructed with reference to Moody’s. Credit rating ranges from Aaa, Aa, A… to Ca-C, D. A credit rating is assigned to debtor on the initial date by using the above assessment methodology and subject to periodical reviews.

 Internal credit ratings form a significant input to the model derived CECL PDs. The Company’s customers are mainly engaged in Transportation industry and Construction industry. For majority of customers. internal credit ratings are determined based on quantitative and qualitative factors (e.g.. type of collateral, relationship between creditor and debtor historically collection performance, historical information of the debtor in the market etc.) and conducted with reference to Moody’s rating methodology considering financial positions, business diversity, financial leverage, and financial policies of customers.

Irrespective of the outcome of the above assessment, the Company presumes that the credit risk has increased significantly for those outstanding balance aged over 1 year, unless the Company has reasonable and supportable information that demonstrates otherwise.

The Company writes off an account receivable when there is information indicating that the debtor is in server financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or when the account receivables are over two years past due, whichever occurs earlier.

F-42

4.	PREPAID EXPENSES, DEPOSITS AND OTHER RECEIVABLE

Prepayment, deposits and other receivable mainly consists of deposits for renting premises and autopay, and prepaid expenses for sub-contracting fee and insurance expenses:

	As of
	March 31, 2023	September 30, 2023
	USD	USD

Prepaid for operating expenses	35,400	22,759
Other receivables and deposits	50,471	23,548
	85,871	46,307

5.	RETENTION RECEIVABLES, NET

	As of
	March 31, 2023	September 30, 2023
	USD	USD
Retention receivables, net:
Retainage included in contract assets due to being conditional on something other than solely passage of time	41,557	234,086
Less: allowance for credit loss	(2,379)	(13,399)
	39,178	220,687

The movements in the allowance for retention receivables as of September 30, 2023 and March 31, 2023 were as follows:

	As of
	March 31, 2023	September 30, 2023
	USD	USD

Balance at beginning of the period	-	2,379
Additions	2,379	11,020
Balance at end of the period	2,379	13,399

F-43

6.	BANK LOANS

During the fiscal year ended March 31, 2023, the Company entered into certain financial facilities with its principal bank and drew down loans with principal amount of approximately USD1,078,941. The bank facility bears interest rate at Hong Kong Prime Rate minus 2.5% per annum.

The bank loans consisted of the following at September 30, 2023, and March 31 2023:

Bank Name	Amount – HKD	Amount – USD	Issuance Date	Expiration Date	Interest
Standard Chartered Bank (Hong Kong) Limited	4,574,286	586,447	2022-09-08	2033-09-08	Hong Kong Prime Rate – 2.5%
Standard Chartered Bank (Hong Kong) Limited	3,841,452	492,494	2022-12-06	2033-12-06	Hong Kong Prime Rate – 2.5%
Total	8,415,738	1,078,941

The Company’s bank loans are denominated in HKD.

As of September 30, 2023, the bank loans amounted to USD1,078,941 with interest bearing at 3.625% per annum. The loans are secured by personal guarantee executed by the director of the Company and a guarantee issued by HKMC Insurance Limited under the Hong Kong SME Financing Guarantee Scheme, a loan guarantee scheme launched by the Hong Kong government to help small and medium enterprises to secure bank loans, which the lending bank required.

The following are the maturities of the above borrowings, which include principal of bank borrowing as of September, 2023:

Amount
USD
Year ending September 30, 2023
2024	81,423
2025	95,840
2026	98,909
2027	102,077
2028 and thereafter	700,692
Total Bank Borrowings	1,078,941

During the six months ended September 30, 2023, interest expense related to these credit facilities was USD18,791.

7.	LEASES

(a)	Finance leases

The total finance lease liability balance as of March 31, 2023 and September 30, 2023 amounted to USD3,116,259 and USD2,720,422 respectively.

(b)	Operating leases

The Company leases office spaces for varying periods in Hong Kong. As the majority of the leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company’s lease agreements do not contain any material guarantees or restrictive covenants. Short-term leases, defined as leases with initial term of 12 months or less, are not reflected on the unaudited condensed consolidated balance sheets. The most significant assets in the Company’s leasing portfolio relate to office. For purposes of calculating lease liabilities for such leases, the Company have combined lease and non-lease components.

The components of lease expenses are as follows:

	For the six-month period ended September 30
	2022	2023
	USD	USD

Operating lease expense	5,929	17,101
Finance lease expense
Amortization of right-of-use assets	455,762	597,884
Accretion of lease liabilities	80,568	78,649
Total finance lease expense	536,330	676,533

The components of finance lease are as follows:

	As of
	March 31, 2023	September 30, 2023
	USD	USD

Finance lease
Right-of-use assets, costs	5,758,989	6,022,813
Accumulated amortization	(1,502,807)	(2,100,691)
Right-of-use assets, net	4,256,182	3,922,122

F-44

Other information about the Company’s leases is as follows:

	For the six-month period ended September 30,
	2022	2023
	USD	USD

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows used in operating leases	6,179	17,231
Operating cash flows used in finance leases	80,518	78,649
Financing cash flows used in finance leases	604,433	659,661
Right-of-use assets obtained in exchange for new operating lease liabilities	28,933	-
Right-of-use assets obtained in exchange for new finance lease liabilities	1,547,831	263,824
Weighted-average remaining lease term-operating	1.67 years	0.92 years
Weighted-average remaining lease term-finance	2.96 years	2.91 years
Weighted average discount rate-operating	4.0%	4.0%
Weighted average discount rate-finance	5.47%	5.49%

The following is a maturity analysis of the annual undiscounted cash flows for lease liabilities as of September 30, 2023:

	Operating leases	Finance leases	Total
	USD	USD	USD

Year ending September 30, 2023
2024	29,436	1,266,769	1,296,205
2025	886	794,907	795,793
2026	-	585,308	585,308
2027	-	288,436	288,436
2028 and thereafter	-	-	-
Total undiscounted lease payments	30,322	2,935,420	2,965,742
Less: imputed interest	(601)	(214,998)	(215,599)
Lease liabilities recognized in the unaudited condensed consolidated balance sheet	29,721	2,720,422	2,750,143

F-45

8.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consists of the following as of September 30, and March 31, 2023:

	As of
	March 31, 2023	September 30, 2023
	USD	USD

Cost
Machinery	665,657	665,657
Motor vehicles	3,205	3,205
Office equipment	10,752	10,752
Leasehold improvement	35,647	35,647
	715,261	715,261

Less: accumulated depreciation
Machinery	238,857	305,423
Motor vehicles	1,239	1,560
Office equipment	1,069	2,144
Leasehold improvement	1,782	13,368
	242,947	322,495

Total property, plant and equipment, net	472,314	392,766

Depreciation expenses recognized for the six-month period ended September 30, 2023 and 2022 were USD79,548 and USD67,034 respectively. In the six-month period ended September 30, 2022, USD66,886 of the depreciation expense was represented in the cost of goods sold, and USD148 was allocated to general and administrative expense. In the six-month period ended September 30, 2023, no depreciation expense allocated to the cost of goods sold, and USD79,548 was allocated to general and administrative expense. The depreciation of machineries is charged as cost of sale when they have been deployed in site operations; their depreciation expenses are recorded in general and administration expenses when they are temporarily idle.

9.	Accounts payable, accruals, and other current liabilities

Account payable, accruals and other current liabilities consists of the following:

	As of
	March 31, 2023	September 30, 2023
	USD	USD

Trade payables	2,629,069	3,146,365
Accrued expenses and other payables	142,437	100,504
	2,771,506	3,246,869
Trade payables – related parties	236,429	163,076
	3,007,935	3,409,945

F-46

10.	income tax

Pursuant to the current rules and regulations, the Cayman Islands and the BVI currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. Therefore, the Company is not subject to any income tax in the Cayman Islands or the BVI.

The Company is subject to Hong Kong profits tax at a rate of 16.5% on their taxable income generated from operations in Hong Kong before April 1, 2018. Starting from the financial year commencing on April 1, 2018, the two-tiered profits tax regime took effect, under which the tax rate is 8.25% for assessable profits on the first HK$2 million and 16.5% for any assessable profits in excess of HK$2 million.

Composition of income tax expenses

The following table sets forth current and deferred portion of income tax expenses:

	For the six-month period ended September 30,
	2022	2023
	USD	USD

Current income tax expenses	106,035	98,799
Deferred income tax expense (recovery)	48,886	(8,550)
Income tax expense	154,921	90,249

Reconciliation between the income tax expenses computed by applying the Hong Kong enterprise tax rate to income before income taxes and actual provision were as follows:

	For the six-month period ended September 30,
	2022	2023
	USD	USD

Income before income tax	1,027,755	676,513
Tax expenses at the Cayman Islands statutory income tax rate	-	-

Tax effect of rate differences in various jurisdictions	169,580	111,625
Decrease in income tax expense resulting from:
Tax effect of provision for expected credit loss	8,361	13,427
Tax effect of depreciation allowance	(49,470)	(5,099)
Tax effect of deferred tax expenses	48,886	(8,550)
Tax reduction allowed by Hong Kong government	(22,436)	(21,154)
Income tax expense	154,921	90,249

	As of
	March 31, 2023	September 30, 2023
	USD	USD

Deferred tax assets	54,832	68,653
Deferred tax liabilities	(397,426)	(402,697)
	(342,594)	(334,044)

The significant components of the Company’s deferred tax assets and liabilities are as follows:

	As of
	March 31, 2023	September 30, 2023
	USD	USD

Deferred tax assets:
Provision for credit loss	54,832	68,653
Total deferred tax assets	54,832	68,653
Deferred tax liabilities:
Property, plant and equipment	(50,572)	(40,337)
Right-of-use assets	(346,854)	(362,360)
Total deferred tax liabilities	(397,426)	(402,697)
Net deferred tax liabilities	(342,594)	(334,044)

As of September 30, 2023, and March 31, 2023, the Company had no unrecognized tax benefit.

F-47

11.	RELATED PARTY TRANSACTIONS

Save as disclosed elsewhere in these condensed consolidated financial statements, the Company had transactions or balance with the following related parties:

The Company’s relationship with related parties who had transactions with the Company are summarized as follows:

Related Party	Relationship to the Company
Mr. Man Siu Ming	Chairman of the Board, Director, the Controlling Shareholder
Chi Yip Eng. & (Trans.) Company Limited (“Chi Yip”)	A company owned as to 50% each by Ms. Wong Lai Ching and Mr. Man Chi Kwan, the parents of Mr. Man Siu Ming

Transactions with related parties

We offer soil and rock transportation services and management services to a related company in 2022 for utilization of our tipper trucks and drivers and our efficiency management on tipper trucks drivers while charging service fee based on terms and conditions mutually agreed between the relevant parties. Those related party transactions were conducted in the ordinary course of business of the Company.

	For the six-month period ended September 30,
	2022	2023
	USD	USD

Soil and rock transportation income charged to Chi Yip included in revenues	1,375,251	-
Site management income charge to Chi Yip included in other income	30,138	-

Service fee charged by Chi Yip included in cost of sales	508,982	527,237

Finance lease:
Finance lease expenses fees paid for Chi Yip	25,259	11,723
Principal payment of finance lease liabilities - related parties	(262,567)	(172,934)
Operating expenses paid to Chi Yip	769	-

Proceeds from Director - Man Siu Ming	251,410	178,258
Repayments to Director - Man Siu Ming	(108,281)	(201,318)
Net proceeds from (repayment to) Man Siu Ming	143,129	(23,060)

The transactions are based on the agreements entered into between the parties involved.

F-48

Balances with related parties

The amount due to a director and finance lease liabilities with related parties are non-trade in nature, unsecured and repayable on agreed schedule. All finance leases with related parties were denominated in Hong Kong dollars and the interest rates of the Company’s obligations under finance leases are fixed at the contract date in the range of 0.96% to 7.53% per annum. And the remaining balances with a director and the related parties are unsecured, non-interest bearing and repayable on normal credit terms.

	As of
	March 31, 2023	September 30, 2023
	USD	USD
Accounts receivable
Chi Yip Eng. & (Trans.) Company Limited	1,903,672	1,364,266

Accounts payable
Chi Yip Eng. & (Trans.) Company Limited	236,429	163,076

Finance lease liabilities
Chi Yip Eng. & (Trans.) Company Limited	644,275	471,341

Amount due to a director
Mr. Man Siu Ming	545,063	522,003

Save as disclosed above, the Company has ongoing relations with related party as noted below:

Chi Yip: The Company has one operating lease and 25 finance leases with Chi Yip. The operating lease and finance leases represent the Company’s office spaces and motor vehicles, respectively. Operating lease entered with Chi Yip has been ceased in May 2022. Finance leases entered with Chi Yip require monthly payments in the range of US$1,482 to US$3,245 and the last payment due in August 2026.

F-49

Key terms of the Company’s leases with Chi Yip are as follows:

	For the six-month ended September 30,
	2022	2023
	USD	USD
Right-of-use assets obtained in exchange for new finance lease liabilities	210,221	-
Weighted-average remaining lease term-finance	1.83 years	1.13 years
Weighted average discount rate-finance	6.12%	5.48%

The following is a maturity analysis of the annual undiscounted cash flows for lease liabilities with Chi Yip as of September 30, 2023:

USD
Year ending September 30, 2023
2024	377,091
2025	71,571
2026	34,095
2027	-
2028 and thereafter	-
Total undiscounted lease payments	482,757
Less: imputed interest	(11,416)
Lease liabilities recognized in the unaudited condensed consolidated balance sheet	471,341

12.	REVENUE AND SEGMENT INFORMATION

The Company follows FASB ASC Topic 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance. Reportable operating segments include components of an entity about which separate financial information is available and which operating results are regularly reviewed by the chief operating decision maker (“CODM”) to make decisions about resources to be allocated to the segment and assess each operating segment’s performance. The Company has primarily engaged in one segment which is the provision of (i) soil and rock transportation services; (ii) diesel oil trading and (iii) miscellaneous construction works, including ELS work and all the income is earned in Hong Kong. Much of the information provided in these condensed consolidated financial statements is similar to, or the same as, that reviewed on a regular basis by the Company’s CODM. As a result, the Company operates and manages its business as a single operating segment. For the six-month ended September 30, 2023 and 2022, revenue and assets within Hong Kong contributed over 90% of the Company’s total revenue and assets.

The following table presents revenue by major revenue type for the six months ended September 30, 2023 and 2022, respectively:

	Six months ended September 30
	2022	2023
	USD	USD

Soil and rock transportation	5,274,198	3,903,129
Diesel oil trading	604,528	-
Miscellaneous construction works	139,185	1,968,246
Total	6,017,911	5,871,375

The following table presents cost by major revenue type for the six months ended September 30, 2023 and 2022, respectively:

	Six months ended September 30
	2022	2023
	USD	USD

Soil and rock transportation	3,954,645	3,038,418
Diesel oil trading	560,007	-
Miscellaneous construction works	257,304	1,454,553
Total	4,771,956	4,492,971

F-50

13.	OTHER INCOME

Other income, net, consists of the following:

	For the six-month period ended September 30,
	2022	2023
	USD	USD

Interest income	-	23
Government grants	16,615	-
Site management income	30,138	-
Sale of scrap material	214,021	102,607
Other expense	-	(37,659)
Total other income, net	260,774	64,971

The Company entered into a supply agreement to sell rock to a customer. As part of the arrangement, the Company will arrange for delivery of raw materials to the facility designated by the customer.

14.	CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of September 30, and March 31, 2023 and through the issuance date of these condensed consolidated financial statements.

15.	CAPITAL STOCK

Ordinary Shares

We were incorporated as a Cayman Islands business company under the laws of the Cayman Islands on April 14, 2022. At incorporation, we were authorized to issue a maximum of 50,000,000 shares consisting of 500,000,000 ordinary shares, par value US$0.0001 each. On February 28, 2024, a 2-for-1 share split was conducted by the Company. After the share split and as of the date of this prospectus, the authorized share capital of the Company consists of US$50,000 divided into 1,000,000,000 Ordinary Shares, par value US$0.00005 each, and the issued share capital of the Company consists of US$1,125 divided into 22,500,000 Ordinary Shares, par value of US$0.00005 each.

16.	SUBSEQUENT EVENTS

The Company has assessed all events from March 31, 2023, up through the date that these consolidated financial statements are available to be issued, unless as disclosed below, there are not any material subsequent events that require disclosure in these consolidated financial statements.

Shares split

By a resolution of the directors dated February 28, 2024, the Company conducted a 2 for 1 share split of its, as of the date therein, issued and outstanding shares resulting in 22,500,000 ordinary shares to be issued and outstanding as of the date of the prospectus. The share split maintained our existing shareholders’ percentage ownership interests in the Company. The share split also decreased the par value of our ordinary shares from $0.0001 to $0.00005. The share capital of the Company has been presented on a retroactive basis to reflect the shares split.

Authorized share capital

By the adoption of the written resolutions of the shareholders and written resolutions of the directors dated February 28, 2024, the authorized share capital of the Company consists of US$50,000 divided into 1,000,000,000 Ordinary Shares, par value US$0.00005 each, and the issued share capital of the Company consists of US$1,125 divided into 22,500,000 Ordinary Shares, par value of US$0.00005 each.

F-51

Primega Group Holdings Limited

1,750,000 Ordinary Shares

BANCROFT CAPITAL, LLC

          , 2024

Until and including , 2024 (25 days after the date of this prospectus), all dealers that buy, sell, or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against fraud or dishonesty.

Pursuant to our Memorandum and Articles of Association that will become effective immediately prior to the completion of this offering, we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

We have entered into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

The underwriting agreement in connection with this offering also provides for indemnification of us and our officers, directors, or persons controlling us for certain liabilities.

We intend to obtain directors’ and officers’ liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuance of securities.

Securities/Purchaser	Date of Issuance	Number of Securities		Consideration
Ordinary Shares
Man Siu Ming	April 14, 2022	22,500,000	(1)(2)	USD 1,125.00

(1)	On July 20, 2022, Mr. Man Siu Ming transferred 551,250 Ordinary Shares to each of Primewin Corporate Development Limited and Shun Kai Investment Limited at a total consideration of US$103,000 each. On December 5, 2023, Mr. Man Siu Ming transferred 551,250 Ordinary Shares to each of Dusk Moon International Limited and Moss Mist Investment Limited at a total consideration of US$206,000 each.

(2)	Retroactively adjusted to reflect the share split of our Ordinary Shares at a ratio of 2-for-1, which occurred on February 28, 2024.

II-1

Item 8. Exhibits and Financial Statement Schedules.

(a) The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement
3.1*	Memorandum and articles of association of the Company, as currently in effect
3.2*	Form of Memorandum and Articles of Association (to be effective in connection with the completion of this offering)
4.1*	Specimen certificate evidencing Ordinary Shares
5.1*	Opinion of Appleby regarding the validity of the Ordinary Shares being registered
8.1*	Opinion of Appleby (included in Exhibit 5.1)
8.2*	Opinion of CFN Lawyers regarding certain Hong Kong law matters
10.1*	Form of Indemnification Agreement between the registrant and its officers and directors
10.2*	Form of Director Offer Letter between the registrant and its directors
10.3*	Form of Employment Agreement between the registrant and its directors and officers
10.4*	Bank facilities between Standard Chartered Bank (Hong Kong) Limited and Primega Construction
10.5*	Bank facilities between Standard Chartered Bank (Hong Kong) Limited and Primega Construction
10.6**	English translation of Office Lease Contract, by and between Lin Qianyu and Primega Construction, dated as of May 30, 2022
21.1*	List of Subsidiaries
23.1**	Consent of ZH CPA, LLC, an independent registered public accounting firm
23.2*	Consent of Appleby (included in Exhibit 5.1)
23.3*	Consent of CFN Lawyers (included in Exhibit 8.2)
24.1*	Power of Attorney (included on signature page)
99.1*	Code of Business Conduct and Ethics
99.2*	Audit Committee Charter
99.3*	Nominating Committee Charter
99.4*	Compensation Committee Charter
99.5*	Consent of Cheng Hin Fung Alvin
99.6*	Consent of Suen To Wai
99.7*	Consent of Wu Loong Cheong Paul
99.8*	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107*	Filing Fee Table

*	Previously filed
**	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on June 21, 2024.

Primega Group Holdings LIMITED

By:	/s/ Hui Chun Kit
Name:	Hui Chun Kit
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/*	Chairman of the Board and Director	June 21, 2024
Name: Man Siu Ming

/s/ Hui Chun Kit	Chief Executive Officer and Director	June 21, 2024
Name: Hui Chun Kit	(Principal Executive Officer)

/s/*	Chief Finance Officer	June 21, 2024
Name: Man Wing Pong	(Principal Accounting and Financial Officer)

*By:	/s/ Hui Chun Kit
Name:	Hui Chun Kit
Attorney-in-fact

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Primega Group Holdings Limited, has signed this registration statement or amendment thereto in New York, New York on June 21, 2024.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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